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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☒	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

CORINTHIAN COLLEGES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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October 3, 2012

Dear Fellow Stockholder:

        On behalf of the Board of Directors, you are cordially invited to attend the Annual Meeting of Stockholders of Corinthian Colleges, Inc. for its fiscal year ended June 30, 2012 to be held at the DoubleTree Hotel located at 201 East MacArthur Boulevard, Santa Ana, California 92707, on November 14, 2012 at 10:00 a.m., California time. The formal notice of the Annual Meeting appears on the following page. The attached Notice of Annual Meeting and Proxy Statement describe the matters that we expect to be acted upon at the Annual Meeting.

        This year, we are pleased to be using the Securities and Exchange Commission rule that allows companies to furnish their proxy materials over the Internet. As a result, we are mailing to most of our stockholders a "Notice of Internet Availability of Proxy Materials" instead of a printed copy of the Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended June 30, 2012. The Notice of Internet Availability contains instructions on how stockholders can access those documents over the Internet and vote their shares. The Notice of Internet Availability also contains instructions on how stockholders can receive a printed copy of our proxy materials, including the Proxy Statement and our 2012 Annual Report. All stockholders who do not receive a Notice of Internet Availability will receive a printed copy of the proxy materials by mail. We believe this process will expedite stockholders' receipt of proxy materials, lower the costs of our Annual Meeting and reduce the environmental impact of our Annual Meeting.

        During the Annual Meeting, stockholders will view a presentation by Corinthian's senior management and vote on the matters set forth in the Notice of Annual Meeting on the following page. Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented.

        You may submit your proxy or voting instructions over the Internet or (if you receive a printed copy of the proxy materials) by telephone or by marking, signing, dating and mailing the proxy card or voting instruction form you received in the pre-addressed return envelope provided. Regardless of the number of shares you own, we urge you to promptly submit your proxy or voting instructions in order to ensure your representation and the presence of a quorum at the Annual Meeting. If you properly submit a proxy or voting instructions without specifying your choices, your shares will be voted in accordance with the recommendations of the Board of Directors contained in the Proxy Statement.

        We look forward to seeing you on November 14, 2012 and urge you to submit your proxy or voting instructions as soon as possible.

Sincerely,

Jack D. Massimino Chairman of the Board and Chief Executive Officer

CORINTHIAN COLLEGES, INC.
6 Hutton Centre Drive, Suite 400
Santa Ana, CA 92707
(714) 427-3000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON NOVEMBER 14, 2012

TO THE STOCKHOLDERS OF CORINTHIAN COLLEGES, INC.:

        The Annual Meeting of Stockholders of Corinthian Colleges, Inc. ("Corinthian" or the "Company") will be held at 10:00 a.m., California time, on November 14, 2012, at the DoubleTree Hotel located at 201 East MacArthur Boulevard, Santa Ana, California 92707, for the following purposes:

          1.     To elect the ten director nominees named in this Proxy Statement to the Company's Board of Directors for a one-year term expiring at the Annual Meeting of Stockholders in 2013;

          2.     To approve the amendment and restatement of the Corinthian Colleges, Inc. Employee Stock Purchase Plan (the "ESPP"), which authorizes the issuance of an additional 4,000,000 shares under the ESPP, and certain other amendments described elsewhere herein;

          3.     To ratify the appointment by the Audit Committee of the Board of Directors of Ernst & Young LLP as the Company's independent auditors for its fiscal year ending June 30, 2013;

          4.     To approve, by a nonbinding advisory vote, executive compensation paid by the Company to its named executive officers;

          5.     To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

        The Board of Directors has fixed the close of business on September 20, 2012 as the record date for determining stockholders entitled to notice of, and to vote at, the meeting.

                      By order of the Board of Directors,

                      Stan A. Mortensen
                       Corporate Secretary

Santa Ana, California
October 3, 2012

        ALL STOCKHOLDERS ARE URGED TO ATTEND THE MEETING IN PERSON OR BY PROXY. WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE VOTE YOUR SHARES PROMPTLY. TO VOTE YOUR SHARES, SUBMIT YOUR PROXY OR VOTING INSTRUCTIONS OVER THE INTERNET OR (IF YOU RECEIVE A PRINTED COPY OF THE PROXY MATERIALS) CALL THE TOLL-FREE TELEPHONE NUMBER AS DESCRIBED IN THE INSTRUCTIONS ON YOUR PROXY CARD OR VOTING INSTRUCTION FORM, OR SIGN, DATE AND RETURN THE PROXY CARD OR VOTING INSTRUCTION FORM YOU RECEIVED IN THE PRE-ADDRESSED POSTAGE-PAID ENVELOPE PROVIDED FOR THAT PURPOSE. THIS WILL NOT LIMIT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE ANNUAL MEETING (AND, IF YOU ARE NOT A STOCKHOLDER OF RECORD, YOU HAVE OBTAINED A LEGAL PROXY FROM THE BROKER, BANK OR OTHER NOMINEE THAT HOLDS YOUR SHARES GIVING YOU THE RIGHT TO VOTE THE SHARES IN PERSON AT THE ANNUAL MEETING).

PROXY STATEMENT

        This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Corinthian Colleges, Inc., a Delaware corporation (the "Company" or "Corinthian"), for use in voting at the Annual Meeting of Stockholders to be held at 10:00 a.m., California time, on November 14, 2012, at the DoubleTree Hotel located at 201 East MacArthur Boulevard, Santa Ana, California 92707, and any postponements or adjournments thereof.

        Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on November 14, 2012.    This Proxy Statement and 2012 Annual Report are available electronically on the Company's website at www.cci.edu under the heading "Investors—Financial Information." In addition, you may access these materials at www.edocumentview.com/COCO.

General

        This year, we are pleased to be using the Securities and Exchange Commission ("SEC") rule that allows companies to furnish their proxy materials over the Internet. As a result, we are mailing to most of our stockholders a Notice of Internet Availability of Proxy Materials ("Notice of Internet Availability") instead of a printed copy of this Proxy Statement and our Annual Report on Form 10-K (our "2012 Annual Report") for the fiscal year ended June 30, 2012. The Notice of Internet Availability contains instructions on how stockholders can access a copy of this Proxy Statement and our 2012 Annual Report over the Internet and vote their shares. The Notice of Internet Availability also contains instructions on how stockholders can receive a printed copy of our proxy materials, including this Proxy Statement and our 2012 Annual Report. All stockholders who do not receive a Notice of Internet Availability will receive a printed copy of the proxy materials by mail. We believe this process will expedite stockholders' receipt of proxy materials, lower the costs of the Annual Meeting and reduce the environmental impact of the Annual Meeting.

        We are first mailing the Notice of Internet Availability to our stockholders on or about October 3, 2012. For stockholders receiving a printed copy of our proxy materials, this Proxy Statement, the accompanying form of proxy or voting instructions and our 2012 Annual Report were first sent to stockholders on or about October 3, 2012. Our 2012 Annual Report is not incorporated into this Proxy Statement and is not considered proxy soliciting material.

Record Date and Outstanding Shares

        The Board of Directors has fixed the close of business on September 20, 2012, as the record date (the "Record Date") for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any postponements or adjournments thereof. As of the Record Date, Corinthian had approximately 85,759,921 shares of Common Stock outstanding. Each of the outstanding shares of Common Stock is entitled to one vote on all matters to come before the Annual Meeting.

Voting of Record Holders

        Robert C. Owen and Kenneth S. Ord, the persons named as proxies to vote the shares represented by each properly submitted proxy, were selected by the Board of Directors to serve in such capacity. Messrs. Owen and Ord are both executive officers of Corinthian. The shares represented by each properly submitted proxy will be voted in accordance with the directions indicated thereon, or if no direction is indicated, such proxy will be voted in accordance with the recommendations of the Board of Directors contained in this Proxy Statement.

        Each stockholder giving a proxy has the power to revoke it at any time before the shares it represents are voted. Revocation of a proxy is effective if, before voting begins at the Annual Meeting, either (i) the Secretary of Corinthian receives from the stockholder an instrument bearing a later date than the proxy, revoking the proxy or (ii) the stockholder properly submits another proxy bearing a later date. Additionally, a stockholder may change or revoke a previously submitted proxy by voting in person at the Annual Meeting. Please note that attendance at the Annual Meeting will not by itself constitute revocation of a proxy.

Required Vote

        Directors.    A plurality of the votes represented by shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors is required for the election of directors. This means that the ten director nominees receiving the most votes "for" election will be elected. You may vote "for" or "withhold" with respect to the election of directors. Because directors are elected by plurality, withheld votes will have no effect on the outcome of the election of directors. Additionally, the Company's Corporate Governance Principles, which are available on the Company's website at www.cci.edu under the heading "Investors," set forth our procedures if a director-nominee is elected, but receives a majority of "withhold" votes. Under these principles, in an uncontested election any nominee for director who receives a greater number of votes "withheld" from his or her election than votes "for" such election is required to tender his or her resignation following certification of the stockholder vote. The Nominating and Corporate Governance Committee (the "Nominating Committee") is then required to make recommendations to the Board with respect to any such letter of resignation. The Board is required to take action with respect to this recommendation and to disclose its decision and the reasons therefor.

        Amendment and Restatement of the 2003 Performance Award Plan.    The affirmative vote of a majority of the shares of Common Stock represented in person or by proxy and entitled to vote on the proposal is required to approve the amendment and restatement of the Corinthian Colleges, Inc. Employee Stock Purchase Plan (the "ESPP"). Abstentions with respect to the proposal to approve the amendment and restatement of the ESPP are treated as shares present or represented and entitled to vote and, therefore, will have the same effect as a vote against this proposal.

        Ratification of Auditors.    The affirmative vote of a majority of the shares of Common Stock represented in person or by proxy and entitled to vote on the proposal is required to ratify the appointment by the Audit Committee of the Board of Directors of Ernst & Young LLP as Corinthian's independent auditors. Abstentions with respect to the proposal to ratify Ernst & Young LLP as the Company's independent auditor are treated as shares present or represented and entitled to vote on the proposal and, therefore, will have the same effect as a vote against this proposal.

        Advisory Vote on Executive Compensation.    The affirmative vote of a majority of the shares of Common Stock represented in person or by proxy and entitled to vote on the proposal is required to approve, by a nonbinding advisory vote, the compensation paid by the Company to its named executive officers. Abstentions with respect to this nonbinding advisory vote are treated as shares present or represented and entitled to vote and, therefore, will have the same effect as a vote against this proposal.

        Notwithstanding the vote standards described above, Proposal 3 (the ratification of auditors) and Proposal 4 (advisory vote on executive compensation) are advisory only and are not binding on the Company. The Board of Directors will consider the outcome of the vote on each of these items in considering what action, if any, should be taken in response to the vote by stockholders.

        See "Quorum and Broker Non-Votes" below for a discussion concerning the impact of broker non-votes on determining the outcome of the proposals.

Voting by Street Name Holders

        If you are the beneficial owner of shares held in "street name" by a broker, bank or nominee, the broker, bank or nominee, as the record holder of the shares, is required to vote those shares in accordance with your instructions. If your shares are held in a brokerage account and you do not submit voting instructions, the broker will nevertheless be entitled to vote the shares with respect to "discretionary" items but will not be permitted to vote the shares with respect to "non-discretionary" items (in which case, the shares will be treated as "broker non-votes"). See "Quorum and Broker Non-Votes below. As a beneficial owner of shares, you are also entitled to attend the Annual Meeting; however, you may not vote your shares in person at the Annual Meeting unless you obtain from the broker, bank or nominee that holds your shares a "legal proxy" giving you the right to vote the shares in person at the Annual Meeting.

        For shares you hold beneficially in "street name," you may change your vote by submitting new voting instructions to your broker, trustee or nominee, or, if you have obtained a "legal proxy" from your broker, trustee or nominee giving you the right to vote your shares, by attending the Annual Meeting and voting in person.

Quorum and Broker Non-Votes

        The required quorum for transaction of business at the Annual Meeting will be a majority of the shares present in person or by proxy and entitled to vote at the Annual Meeting that are outstanding as of the Record Date. The election inspectors appointed for the meeting will determine whether or not a quorum is present. If you properly submit a proxy or voting instructions, even if you abstain from voting, then your shares will be counted for purposes of determining the presence of a quorum.

        As described above, if your shares are held in a brokerage account and you do not submit voting instructions, the broker will nevertheless be entitled to vote the shares with respect to "discretionary" items but will not be permitted to vote the shares with respect to "non-discretionary" items. We believe that brokers have "discretionary" voting authority with respect to Proposal 3 to be voted on at the Annual Meeting but do not have "discretionary" voting authority with respect to Proposals 1, 2 and 4 to be voted on at the Annual Meeting. Accordingly, if you hold your shares in street name through a brokerage account and you do not submit voting instructions to your broker, your broker may exercise its discretion to vote your shares on Proposal 3 but will not be permitted to vote your shares on any of the other items at the Annual Meeting. If your broker exercises this discretion, your shares will be counted as present for the purpose of determining the presence of a quorum at the Annual Meeting and will be voted on Proposal 3 in the discretion of your broker, but your shares will constitute "broker non-votes" on each of the other items at the Annual Meeting. Broker non-votes will be treated as not present and not entitled to vote with respect to each of the other items at the Annual Meeting (even though those shares are considered entitled to vote for quorum purposes and will be entitled to vote on Proposal 3) and, therefore, will not be counted in determining the outcome of the vote on those items.

2012 Annual Report

        Our 2012 Annual Report contains financial and other information pertaining to the Company and is being furnished to stockholders simultaneously with this Proxy Statement.

 PROPOSAL 1

ELECTION OF DIRECTORS

        Corinthian's Board of Directors is currently comprised of ten members. The Company's Certificate of Incorporation provides that elections of directors are for one-year terms only. Accordingly, all ten directors will be elected at this Annual Meeting, each for a term of one year expiring at Corinthian's Annual Meeting of Stockholders in 2013 and until their respective successors are elected and qualified. Each of these ten director nominees, Terry Hartshorn, Paul St. Pierre, Linda Arey Skladany, Robert Lee, Jack Massimino, Alice Kane, Hank Adler, Sharon Robinson, Tim Sullivan and John Dionisio, is presently serving as a director of Corinthian and each of the nominees was previously elected to the Board by our stockholders.

        The Board of Directors, following the unanimous recommendation of its Nominating Committee, recommends that the stockholders vote in favor of the election of the nominees named in this Proxy Statement to serve as directors of Corinthian. See "Nominees for Election for a One-Year Term Expiring at the 2013 Annual Meeting" below.

        Each of the director nominees has consented to be named in this Proxy Statement and to serve as a director if elected. If at the time of the Annual Meeting any of the nominees should be unable or decline to serve, the persons named as proxies to vote the shares represented by each properly submitted proxy will vote for such substitute nominee or nominees as the Board of Directors recommends, or vote to allow the vacancy created thereby to remain open until filled by the Board of Directors, as the Board of Directors recommends. The Board of Directors has no reason to believe that any nominee will be unable or decline to serve as a director if elected.

        The Nominating Committee believes that the continuing service of qualified incumbents promotes stability and continuity in the boardroom, contributing to the Board's ability to work as a collective body while giving the Company the benefit of the familiarity and insight into the Company's affairs that its directors have accumulated during their tenure. Accordingly, the Nominating Committee has often re-nominated incumbent directors who continue to satisfy the Nominating Committee's criteria for membership on the Board, who the Nominating Committee believes continue to make important contributions to the Board, and who consent to continue their service on the Board. The nominees standing for re-election at the 2012 Annual Meeting were chosen based upon their records of professional integrity, dedication, collegial approaches to board deliberation and decision-making, strong work ethics and diverse professional backgrounds. The specific experience, qualifications, attributes and skills of each nominee that led to the Board's conclusion that the nominees should serve on the Board of Directors of the Company are described in each nominee's biographical information below.

Nominees for Election for a One-Year Term Expiring at the 2013 Annual Meeting

        The names of the nominees for the office of director and certain information concerning such nominees are set forth below:

        Paul R. St. Pierre, age 67, served as Corinthian's Executive Vice President, Marketing & Admissions until his retirement in June 2003. Mr. St. Pierre has been a member of the Board of Directors since the Company's inception in July 1995, and was elected Vice Chairman of the Board of Directors in January 2003. Mr. St. Pierre is a member of the Compliance and the Nominating Committees of the Board of Directors. Prior to the Company's founding in 1995, he was employed by a subsidiary of National Education Corporation ("NEC") from 1991 to 1995. His first assignment at NEC was as School President for its San Bernardino, California campus. Subsequently, he held corporate assignments as Director of Special Projects, Vice President of Operations for the Learning Institutes Group (the largest colleges owned by NEC) and as Vice President, Marketing & Admissions for NEC.

With decades of operational and marketing experience in private sector education and more than fifteen years as a director of the Company, Mr. St. Pierre brings to the Board in-depth knowledge of the Company and the industry that is important to the Board's oversight of the Company's business, and assists in helping develop, implement and assess the Company's operating plan and long-term strategy.

        Linda Arey Skladany, Esq., age 67, became a member of the Board of Directors effective upon the completion of Corinthian's initial public offering in February 1999. She is the Chairperson of the Nominating Committee of the Board. Ms. Skladany retired in April 2003 from her position as Senior Associate Commissioner for External Relations at the United States Food and Drug Administration, a position she had held since June 2002. Prior to that time, she was Vice President for Congressional Relations at Parry, Romani, DeConcini & Symms, a Washington D.C. lobbying firm, from 1995 to June 2002. She was appointed to senior policy positions within the Departments of Education, Justice and Transportation from 1981 to 1985, and served as Commissioner and Acting Chair of the Occupational Safety and Health Review Commission from 1988 to 1989. Ms. Skladany served as Special Assistant to the President and Deputy Director for Public Liaison in the White House from 1985 to 1987. Earlier, she had worked as a teacher in public education and a university administrator. Ms. Skladany has previously served a four-year term on the Board of the College of William and Mary, her alma mater, where she chaired the Student Affairs Committee. Ms. Skladany has extensive regulatory and legislative experience gained through more than twenty years of work in federal agencies and in Congressional relations, all of which allows her to provide the Company with valuable insight into government affairs, regulatory compliance and Congressional relations. In addition, her thirteen years of service on the Board provide her with an in-depth understanding of the Company's business.

        Robert Lee, age 64, became a member of the Board of Directors in October 2006. Mr. Lee is a member of the Audit Committee and is the Chairperson of the Compliance Committee of the Board. Mr. Lee retired from Pacific Bell ("PacBell") in 1998 after a 26-year distinguished career. At the time of his retirement, Mr. Lee was a Corporate Executive Vice President and President of the Business Communications Services Division. In that role, he was responsible for an operation that generated $3 billion in annual revenue, served one million customers and had 15,000 employees. During his career at PacBell, Mr. Lee served in a variety of senior marketing and general management positions, including Executive Vice President, California markets group and Executive Vice President, Marketing and Sales. Mr. Lee has been a director of Broadvision, Inc. since 2004 and serves as its compensation committee chair and a member of its nominating and audit committees. He serves as Vice Chairman of the Board of Blue Shield of California, and is a member of its nominating and audit committees and chair of its compensation committee. From 1999 to 2007, Mr. Lee served on the board of directors of Web.com and as the chair of its compensation committee, and from 2001 to 2007 he served on the board of Netopia, Inc. and as a member of its audit committee. Mr. Lee is a seasoned executive with more than 25 years leading large organizations, including through service on the boards of several other public and private companies. His experience as a senior executive and director bring important knowledge to the Board's oversight of the Company's business and operations, strategy and corporate governance practices.

        Jack D. Massimino, age 63, is the Company's Chairman of the Board and its Chief Executive Officer, a position he held from November 2004 through June 2009, and again beginning November 29, 2010. He was appointed Chairman of the Board in August 2008. Mr. Massimino initially joined the Board of Directors immediately upon the completion of Corinthian's initial public offering in February 1999. He was President and Chief Executive Officer of Talbert Medical Management Corporation, a publicly-traded physician practice management company, from 1995 through late 1997. Prior to his employment with Talbert, Mr. Massimino was Executive Vice President and Chief Operations Officer of FHP International Corporation, a multi-state, publicly-traded HMO, with revenues of approximately $4 billion at the time of his service. Mr. Massimino currently sits on the board of Jobs for America's

Graduates. With experience as the chief executive officer of two publicly-traded corporations, including the Company for an aggregate of more than six years, Mr. Massimino brings to the Board in-depth knowledge of the Company's operations and strategy that is important to the Board's role of overseeing long-term strategy development, implementation and assessment, enterprise risk management and corporate governance practices. He also possesses a strong ability to motivate and manage others, develop leaders and drive change and growth.

        Hank Adler, age 66, has served on the Board of Directors since August 2004. He is the Chairperson of the Board's Audit Committee and a member of the Compliance Committee. Mr. Adler is currently an assistant professor of accounting at Chapman University. He was previously a partner with Deloitte & Touche, LLP, from which he retired in 2003 after 30 years with that firm. He specialized in tax accounting and served as client service and tax partner for a variety of public and private companies. Mr. Adler is a certified public accountant, licensed in the State of California, and is a member of the Audit Committee Roundtable. Mr. Adler has been a director of KBS REIT since 2005 and serves as its audit committee chair and a member of its conflicts committees. He also serves as a director of KBS REIT II and KBS REIT III and serves as the audit committee chair and a member of the conflicts committee of each. Mr. Adler was previously a board member of Hoag Hospital Memorial Presbyterian. Mr. Adler has over a quarter-century of experience in public accounting, giving him an expertise in finance and financial reporting processes that enables him to understand the impact of business decisions on the Company's financial statements and results. His experience serving on the Company's Board and on other boards has provided him with a deep understanding of the Company's business and operations that is important to the Board's oversight of the Company's corporate governance, risk management and strategy development and implementation.

        John M. Dionisio, age 64, was appointed to the Board in April 2008. Mr. Dionisio is a member of the Audit Committee and the Compensation Committee of the Company's Board of Directors. He is currently chairman and chief executive officer of AECOM Technology Corp., a NYSE-listed company, and has served on its board of directors since 2003. During his 40-year career with AECOM and its predecessor companies, Mr. Dionisio has held a number of senior management positions, including executive vice president and chief operating officer, as well as president and chief executive officer of its DMJM Harris business. Mr. Dionisio earned a master's of science degree in civil engineering from Polytechnic Institute of New York and a bachelor's of science degree in civil engineering from The City College of New York. Mr. Dionisio's experience as the chief executive officer and director of another public company provides him with important insight into the Board's role in strategy development, risk management, compensation matters and corporate governance.

        Alice T. Kane, age 64, was appointed to the Board of Directors in July 2005. She is a member of the Compliance Committee and is the Chairperson of the Compensation Committee of the Board of Directors. Ms. Kane has more than 30 years of experience in the financial services industry. Ms. Kane recently joined the law firm Duane Morris LLP as a partner, after being a member of Dewey & LeBoeuf LLP for six months. She was previously the General Counsel of North America for the Zurich Financial Services Group, a position she held from 2005 to 2011. Prior to joining Zurich, she co-founded Q-Cubed Alternative Advisor LLC, a quantitative equity hedge fund, where she was Chair and Managing Director from September 2004 to October 2005. From September 2002 to March 2004, Ms. Kane was Chair of Blaylock Asset Management, a start-up minority- and women-owned institutional manager. Starting in 1998, Ms. Kane served as Chair and President of three mutual fund and variable annuity businesses with combined assets of over $30 billion with American General Financial Group. She began her career at New York Life Insurance Company in 1972, where she ultimately served as Executive Vice President of its $40 billion asset management business and as a member of the executive management committee. She also served as Executive Vice President and General Counsel of New York Life from 1986 to 1995. Ms. Kane joined the Board of PENSCO Trust Company, where she sits on both the Trust and the Audit Committees, in June 2012. Ms. Kane also serves on two not-for-profit boards: the Tourette Syndrome Association (on which she has served on the Finance Committee and the Government Relations Committee) and the Keck Graduate School of Applied Life Sciences (on which she has served on the Investment Committee, the Advancement Committee, the Budget and Finance Committee and the Audit / Risk Management Committee). Ms. Kane was formerly a member of the National Association of Securities Dealers (NASD) Board of Governors. Ms. Kane was also previously a director of Guess?, Inc. from 1998 to 2010, where she was a member of the Audit Committee and chair of the Nominating and Governance Committee. Ms. Kane's executive management experience and legal career over the course of more than 30 years brings to the Board an invaluable perspective on various corporate and financial matters impacting the Company.

        Terry O. Hartshorn, age 67, was appointed to the Board of Directors in September 2005, and is currently the lead independent director of the Board. Mr. Hartshorn is a member of the Audit Committee and the Nominating Committee of the Company's Board of Directors. Mr. Hartshorn was a member of the Board of Directors of PacifiCare Health Systems, Inc. from March 1985 until PacifiCare was purchased by UnitedHealth Group in December 2005. He was Chairman of the Board of PacifiCare from 1993 to 1998. He was President and Chief Executive Officer of UniHealth from 1994 to 1997. Mr. Hartshorn also served as President and Chief Executive Officer of PacifiCare from 1976 to 1993 and Secretary of PacifiCare from 1977 to 1981. Since 1997, Mr. Hartshorn has been an investor, advisor and personal coach for start-up and early stage companies in a variety of industries and serves as a director of LifeScript. He also served as a member of the board of St. Joseph's Ballet from 2000 through 2008, and as a board member of Mariner's Church from 2007 to 2008. Mr. Hartshorn's decades of experience in the roles of chairman of the board, president and chief executive officer of publicly-traded companies, and his advisory role in a variety of industries, provide valued leadership on the Board and insight into its role in strategy development and corporate governance.

        Timothy J. Sullivan, age 68, was appointed to the Board of Directors in January 2008. Mr. Sullivan is a member of the Nominating Committee and the Compensation Committee of the Company's Board of Directors. Mr. Sullivan is president emeritus of the College of William and Mary. His career at the College of William and Mary spans more than 35 years and includes serving for 12 years as its president and, earlier, as dean and as executive director of its law school. Mr. Sullivan earned a bachelor's degree from the College of William and Mary and a juris doctorate degree from Harvard University. He served as chair of the Council of Presidents of the Association of Governing Boards from 2002 to 2005. Mr. Sullivan became a member of the board of Mariner's Museum in 2009 and serves on the finance and the programs committees. Mr. Sullivan was also a member of the board of directors of Towne Bank from 2000 to 2009. Mr. Sullivan's distinguished career at the College of William and Mary gives him a comprehensive understanding of post-secondary education and makes him a valuable resource to the Board. His experience serving on a publicly-traded company's board has provided him with a deep understanding of the Board's oversight of the Company's corporate governance and risk management.

        Sharon P. Robinson, Ed.D, age 68, was appointed to the Board of Directors on January 27, 2011 and is a member of the Compensation Committee of the Company's Board of Directors. Dr. Robinson currently serves as President and Chief Executive Officer of the American Association of Colleges for Teacher Education, a position she has held since 2005. Previously, she held a number of senior management positions at Educational Testing Service beginning in 1997, most recently as Executive Vice President and President of its Educational Policy Leadership Institute. From 1993 to 1997, Dr. Robinson was Assistant Secretary of Education with the U.S. Department of Education's Office of Education Research and Improvement, and before that, she was Director of the National Center for Innovation for the National Education Association. Dr. Robinson earned a doctorate degree in educational administration and supervision, a master of arts degree in education curriculum and instruction and a bachelor's degree in English and education from the University of Kentucky. She has served, or currently serves, on the Board of Trustees of the Woodrow Wilson National Fellowship

Program, Southern Education Foundation, National Education Association Foundation for the Improvement of Education, and the Management and Training Corp., for which she serves as compensation committee chair, and she serves as a director for Jobs for America's Graduates. Dr. Robinson brings to the Board invaluable experience in understanding regulatory oversight and how it affects academics and operations. She assists the Board in identifying trends that may impact the Company's operations, services or business model, in developing regulatory compliance models, and in delivering high-quality academic services.

        THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" ALL OF THE NOMINEES FOR ELECTION AS DIRECTORS.

Director Compensation

        Under its charter, the Nominating Committee is responsible for (among other things) reviewing the compensation and benefits of members of the Board of Directors of the Company who are not employed by the Company (referred to herein as "non-employee directors") and recommending to the Board for its approval an overall compensation package for such directors. During fiscal 2010, the Company's Compensation Committee and the Nominating Committee jointly retained Exequity LLP ("Exequity") to serve as those committees' independent compensation consultant. In this capacity, Exequity periodically reviews, at the request of the Nominating Committee, the compensation for non-employee directors at the Company's peers and general industry trends, and provides observations and input to the Nominating Committee with respect to the program value and structure. The Nominating Committee reviews such data and observations and makes recommendations to the Board regarding proposed revisions to non-employee director compensation. In 2010, following the unanimous recommendation of the Nominating Committee, the Board approved the following compensation arrangements for the Company's non-employee directors.

  •
  Each non-employee director is paid an annual retainer of $60,000 for his or her services as a director.

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  Each member of the Compensation Committee (other than the Chairperson) receives an additional annual retainer of $10,000; the Chairperson of the Compensation Committee receives an additional annual retainer of $25,000.

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  Each member of the Audit Committee (other than the Chairperson) receives an additional annual retainer of $10,000; the Chairperson of the Audit Committee receives an additional annual retainer of $25,000.

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  Each member of the Nominating Committee (other than the Chairperson) receives an additional annual retainer of $10,000; the Chairperson of the Nominating Committee receives an additional annual retainer of $15,000.

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  Each member of the Compliance Committee (other than the Chairperson) receives an additional annual retainer of $10,000; the Chairperson of the Compliance Committee receives an additional annual retainer of $20,000.

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  Non-employee directors also receive $1,500 for each Board meeting attended in excess of six Board meetings in a fiscal year, and each Committee member receives $1,500 for each Committee meeting attended in excess of six meetings in a year. All non-employee directors are reimbursed for their reasonable out-of-pocket expenses incurred in attending Board of Directors meetings and committee meetings.

  •
  Each non-employee director receives an annual grant of deferred stock units ("DSUs") with a target value of $90,000, calculated based upon the average closing market prices of the Common Stock during the month prior to the month in which the grant is made, but not to exceed 15,000

    DSUs. The lead independent director also receives an additional annual grant of DSUs with a target value of $30,000, calculated in the same manner, but not to exceed 5,000 shares. DSUs vest in four equal quarterly installments during the year following the grant date, but may not be sold, and remain tax-deferred, until the earlier to occur of (i) three years after the date of grant, (ii) the director's separation from service on the Board, (iii) the director's death or disability, or (iv) a change-in-control of Corinthian. Directors also may voluntarily elect to receive their annual retainer in an equivalent amount of additional DSUs in lieu of cash. It is contemplated that these annual DSU grants will occur at the time of the Annual Stockholders' Meeting.

        Again in 2012, the Nominating Committee retained Exequity to help it review and make recommendations to the Board regarding any changes in non-employee directors' compensation that should be considered. Exequity reviewed peer company data (using the same peers as those described below for the Company's executive officers under the heading "Compensation Discussion and Analysis—Market Assessment") and made observations regarding board compensation for the Nominating Committee's consideration. Among other matters, Exequity and the Nominating Committee noted that for the prior two years the non-employee directors' effective compensation in the form of DSUs had been substantially below the target compensation of $90,000 (and the additional target of $30,000 for the lead independent director) because of the 15,000 share limit for directors and the additional 5,000 share limit for the lead independent director. In fiscal years 2011 and 2012, the grant date fair value of DSUs for directors was $64,500 and $40,350, respectively (well below the target value of $90,000), and the lead independent director received additional DSUs with a grant date value of an additional $21,500 and $13,450, respectively (well below the target value of $30,000).

        Following such review, the Nominating Committee unanimously recommended to the Board that it retain most of the compensation elements for non-employee directors, but that it remove the share limit on annual grants to non-employee directors and the lead independent director. The Board unanimously adopted the Nominating Committee's recommendations. Accordingly, annual DSU grants to non-employee directors will not be subject to the share limits starting in November 2012 (for the fiscal 2013 year). All other compensation elements for non-employee directors set in August 2010 will remain unchanged.

        Directors are subject to a share ownership guideline under which they should hold, for as long as they continue to serve on the Board, Company Common Stock with a value equal to three times the annual cash retainer for the Company's non-employee directors, with no time limit to meet the ownership guideline, but with a requirement to hold 100% of net after-tax profit in shares acquired on option exercise or following DSU distribution until the guideline is met. The Board expects to periodically re-evaluate this ownership guideline in connection with changes in Board compensation.

Director Compensation Table—Fiscal 2012

        The following table presents information regarding the compensation paid during fiscal 2012 to individuals who were members of the Company's Board of Directors at any time during fiscal 2012 and who were not also employees of the Company during such period. The compensation paid to Jack D.

Massimino, who was a director and employed by the Company during all of fiscal 2012, is presented below in the Summary Compensation Table and the related explanatory tables.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)(3)	Option Awards ($)(1)(2)(3)	Total ($)
(a)	(b)	(c)	(d)	(h)
Linda Arey Skladany	81,000	40,350	-0-	121,350
Paul R. St. Pierre	86,000	40,350	-0-	126,350
Hank Adler	101,000	40,350	-0-	141,350
Terry O. Hartshorn	84,500	53,800	-0-	138,300
Alice Kane	107,000	40,350	-0-	147,350
Robert Lee	96,000	40,350	-0-	136,350
Timothy Sullivan	93,500	40,350	-0-	133,850
John Dionisio	92,000	40,350	-0-	132,350
Sharon P. Robinson	67,500	40,350	-0-	107,850

(1)
In accordance with the Securities and Exchange Commission's (the "SEC's") disclosure rules, the amounts reported in Column (c) of the table above reflect the fair value on the grant date of the stock awards granted to the Company's non-employee directors during fiscal year 2012. These values have been determined under the principles used to calculate the grant date fair value of equity awards for purposes of the Company's financial statements. For a discussion of the assumptions and methodologies used to calculate the amounts reported in Column (c), please see the discussions contained in Note 7 (Common Stockholders' Equity) to the Company's Consolidated Financial Statements included as part of the Company's 2012 Annual Report, which note is incorporated herein by reference.

(2)
During fiscal year 2012 each of our continuing non-employee directors received an annual award of 15,000 DSUs. In addition, the lead independent director of the Board, Mr. Hartshorn, received an additional 5,000 DSUs (for a total annual award of 20,000 DSUs). The Company's stock price on the date of grant, November 15, 2011, was $2.69 per share. Accordingly, the 15,000 share limit for non-employee directors (and 5,000 share additional limit for the lead independent director) produced a grant date value for DSUs actually delivered to such directors that was substantially below the $90,000 (and additional $30,000 for the lead independent director) target value approved by the Board. In accordance with the Board-approved director compensation arrangement described above, directors were not granted options to purchase the Company's Common Stock in fiscal year 2012.

(3)
As of June 30, 2012, the end of the Company's fiscal year 2012, the Company's non-employee directors held the following aggregate numbers of outstanding unexercised equity awards: (i) Linda Arey Skladany, 109,000 options and 33,000 DSUs; (ii) Paul R. St. Pierre, 201,500 options and 33,000 DSUs (of which 112,500 stock options were granted to Mr. St. Pierre while he was an employee of the Company prior to his retirement on June 30, 2003, and the remaining 89,000 stock options were granted to Mr. St. Pierre after his retirement solely for his services as a director); (iii) Hank Adler, 69,000 options and 33,000 DSUs; (iv) Terry O. Hartshorn, 106,000 options and 43,000 DSUs; (v) Alice Kane, 59,000 options and 33,000 DSUs; (vi) Robert Lee, 43,000 options and 33,000 DSUs; (vii) Timothy Sullivan, 32,125 options and 33,875 DSUs; (viii) John Dionisio, 29,500 options and 33,500 DSUs; and (ix) Sharon P. Robinson, 30,000 DSUs.

Attendance at Meetings

        The Board of Directors met in person or conducted telephonic meetings a total of eight times during fiscal year 2012. During that same period, the Board acted twice by unanimous written consent. Each director who was a member of the Board at the time of the applicable meetings attended more than 75% of all Board meetings and applicable committee meetings held during the fiscal year. In addition, regular executive sessions of non-employee directors are held at least twice during each fiscal year.

        Board members are encouraged to attend the Annual Meeting of Stockholders. Eight Board members attended the 2011 Annual Meeting, and two Board members were unable to attend.

Board Leadership Structure

        The Board believes there is no single, generally accepted approach to providing Board leadership, and that leadership structure may vary as circumstances warrant. In the past, the Board has, at times, separated the positions of Chief Executive Officer and Chairman of the Board to facilitate management succession and leadership development. When the Board re-appointed Jack Massimino to the position of Chief Executive Officer in November 2010 (after he had previously served in that position from 2004-2009), it determined that he should maintain his position as Chairman of the Board as well. The Board of Directors believes this is the appropriate leadership structure for the Company at this time because it capitalizes on Mr. Massimino's experience as both a director of the Company for over twelve years and as the Company's former Chief Executive Officer for more than an aggregate of seven years. This dual role also promotes focused leadership and clarity in the overall direction of the Company's business strategy, and direct accountability between the Board and executive management. The Board of Directors acknowledges that the best leadership model for the Company may change based on the Company's needs at any given point in time, particularly with regard to management development and succession. Accordingly, the Board of Directors may, depending on the circumstances, determine that a different leadership structure would be in the best interests of the Company in the future.

        Additionally, the Board of Directors has chosen Mr. Hartshorn to serve as the lead independent director to promote the independence of the Board and appropriate oversight of management. The lead independent director acts as a liaison between the independent directors and management and is responsible for assisting the Chairman and Chief Executive Officer in establishing the agenda for Board meetings and for performing such other duties as may be specified by the Board from time to time.

Risk Oversight

        The Board has an active role, as a whole and through its committees, in overseeing management of the Company's risks. Management is responsible for identifying the material risks facing the Company and implementing appropriate risk management strategies. The Board's role includes oversight of management's day-to-day risk management activities and consideration of long-range strategic issues and risks to the Company. At regular Board meetings, the Chief Executive Officer and Chairman of the Board, in consultation with other members of management, proposes agenda items for the Board's approval of key issues of strategy, risk and integrity to be scheduled and discussed during the course of the fiscal year. In addition, the Board and its committees are periodically updated throughout the year on potential areas of risk exposure and processes to mitigate risks in the course of its review of the Company's strategy and business plan and through reports to the Board and its committees by senior members of management.

        The Board's committees, all comprised solely of independent directors, assist the Board in fulfilling its oversight responsibilities in certain areas of risk. The Audit Committee oversees the Company's risk assessment and risk management policies, particularly the management of financial risks. The Compensation Committee oversees the management of risks relating to the structure of the Company's compensation plans, policies and overall philosophy. See "Risk Assessment and Mitigation." The Compliance Committee assists the Board in fulfilling its corporate governance and oversight responsibilities in relation to the Company's regulatory compliance obligations, and coordinates its activities with other committees of the Board. In addition, the Nominating Committee monitors risks associated with the effectiveness of the Board and the implementation of the Company's corporate governance principles. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, each committee regularly reports to the entire Board regarding such risks, which allows the Board and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships.

        The Board of Directors believes that the processes it has established to administer the Board's risk oversight function would be effective under a variety of leadership frameworks and therefore do not have a material effect on the Company's leadership structure described above under "Board Leadership Structure."

Committees of the Board of Directors

        The Board of Directors has established an Audit Committee, a Compensation Committee, a Nominating Committee and a Compliance Committee.

        The Board of Directors has determined that Mr. Adler, Ms. Skladany, Ms. Kane, Mr. Hartshorn, Mr. St. Pierre, Mr. Sullivan, Mr. Dionisio, Mr. Lee and Dr. Robinson are "independent" under applicable Nasdaq listing standards, including that each such director is free of any relationship that would interfere with his or her individual exercise of independent judgment in carrying out the responsibilities of a director. Due to his position as Chief Executive Officer of the Company, Mr. Massimino does not qualify as an independent director. During fiscal 2012, Mr. Adler, Mr. St. Pierre, Mr. Hartshorn, Dr. Robinson, Mr. Lee, Mr. Sullivan, Mr. Dionisio, Ms. Skladany, and Ms. Kane served on committees of the Board.

        Audit Committee.    The Audit Committee is currently comprised of Mr. Adler (chairperson), Mr. Hartshorn, Mr. Lee and Mr. Dionisio. Each of these directors is an "independent director" as defined in the Nasdaq listing standards and in Rule 10A-3 promulgated under the Securities Exchange Act of 1934, as amended. The Board of Directors has determined that Mr. Adler is an "audit committee financial expert," as such term is defined in Regulation S-K, Item 407(d)(5) promulgated under the Securities Exchange Act of 1934, as amended. The Audit Committee operates under a written charter adopted by the Board of Directors. A copy of the Audit Committee's Charter can be viewed under the heading "Investors" on the Company's website at www.cci.edu. The Audit Committee is responsible for, among other things, reviewing the results and scope of the audit and other services provided by the Company's independent auditors, consulting with the Company's independent auditors and retaining the Company's independent auditors. The Audit Committee met five times during the fiscal year ended June 30, 2012.

        Compensation Committee.    The Compensation Committee was comprised of Ms. Kane (chairperson), Mr. Dionisio and Mr. Sullivan from July 1, 2011 to August 16, 2011. On August 16, 2011, Dr. Robinson was appointed to the Compensation Committee. Each of these directors is an "independent director" as defined in applicable Nasdaq rules. The Compensation Committee operates under a written charter adopted by our Board of Directors, a copy of which is available on the Company's website at www.cci.edu under the heading "Investors." The Compensation Committee has the authority to supervise all of the matters related to the compensation of executive officers of the Company, including determining policies and practices, changes in compensation and benefits for management, and all other matters relating to executive compensation. The Compensation Committee also administers the Company's 1998 Performance Award Plan, as amended, the Company's 2003 Performance Award Plan, as amended, the Company's 2004 New-Hire Award Plan, and the ESPP.

        The Compensation Committee may form subcommittees and delegate to its subcommittees such power and authority as it deems appropriate. The Compensation Committee currently has no such subcommittees and has no current intention to delegate any of its authority to any subcommittee. The Company's executive officers, including the Named Executive Officers (as identified below), do not have any role in setting the form or amount of compensation paid to the Named Executive Officers and other senior executive officers. However, the Company's Chief Executive Officer does make recommendations to the Compensation Committee with respect to compensation paid to the other executive officers, in some instances after receiving input from other executive officers.

        Pursuant to its charter, the Compensation Committee is authorized to retain such independent compensation consultants and other outside experts or advisors as it believes to be necessary or appropriate to carry out its duties. During fiscal 2012, the Compensation Committee retained the services of Exequity as its independent compensation consultant to provide advice in determining certain compensation matters for the Company's senior executive officers.

        The Compensation Committee met seven times during the fiscal year ended June 30, 2012.

        Nominating Committee.    The Nominating Committee of the Board is currently comprised of Ms. Skladany (chairperson), Mr. Hartshorn, Mr. St. Pierre and Mr. Sullivan. Each of these directors is an "independent director" as defined in applicable Nasdaq rules. The Nominating Committee operates under a written charter adopted by our Board of Directors, a copy of which is available on the Company's website at www.cci.edu under the heading "Investors." The Nominating Committee's functions include identifying qualified individuals to become Board members, recommending the composition of the Board of Directors' committees, monitoring a process to assess Board effectiveness, and reviewing and making recommendations regarding director compensation. The Nominating Committee met four times during the fiscal year ended June 30, 2012.

        Compliance Committee.    The Compliance Committee is currently comprised of Mr. Lee (chairperson), Mr. Adler, Ms. Kane and Mr. St. Pierre. Each of these directors is an "independent director" as defined in the applicable Nasdaq rules. The Compliance Committee operates under a written charter adopted by our Board of Directors. A copy of the Compliance Committee Charter can be viewed under the heading "Investors" on the Company's website at www.cci.edu. The Compliance Committee is responsible for, among other things, reviewing the Company's processes to ensure that an appropriate framework of policies, procedures, reporting, ethical standards and employee accountability is established and functioning to achieve regulatory compliance. This includes reviewing with management the appropriate allocation of resources to achieve the desired results and reviewing the Company's efforts to nurture a culture of compliance and embed compliance awareness and accountability throughout the Company. The Compliance Committee met four times during the fiscal year ended June 30, 2012.

Director Nomination Process

        The Nominating Committee does not apply any specific, minimum qualifications in considering potential board members. Instead, in its assessment of potential board member candidates, the Nominating Committee reviews the nominees' experience and independence, the current needs of the Board, and such other factors as the Nominating Committee may determine are pertinent at the time. The Nominating Committee does not have a formal policy regarding the consideration of diversity in identifying director nominees, but from time to time looks for individuals with specific qualifications so that the Board as a whole may maintain an appropriate diversity of backgrounds. The Nominating Committee will also take into account the ability of a person to devote the time and effort necessary to fulfill his or her responsibilities. Nominees may be suggested to the Nominating Committee by other directors, members of management and Company stockholders. The Nominating Committee also has in the past engaged third-party consultants to help identify and evaluate potential director nominees, although no such consultants were engaged by the Nominating Committee during fiscal 2012. In considering nominees to the Board, the Nominating Committee will select individuals who have the highest personal and professional integrity and who have demonstrated exceptional ability and judgment to be most effective, in conjunction with the other members of the Board, in collectively serving the long-term interests of the stockholders.

        The Nominating Committee will consider stockholder recommendations for candidates to serve on the Board. The Nominating Committee's evaluation does not vary based on whether or not a candidate is recommended by a stockholder. In order to provide the Nominating Committee time to evaluate candidates prior to submission to the stockholders for vote at the 2013 Annual Meeting, stockholders desiring to recommend a candidate must submit a recommendation to the Secretary of the Company at the Company's corporate office no later than the close of business on July 17, 2013. The recommendation must contain the following: the name, residence and business address of the nominating stockholder; a representation that the stockholder is a record holder of Company stock or holds Company stock through a broker and the number of shares held; a representation as to whether or not the stockholder holds any derivative positions or has engaged in any hedging or other transactions that impacts voting power or economic interest with respect to the Company's securities; information regarding each nominee which would be required to be included in a proxy statement, including a statement of the qualifications of the recommended person; a description of any arrangements or understandings between and among the stockholder and each nominee; and the written consent of each nominee to serve as a director, if elected.

Stockholder Communications

        Any stockholder wishing to communicate with the Board, or any individual director, may write to the Board of Directors or such individual director, as applicable, c/o the Corporate Secretary of the Company, at 6 Hutton Centre Drive, Suite 400, Santa Ana, California 92707. The Corporate Secretary will forward these communications directly to the individual director specified, or if none, to the Chairman of the Board.

Code of Ethics

        The Board of Directors has adopted a Code of Business Conduct and Ethics that is applicable to all Corinthian directors and employees, including the Company's principal executive officer, principal financial officer, principal accounting officer or controller and all other persons performing similar functions, which meets the requirements of Item 406 of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended. A copy of the Code of Business Conduct and Ethics can be viewed under the heading "Investors" on the Company's website at www.cci.edu. Waivers from, and amendments to, the Code of Business Conduct and Ethics that apply to directors, executive officers, other principal financial officers or persons performing similar functions will be timely posted in the "Investors" section of the Company's website at www.cci.edu, or a Report on Form 8-K will be filed with the SEC with respect to such items.

Review and Approval of Transactions with Related Persons

        The Audit Committee's Charter requires that the Audit Committee conduct an appropriate review of all proposed related person transactions (which term refers to transactions that would be required to be disclosed pursuant to Regulation S-K, Item 404(a) promulgated under the Securities Exchange Act of 1934, as amended) and that management shall not cause the Company to enter into any new related person transaction unless the Audit Committee approves such transactions. In addition, the Company's Code of Business Conduct and Ethics requires that all employees discuss any material transaction or relationship that could reasonably be expected to give rise to a conflict of interest with the Company's General Counsel, except in the case of the Company's Chief Executive Officer, in which case such matter should be discussed with the chair of the Audit Committee. Additionally, executive officers and directors of the Company must not engage in any transaction with the Company unless it has been previously approved by the Audit Committee of the Board of Directors. For purposes of this requirement, the term "transaction" does not include compensation which is approved by the Compensation Committee of the Board for services to the Company.

Transactions with Related Persons

        Ms. Skladany's husband is a partner at the law firm of Akin Gump Strauss Hauer & Feld LLP ("Akin Gump"), and in February 2011 the Company retained Mr. Skladany and other attorneys and advisors in that firm to provide it with legal advice and other ongoing services related to legislative and regulatory matters. Akin Gump is an international law firm with approximately 790 lawyers, 165 equity partners, and more than $750 million in annual gross revenue in 2011, according to The American Lawyer. The Company expects that total payments to Akin Gump during any given fiscal year will not exceed approximately $350,000. The engagement by the Company of Akin Gump has been approved by the Audit Committee. The Company and its subsidiaries had no other transactions, nor are there any currently proposed transactions, in which the Company or its subsidiaries was or is to be a participant, where the amount involved exceeded $120,000, and where any director, executive officer or beneficial holder of more than 5% of the outstanding shares of Common Stock, or any of their immediate family members, had a material direct or indirect interest reportable under applicable SEC rules.

Corporate Governance Principles

        The Board of Directors, on the recommendation of the Nominating Committee, has adopted Corporate Governance Principles to assist the Board in the discharge of its duties and to serve the interest of the Company and its stockholders. The Corporate Governance Principles can be viewed under the heading "Investors" on the Company's website at www.cci.edu.

Compensation Committee Interlocks and Insider Participation

        The Compensation Committee was comprised of Ms. Kane (chairperson), Mr. Sullivan and Mr. Dionisio from July 1, 2011 to August 16, 2011. After August 16, 2011 through the end of fiscal year 2012, the Compensation Committee was comprised of Ms. Kane (chairperson), Mr. Sullivan, Mr. Dionisio and Dr. Robinson. No one during the period of his or her service on the Compensation Committee is a past or present officer or employee of the Company or had any relationship with the Company requiring disclosure under the SEC rules with respect to transactions with related persons. In addition, no executive officer of the Company serves or has served as a member of the Compensation Committee (or other committee serving an equivalent function) or board of directors of any entity, an executive officer of which served as a director or member of the Compensation Committee of the Company during fiscal 2012.

Adverse Interests

        On October 19, 2010, a shareholder derivative complaint captioned David Realty Company, derivatively on behalf of Corinthian Colleges, Inc., v. Jack Massimino, et al., was filed in the United States District Court for the Central District of California against all of the then-current members of the Company's Board of Directors, plus Kenneth Ord and Matt Ouimet, both of whom are current or former officers of the Company, and against the Company as a nominal defendant. On October 22, 2010, a second shareholder derivative complaint captioned Jake Vale, derivatively on behalf of Corinthian Colleges, Inc., v. Paul St. Pierre, et al., was filed in the United States District Court for the Central District of California against all of the current members of the Company's Board of Directors, plus Kenneth Ord, and against the Company as a nominal defendant. The David Realty Company complaint asserts causes of action for breach of fiduciary duty, unjust enrichment, and breach of fiduciary duty for insider selling and misappropriation of information; the Vale complaint asserts causes of action for violation of Section 14(a) of the Securities Exchange Act of 1934, as amended, breach of fiduciary duty, unjust enrichment, and indemnification and contribution. These matters were subsequently consolidated in the United States District Court for the Central District of California in a matter captioned In re: Corinthian Colleges, Inc. Shareholder Derivative Litigation, and the Company and the individual defendants have filed a motion to dismiss the consolidated action. On January 30, 2012, the U.S. District Court granted the Company's motion to dismiss, and gave the plaintiffs thirty days to file an amended complaint. On November 18, 2011, David Realty Company, a putative shareholder of the Company and a plaintiff in the matter captioned In re: Corinthian Colleges, Inc. Shareholder Derivative Litigation, filed a Petition for Writ of Mandate in a matter captioned David Realty Co. v. Corinthian Colleges, Inc. in California Superior Court seeking to compel the Company to produce books and records under California common law and California Corporations Code Section 1600, et seq. The Company has filed an answer and a memorandum of points and authorities in opposition to the petition for writ of mandate. On February 29, 2012 the U.S. District Court for the Central District of California granted David Realty Company's ex parte application to extend the deadline to file an amended complaint in the shareholder derivative litigation pending resolution or further developments in the petition for writ of mandate pending in David Realty Co. v. Corinthian Colleges, Inc. In August 2012, David Realty Co. voluntarily dismissed, without prejudice, its Petition for Writ of Mandate in California Superior Court. On September 7, 2012, David Realty Co. also voluntarily dismissed the consolidated derivative litigation without prejudice.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16 of the Securities Exchange Act of 1934, as amended, requires the Company's officers (as defined under Section 16), directors and persons who beneficially own greater than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the SEC. Based solely on a review of the forms it has received and those it has prepared on behalf of officers of the Company, the Company believes that all Section 16 filing requirements applicable to its officers, directors and 10% beneficial owners during or with respect to fiscal 2012 were complied with by such persons, except that Form 4s, Statements of Changes in Beneficial Ownership, filed by the Company on behalf of each of Jack Massimino, Robert Owen, Kenneth Ord, Beth Wilson, Stan Mortensen, William Buchanan, Mark Pelesh, Robert Bosic and David Poldoian, were filed more than two days after such officers received grants of restricted stock units from the Company.

 COMPENSATION DISCUSSION AND ANALYSIS

        Corinthian is one of the leading post-secondary education companies in North America. Corinthian focuses on delivering value to students while steadily improving the Company's operational and financial results. In doing so, the Company believes it is serving students, employees, and shareholders alike. The Company made considerable operational progress in fiscal 2012 while continuing to transition to new federal regulations. Corinthian continues to focus on student outcomes and improving the student value proposition while also improving its financial position. Managing Corinthian's business during this time requires a team of talented and experienced executives, and, accordingly, Corinthian's executive compensation philosophy is designed to attract and retain top talent, align pay and performance, and encourage value creation for investors and students.

        The following contains a discussion of the material elements of compensation for the Company's current principal executive officer, principal financial officer, and the three other most-highly compensated individuals who served as executive officers of the Company during its 2012 fiscal year. These six individuals are referred to as the "Named Executive Officers" in this Proxy Statement. The Company's Named Executive Officers for fiscal 2012 were as follows:

Name	Title
Jack Massimino	Chairman of the Board and Chief Executive Officer
Robert Owen	Executive Vice President and, as of September 1, 2011, Chief Financial Officer
Kenneth Ord	Executive Vice President, Chief Administrative Officer and, through and until September 1, 2011, Chief Financial Officer
Beth Wilson	Executive Vice President
Stan Mortensen	Executive Vice President and General Counsel
William Buchanan	Executive Vice President, Marketing and Admissions

        During fiscal 2012, Corinthian experienced changes to its executive leadership. On September 1, 2011, Corinthian promoted Robert Owen to the position of Executive Vice President and Chief Financial Officer of the Company. The position of Chief Financial Officer had previously been held by Kenneth Ord, who ceased serving in that position on September 1, 2011, but who continues with the Company as its Executive Vice President and Chief Administrative Officer.

        For fiscal 2012, the Company maintained the key elements of its executive compensation structure, but has made changes to the annual bonus program and long-term incentive program to better reflect the Company's strategic goals and adapt to the changing industry environment.

        For fiscal 2012, the primary compensation actions taken by the Compensation Committee for our executive officers are summarized below:

  •
  Base Salary:  In June 2011, the Company made additional base salary adjustments intended to carry through fiscal 2012. Most executives received an increase of 3%, consistent with the national average market adjustment. Mr. Mortensen and Mr. Buchanan received more substantial increases in recognition of their performance and pay positioning relative to market levels and the

    Compensation Committee's stated compensation philosophy. The Compensation Committee also approved an additional salary increase during fiscal 2012 for Mr. Owen to reflect his promotion to Chief Financial Officer.

  •
  Cash Incentive Payouts:  For fiscal 2012, target cash incentive opportunities remained constant for all Named Executive Officers as compared to fiscal 2011. For 2012, annual incentive awards for executive officers were based primarily on operating income performance with a weighting of 75%. The Company also utilized other objective and quantifiable strategic corporate objectives in determining the remaining 25% of the annual cash incentive payouts. The strategic objectives were intended to align with objectives for other cash incentive eligible employees and focus on critical operating initiatives and outcomes. The Company achieved 110% of its operating income target and met or exceeded its strategic objectives for fiscal 2012. This resulted in payouts of 126% of the target incentive opportunities for executive officers.

  •
  Long-Term Equity Incentive Awards:  The Compensation Committee approved annual equity awards to the Company's executives in August 2011 in the form of stock options and restricted stock units ("RSUs"). Consistent with prior years, the exercise price of all stock option grants equaled the closing price of the Company's stock on the date of grant. The Company uses its equity grant guidelines, expressed as a percentage of the executive's annual base salary, to determine the quantity of stock options and RSU awards. In determining the number of shares to award under the equity grant guidelines for fiscal 2012, the Company decided to use the greater of the average stock price for the month prior to the grant of equity awards or a stock price of $7.00 for RSUs and a value of $3.50 for options. Based on this policy, the Company used a stock price of $7.00 for RSUs and a value of $3.50 for options to determine the number of shares subject to equity awards for fiscal 2012. The Company instituted this policy to limit the number of shares that could be granted during a period of industry volatility and depressed stock values. This methodology resulted in actual equity award values that were well below the Company's target grant guidelines.

  •
  Chief Executive Officer Compensation:  For fiscal 2012, Mr. Massimino requested that he not receive any increase in base salary, target cash incentive opportunity, or target long-term incentive opportunity, and the Compensation Committee approved the request. As a result, Mr. Massimino's compensation structure remained unchanged for fiscal 2012.

        The Compensation Committee also took certain actions in June 2012 related to the Company's executive compensation for fiscal 2013:

  •
  Base Salary:  At the start of fiscal 2013 the Company made base salary adjustments for executives officers. Base salaries for most executives increased by 3%; however, the Chairman of the Board and Chief Executive Officer received no salary increase, and the Chief Financial Officer received a larger salary increase of 14% to reflect competitive market levels and desired external and internal pay positioning.

  •
  Annual Cash Incentive Plan Design:  For fiscal 2013, the Compensation Committee also approved a revised cash incentive plan design. The cash incentive plan design for executives is based on an operating income measure and a regulatory compliance "gate." The Committee believes that this plan best aligns with the interests of shareholders, with its focus on financial performance metrics, and helps to mitigate risk in a heavily regulated environment.

  •
  Long-Term Equity Incentive Plan Design:  Consistent with fiscal 2012, for fiscal 2013 the Company maintained its existing equity grant guidelines and delivered awards 50% in stock options and 50% in RSUs. For fiscal 2013, the Company decided to use the greater of the average stock price for the month prior to the grant of equity awards or a stock price of $5.00 for RSUs and a value of $2.50 for options to convert the dollar-denominated equity value into a number of options or RSUs. Based on this policy, the Company used a stock price of $5.00 for RSUs and a value of

    $2.50 for options to determine the number of shares granted in August 2012. As a result, the actual grant date value of the equity awards was once again below the approved target equity grant guidelines as the grant date stock price was substantially below the stock price used to determine the number of shares to award. Consistent with prior years, the exercise price of all stock option grants equaled the Company's closing stock price on the date of grant. In addition to the annual stock option and RSU awards, the Committee approved a special long-term cash award for the Company's executive officers as described below, including the Named Executive Officers, in order to encourage retention in light of below market equity awards for the past several years.

Role of the Compensation Committee and Compensation Consultants

        The Company's executive compensation programs are determined and approved by the Compensation Committee. As contemplated by its Charter, the Compensation Committee annually evaluates the Chief Executive Officer's compensation in light of corporate performance and the competitive labor market environment in which the Company competes for executive talent, and bases the Chief Executive Officer's compensation, including salary, cash incentive opportunity, grants of equity compensation, perquisites and severance arrangements, upon such evaluations. The Compensation Committee also annually reviews and approves the compensation structure for the Company's other executive officers, including the other Named Executive Officers, by assessing the Company's general performance and the competitive labor market, and sets the annual compensation, including salary, bonus, and equity compensation grants, for such executive officers. None of the Named Executive Officers are members of the Compensation Committee or otherwise had any role in making decisions regarding the compensation of other Named Executive Officers, although the Compensation Committee does consider the recommendations of the Chief Executive Officer in setting the compensation levels for other executive officers.

        Under its Charter, the Compensation Committee has the authority to hire independent consultants to advise it on executive compensation matters. During fiscal 2012, the Compensation Committee continued to retain Exequity as its independent compensation consultant. In this role, Exequity has advised the Compensation Committee regarding fiscal 2012 compensation decisions, as well as 2013 program design and executive compensation levels, including advising the Compensation Committee as it determined the compensation structure for the Company's Chairman of the Board and Chief Executive Officer. Exequity has not, at any time, provided any services to the Company other than (i) consulting services provided since fiscal 2010 to the Compensation Committee regarding executive compensation, and (ii) consulting services provided to the Nominating Committee regarding Director compensation during the same period.

        Since fiscal 2008, the Company's management has retained Mercer LLC ("Mercer") to provide consulting services regarding the Company's overall compensation strategy. As part of its overall services to the Company, Mercer has provided observations and input regarding the compensation of executive officers, other than Mr. Massimino in his roles as Chief Executive Officer and Chairman of the Board. Mercer also provides management with other non-executive compensation and benefit consulting services. Mercer has not been retained by the Compensation Committee, and all data, observations and advice provided by Mercer to the Compensation Committee with respect to executive compensation have been reviewed and commented on by the Compensation Committee's independent consultant, Exequity. In preparation for both fiscal 2012 and fiscal 2013, Mercer conducted an assessment of the compensation practices of the Company's peers and advised the Company's management regarding salaries, short-and long-term incentives, internal pay equity considerations and stock ownership guidelines.

 Executive Compensation Program Objectives and Elements

        The Company's current executive compensation programs are intended to help the Company achieve three fundamental objectives: (1) recruit and retain superior talent; (2) create a significant direct relationship between pay and performance; and (3) reinforce the alignment between executive officers' and stockholders' interests.

        As described in more detail below, the material elements of our current executive compensation programs for Named Executive Officers consist of the following: a base salary, an annual cash incentive opportunity (referred to in the Summary Compensation Table below as "Non-Equity Incentive Plan Compensation"), a long-term equity incentive opportunity in the form of stock options and RSUs, perquisites, and severance and other benefits payable in connection with a termination of employment. We believe that each element of our executive compensation program helps us to achieve one or more of our compensation objectives, as summarized in the table below.

Compensation Element	Principal Compensation Objectives
Base Salary	Provide competitive salary to recruit and retain superior talent and to reward for day-to-day job performance
Annual Cash Incentive Opportunity	Drive annual corporate financial results and maintain high standards of regulatory compliance
Long-Term Equity Incentives	Create alignment with stockholders, drive stockholder value, and provide retention
Perquisites	Provide modest supplemental benefits to attract and retain key talent
Severance and Other Benefits	Ensure unbiased assessment of mergers and acquisitions activity and fair treatment in the event of termination

        The Compensation Committee believes that the Company's most senior executives should have a majority of their total direct compensation delivered in variable or performance-based pay, including awards tied to stockholder returns. Although the Compensation Committee has not defined specific targets for allocating between long-term and currently-paid compensation, or between cash and non-cash compensation, the Compensation Committee believes the current mix between these compensation elements appropriately achieves the Company's compensation objectives. The overall mix of the aggregate current compensation structure at target for the Named Executive Officers is approximately 25% base salary, 25% annual cash incentive, and 50% long-term equity incentives. As discussed in more detail below under the heading, "Executive Compensation Elements—Long-Term Equity Incentive Awards," the actual mix in fiscal 2012 and 2013 differed from this structure as the actual grant date value of long-term equity incentives was substantially lower than the equity grant guidelines.

Market Assessment

        In setting compensation for fiscal 2012 and fiscal 2013, the Company's management engaged Mercer to perform a market compensation assessment. For both years, Mercer assisted the Company in identifying peer groups of other publicly-traded companies to serve as reference points for competitive pay practices, while Exequity provided the Compensation Committee with guidance on final peer group selection with respect to executive compensation decisions. In addition to peer company data, survey data was collected from both specialized for-profit education compensation surveys as well as general industry compensation surveys, which consisted of Mercer's US Executive Remuneration Suite, Towers Watson Data Services' Survey Report on Top Management Compensation, and Mercer's US HRPEN Compensation Survey: A For-Profit Post-Secondary Education Study. These surveys were considered generally, and no one company's data within the survey received particular focus. Where possible, data was selected based on Corinthian's revenue in order to reflect the compensation of executives at similarly sized companies. In both years, Mercer gathered peer and survey data for base salary, short-term incentive compensation, long-term incentive compensation and total direct compensation (consisting of annual base salary and short-and long-term incentive compensation) for each Named Executive Officer.

        Mercer provided market data for the Chief Executive Officer position to the Compensation Committee's independent advisor, Exequity, in fiscal years 2012 and 2013. Exequity advised the Compensation Committee in making decisions regarding the compensation of the Company's Chief Executive Officer, Mr. Massimino. The determination of Mr. Massimino's compensation structure was the result of a combination of benchmarking and the Compensation Committee's subjective judgment after reviewing competitive market data, and was consistent with the Compensation Committee's stated compensation philosophy of targeting executive total compensation levels between the 50th and the 75th percentiles of the market. Given the actual grant date value of long-term equity awards, actual compensation was below this competitive market range.

        In setting fiscal 2012 compensation, the Company updated its peer groups with Mercer's and Exequity's input. The Compensation Committee and its advisor believe that the peer groups utilized for fiscal 2011 were still appropriate and accurately reflected the competitive landscape for executive talent. As such, the only change made for fiscal 2012 was the removal of Gymboree as it was no longer a publicly-traded company. As in previous years, the fiscal 2012 peer group was comprised of both for-profit education and general industry peers. The Company believes that, while it is important to understand the compensation levels and practices of direct industry peers, the majority of Corinthian's executive talent has been recruited from general industry companies with similar operating characteristics and, therefore, general industry market data is highly relevant.

        The fiscal 2012 peer group included the following for-profit education companies:

Company	Industry	Location	Revenue as of June 30, 2011 (millions)(1)
Apollo Group, Inc.	Education Services	Phoenix, Arizona	$4,870
Career Education Corporation	Education Services	Schaumburg, Illinois	$2,108
DeVry Inc.	Education Services	Oakbrook Terrace, Illinois	$2,182
Education Management Corporation	Education Services	Pittsburgh, Pennsylvania	$2,888
ITT Educational Services, Inc.	Education Services	Carmel, Indiana	$1,582
Median of Fiscal 2012 For-Profit Education Peers			$2,182
Corinthian			$1,869

(1)
Represents most recent four quarters ending on or prior to June 30, 2011.

        The fiscal 2012 peer group included the following general industry companies:

Company	Industry	Location	Revenue as of June 30, 2011 (millions)(1)
The Cheesecake Factory Incorporated	Restaurants	Calabasas Hills, California	$1,685
Hyatt Hotels Corporation	Hospitality	Chicago, Illinois	$3,608
LifePoint Hospitals, Inc.	Healthcare Facilities	Brentwood, Tennessee	$3,432
P.F. Chang's China Bistro, Inc.	Restaurants	Scottsdale, Arizona	$1,248
Quiksilver, Inc.	Retail	Huntington Beach, California	$1,841
Sun Healthcare Group, Inc.	Healthcare Facilities	Irvine, California	$1,931
Select Medical Holdings Corporation	Healthcare Facilities	Mechanicsburg, Pennsylvania	$2,618
Service Corporation International	Healthcare Facilities	Houston, Texas	$2,261
VCA Antech, Inc.	Healthcare Facilities	Los Angeles, California	$1,428
Williams-Sonoma, Inc.	Retail	San Francisco, California	$3,597
Wyndham Worldwide Corporation	Hospitality	Parsippany, New Jersey	$4,043
Median of Fiscal 2012 General Industry Peers			$2,261
Corinthian			$1,869

(1)
Represents most recent four quarters ending on or prior to June 30, 2011.

        In setting fiscal 2013 compensation, the Company updated its peer groups with Mercer's and Exequity's input. The Compensation Committee continues to believe that the peer group should still include both for-profit education companies and general industry companies. For fiscal 2013, the Compensation Committee decided to add two additional for-profit education companies, Bridgepoint Education and Strayer University, to provide better balance between the number of direct industry peers and general industry peers. The company also decided to remove one general industry peer, Wyndham Worldwide, based on its recent revenue growth compared to the Company.

        The fiscal 2013 peer group included the following for-profit education companies:

Company	Industry	Location	Revenue as of June 30, 2012 (millions)(1)
Apollo Group, Inc.	Education Services	Phoenix, Arizona	$4,401
Career Education Corporation	Education Services	Schaumburg, Illinois	$1,671
Bridgepoint Education, Inc.	Education Services	San Diego, California	$971
DeVry Inc.	Education Services	Oakbrook Terrace, Illinois	$2,090
Education Management Corporation	Education Services	Pittsburgh, Pennsylvania	$2,761
ITT Educational Services, Inc.	Education Services	Carmel, Indiana	$1,401
Strayer University, Inc.	Education Services	Herndon, Virginia	$587
Median of Fiscal 2013 For-Profit Education Peers			$1,671
Corinthian			$1,605

(1)
Represents most recent four quarters ending on or prior to June 30, 2012.

        The fiscal 2013 peer group included the following general industry companies:

Company	Industry	Location	Revenue as of June 30, 2012 (millions)(1)
The Cheesecake Factory Incorporated	Restaurants	Calabasas Hills, California	$1,799
Hyatt Hotels Corporation	Hospitality	Chicago, Illinois	$3,859
LifePoint Hospitals, Inc.	Healthcare Facilities	Brentwood, Tennessee	$3,162
P.F. Chang's China Bistro, Inc.	Restaurants	Scottsdale, Arizona	$1,240
Quiksilver, Inc.	Retail	Huntington Beach, California	$1,990
Sun Healthcare Group, Inc.	Healthcare Facilities	Irvine, California	$1,874
Select Medical Holdings Corporation	Healthcare Facilities	Mechanicsburg, Pennsylvania	$2,907
Service Corporation International	Healthcare Facilities	Houston, Texas	$2,359
VCA Antech, Inc.	Healthcare Facilities	Los Angeles, California	$1,602
Williams-Sonoma, Inc.	Retail	San Francisco, California	$3,827
Median of Fiscal 2013 General Industry Peers			$2,175
Corinthian			$1,605

(1)
Represents most recent four quarters ending on or prior to June 30, 2012.

        The compensation data derived from the peer groups and surveys is intended to inform the Compensation Committee's decision-making process within the context of the Company's defined compensation philosophy and desired market pay positioning. However, the Compensation Committee does not use the compensation data to set specific compensation levels based on formulaic benchmarking. Rather, the Compensation Committee determined that it would generally target total direct compensation for its executives at a level it determined to be between the 50th and 75th percentiles of the market based on the information considered by the Compensation Committee, with specific compensation levels for each executive officer based on the subjective judgment of the Compensation Committee. In aggregate, current structural compensation for the Company's Named Executive Officers is aligned with the Compensation Committee's articulated philosophy.

Overview of Company Performance, Decisions for Fiscal Year 2012, and Changes for Fiscal 2013

Fiscal 2012 Company Performance

        Corinthian made considerable operational progress in fiscal 2012 while continuing to transition to new federal regulations. The Company remained focused on student outcomes and achieved a slight increase in placement rates company-wide. The Company implemented policies and procedures in response to new regulatory requirements in a number of areas, primarily marketing, admissions and student finance. Despite a challenging economic and regulatory environment, the Company achieved 110% of the operating income goals established by the Committee at the beginning of the year. In addition, the Company met or exceeded its strategic objectives related to regulatory compliance, student satisfaction, employee turnover, and the admissions and student finance assessment program.

Fiscal 2012 and 2013 Compensation Decisions and Changes

        For fiscal 2012, the executive compensation program was comprised of three key elements: base salary, short-term cash incentives, and long-term equity incentives. While the Company maintained the key elements of its executive compensation structure from prior years, it did make changes to the annual and long-term incentive programs to better reflect the Company's strategic goals and the industry environment. Details regarding the approach the Compensation Committee took with respect to establishing targets for fiscal 2012 annual incentives and equity grants are included below in the "Annual Cash Incentives" and "Long-Term Equity Incentive Awards" sections, respectively. There were also several changes to the composition of the Company's executive team during the first half of the fiscal year. On September 1, 2011, Corinthian promoted Robert Owen to the position of Chief Financial Officer. The position of Chief Financial Officer had previously been held by Kenneth Ord, who ceased serving in that position on September 1, 2011, but who continues with the Company as its Executive Vice President and Chief Administrative Officer.

        The Company is constantly evaluating and refining its executive compensation programs to better align with its compensation objectives. To this end, the Company completed a thorough review of its executive compensation program design prior to the start of fiscal 2013 and, following advice and input from both Mercer and Exequity, made select changes to its compensation programs for fiscal year 2013.

Executive Compensation Elements

Base Salaries

        In June 2011, the Company made base salary adjustments intended to carry through fiscal 2012. Most executives received a modest 3% increase in annual base salary consistent with general industry practices and the Compensation Committee's articulated compensation philosophy. In September 2011, in connection with his appointment to Chief Financial Officer, Mr. Owen received a base salary increase from $284,000 to $350,000, an increase of 23%. In addition, Mr. Mortensen and Mr. Buchanan received more substantial increases in recognition of their performance and their pay positioning relative to market levels and the Compensation Committee's stated compensation philosophy.

        At the start of fiscal 2013, the Company also made base salary adjustments, with most executives again receiving a modest increase of 3%. Robert Owen received a more substantial increase of 14% in recognition of his performance and continued growth in the Chief Financial Officer role, and to better align with overall compensation levels for the Chief Financial Officer role at peer companies.

        For fiscal 2012 and fiscal 2013, Mr. Massimino requested that he not receive any increase in his base salary, target annual incentive opportunity, or target long-term incentive opportunity. As a result, Mr. Massimino's compensation structure remained unchanged for fiscal 2012 and fiscal 2013.

        Base salary changes during fiscal 2012 and for fiscal 2013 were as follows:

Named Executive Officer	Fiscal 2012 Base Salary	Percentage Increase	Fiscal 2013 Base Salary	Percentage Increase
Jack Massimino	$900,000	0%	$900,000	0%
Robert Owen	$350,000	23%	$400,000	14%
Kenneth Ord	$515,000	3%	$530,000	3%
Beth Wilson	$438,000	3%	$451,000	3%
Stan Mortensen	$385,000	10%	$397,000	3%
William Buchanan	$385,000	4%	$397,000	3%

Annual Cash Incentive

        None of the Company's executive officers, including the Named Executive Officers, are entitled to a guaranteed or minimum annual bonus. Instead, variable cash awards for the executive officers are based upon the Company's performance relative to Company financial, compliance, and other corporate goals. The Compensation Committee annually approves a target incentive opportunity for each executive that is expressed as a percentage of the executive's base salary. In addition, the Compensation Committee retains the right to reduce or eliminate incentive payments at its discretion.

        For fiscal 2012, the Named Executive Officers' cash incentive opportunities as a percentage of salary remained the same as fiscal 2011. For 2012, annual incentives for executive officers continued to be based primarily on operating income performance with a weighting of 75%. The Company also utilized other strategic corporate objectives in determining 25% of the annual award payouts. The strategic objectives were intended to align with strategic operating objectives for other incentive eligible employees. These additional objectives balanced the continued emphasis on key financial objectives with important non-financial strategic operating initiatives aligned throughout the organization. A threshold operating profit "gate" also had to be achieved for any annual cash awards to be paid. The fiscal 2012 incentive plan for executive officers included the following metrics and weightings:

Performance Measure	Weighting
Operating Income	75%
Compliance	6.25%
Student Satisfaction	6.25%
Employee Turnover	6.25%
Admissions & Student Finance Assessment Program	6.25%

        Compliance was assessed based on the percentage of campuses that achieve a specified internally-tracked compliance score as determined by the Company's internal audit department. Student satisfaction was assessed based on the results of a semi-annual student satisfaction survey administered at all campuses. Employee turnover was assessed based on overall Company annual turnover, excluding reductions in force. The annual incentive program also considered the successful execution of the Company's new performance assessment program that was instituted to comply with new Department of Education ("ED") regulations regarding the compensation of employees engaged in certain admissions and financial aid activities.

        In developing the performance goals for the corporate objectives outlined above, the Company, with the assistance of Mercer, conducted an analysis of past performance data, scenario testing, cost modeling, and prospective forecasts. Based on this information, the Compensation Committee believed that the goals set for both the operating profit and corporate objective components were uncertain, realistic and challenging to achieve. Consistent with prior years, potential payouts under the fiscal 2012 annual bonus program ranged from 0% to 200% of target based on actual performance relative to goals.

        The operating income target for the Company was $55 million. The Company achieved 110% of this performance goal or operating income of $60.5 million (both the target and the actual measured performance included only continuing operations and excluded impairment, facility closing and severance charges of $18.3 million). GAAP operating income for fiscal 2012 was $42.2 million. The Company also met or exceeded the performance goals for each of the strategic objectives outlined above.

        For fiscal 2012, the Compensation Committee set the Named Executive Officers' target incentive opportunities as set forth in the table below. Consistent with the Compensation Committee's philosophy and observed peer company data that the Chief Executive Officer's target incentive is higher than that of other executive officers so that a greater percentage of his compensation is linked to Company performance.

Named Executive Officer	Threshold Award (%)	Threshold Award ($)	Target Award (%)	Target Award ($)	Max Award (%)	Max Award ($)
Jack Massimino	49%	$414,000	115%	$1,035,000	230%	$2,000,000
Robert Owen	32%	$105,000	75%	$262,500	150%	$525,000
Kenneth Ord	32%	$154,500	75%	$386,250	150%	$772,500
Beth Wilson	32%	$131,400	75%	$328,500	150%	$657,000
Stan Mortensen	32%	$115,500	75%	$288,750	150%	$577,500
William Buchanan	32%	$115,500	75%	$288,750	150%	$577,500

        In order for each Named Executive Officer to receive 100% of his or her target award for fiscal 2012, the Company had to achieve 100% of the Company's operating profit goal of $55 million and achieve its strategic objectives at target levels of performance. If the Company met the operating income gate, award payouts would be made at the following percentages of each executive's award target, based upon the Company's fiscal 2012 operating income achievement and strategic objectives (with interpolation between expressed points):

  Company Operating Profit (75% Weighting)

Company 2012 Operating Income Achievement ($, in millions)	Percent of Targeted Operating Income Achievement (%)	Percent of Executive's Award Target Payout Level (%)
< $49.5	< 90%	0%
$49.5	90%	40%
$55.0	100%	100%
$82.5	150%	200%
> $82.5	> 150%	200%

  Company Strategic Objectives (25% Combined Weighting)

Company 2012 Strategic Objective Achievement	Percent of Executive's Award Target Payout Level (%)
< Threshold	0%
Threshold	50%
Target	100%
Maximum	200%
> Maximum	200%

        As stated above, at the end of fiscal year 2012, the Compensation Committee determined that the Company achieved operating income of $60.5 million (excluding discontinued operations and other charges as described above) or 110% of its target goal. For each of the strategic objectives, the Company met or exceeded the target performance goals, and the Company paid between 100% and 150% of the target award related to each such incentive component. Based on this performance, payouts under the annual incentive program were 126% of the target award amount for most executives. In addition, the Compensation Committee approved an additional discretionary bonus of approximately 19% of base salary for Mr. Ord based on his performance in fiscal 2012. The

Compensation Committee approved the following incentive payouts for Named Executive Officers in fiscal 2012:

Name	Fiscal 2012 Base Salary	Fiscal 2012 Award Target, as a % of Salary (%)	Target Award ($)	Payout Level Based on Achievement (%)	Fiscal 2012 Award ($)
Jack Massimino	$900,000	115%	$1,035,000	126%	$1,300,219
Robert Owen	$350,000	75%	$262,500	126%	$329,766
Kenneth Ord	$515,000	75%	$386,250	126%	$485,227
Beth Wilson	$438,000	75%	$328,500	126%	$412,678
Stan Mortensen	$385,000	75%	$288,750	126%	$362,742
William Buchanan	$385,000	75%	$288,750	126%	$362,742

Additional Discretionary Bonus

Kenneth Ord	$97,045

        For fiscal 2013, the Named Executive Officers' cash incentive opportunities as a percentage of salary will remain the same, except for Mr. Ord, whose target award opportunity for 2013 was increased to 90% of his annual base salary in light of his increased responsibilities as Chief Administrative Officer. For fiscal 2013, the executive incentive plan will be based on an operating income performance goal and a regulatory compliance gate. The strategic objective components will not be included for fiscal 2013. These components were primarily included in fiscal 2012 to help drive important non-financial objectives that the Company implemented throughout the organization in light of new ED regulations. The Compensation Committee believes that having successfully implemented these strategic objectives in fiscal 2012, the executive incentive plan should focus on financial performance and regulatory compliance in fiscal 2013. This approach is consistent with the incentive plan that was in place for executives in fiscal 2011.

        Consistent with prior years, potential payouts under the fiscal 2013 annual incentive program will continue to range from 0% to 200% of target based on actual performance relative to goals.

Long-Term Equity Incentive Awards

        The Compensation Committee believes that long-term equity incentive awards should be a significant component of the Named Executive Officers' total compensation. Additionally, the Compensation Committee believes that awarding a combination of stock options and RSUs appropriately aligns executive interests with shareholders and balances emphasis on performance and retention. In the case of executives, annual equity awards have been historically heavily weighted towards options so that the majority of executives' equity compensation is earned only if the stock price rises. At the same time, RSUs have been used to provide retention value during periods of market volatility, while also tying executives' compensation to longer term stockholder returns. This design supports the Compensation Committee's objectives of alignment with stockholders' interests, retention of key talent, and pay for performance.

  Long-Term Equity Incentive Mix

        Prior to fiscal 2012, equity grants for the Named Executive Officers were comprised of 70% options and 30% RSUs determined on a grant date value basis under the principles used to determine the grant date value of the award for financial reporting purposes. For fiscal 2012, the equity grant guidelines for Named Executive Officers were shifted to 50% options and 50% RSUs and this mix was maintained for the fiscal 2013 awards. The Company made this shift in order to reduce share usage, better align the risk profile of executive equity awards with the equity holdings of investors, and to create somewhat more stable long-term incentive opportunities for executives in light of the volatility and uncertainty in private sector education. The Company believes that this grant mix provides an appropriate balance between the goals of increasing the price of the Company's Common Stock (as options only have value if the stock price increases after the option is granted) and avoiding risks that could threaten the Company's longer term growth and stability (as RSUs are exposed to decreases in the Company's stock price). Under grant date valuation principles, the grant date value of a stock option is less than the grant date value of a RSU covering an equal number of shares. Thus, fewer RSUs can be awarded (when compared with stock options) to convey the same grant date value for these purposes. The Compensation Committee considers these distinctions to help minimize the dilutive effects of the awards on the Company's stockholders generally.

  Equity Grant Guidelines

        In determining annual equity awards, the Company uses a "value-based," or dollar-denominated approach, which provides guidelines for establishing the target annual value of equity awards expressed as a percentage of base salary. Value-based long-term incentive compensation increases the transparency of the actual amount of equity granted, and allows the Company greater control of its long-term incentive compensation expense. As in the Company's annual incentive plan, the value of long-term incentive awards is denominated as a percentage of base salary and is determined by the employees' level within the organization. By setting individual equity target opportunity levels as a percentage of base salary, the Company is able to more effectively manage pay mix year-to-year and drive desired performance focus and award outcomes. Also, the value-based guidelines are sufficiently broad so that individual awards for eligible employees can be differentiated based on such factors as individual performance, potential and retention. The Compensation Committee also exercises its subjective judgment in increasing or decreasing the total equity pool size from year to year based upon any factors it may consider appropriate, including the Company's operational performance compared to its previously-determined objectives and compared to the performance of its education industry peers, program cost and overall share usage.

  Individual Equity Grant Guidelines

        The Compensation Committee has developed a value-based grant target for each executive officer. The value-based grant target for each executive is expressed as a dollar value or percentage of the executive's base salary then in effect and represents the target level of equity-based awards (converted to a number of RSUs and stock options based on the greater of the average share price in the month prior to grant or a pre-defined minimum translation price) to be awarded to the executive during the year, subject to the Compensation Committee's discretion to determine the actual number, type and terms of the awards to be granted.

        For fiscal 2012, the Company decided to use the greater of the average stock price for the month prior to the grant of equity awards or a stock price of $7.00 for RSUs and a value of $3.50 for options. Based on this policy, the Company used a stock price of $7.00 for RSUs and a value of $3.50 for options to determine the number of shares for fiscal 2012. The Company instituted this new policy to reduce the maximum number of shares that could be granted in light of industry volatility and depressed stock values. Theses mechanisms are only used to determine the number of shares and not to determine the value of equity awards as of the grant dates, since the reported value of the RSUs and the exercise price of all options are based on the actual grant date closing stock price. The result of the translation price was to grant fewer shares and less value than would otherwise be granted had the applicable monthly average price been used.

        For fiscal 2013, the Company maintained a similar approach in determining the number of stock options and RSUs to grant to executives and used the greater of the average stock price for the month prior to the grant of equity awards or a stock price of $5.00 for RSUs and a value of $2.50 for options.

Based on this policy, the Company used a stock price of $5.00 for RSUs and a value of $2.50 for options to determine the number of shares for fiscal 2013. The result of the translation price was to grant fewer shares and less value than would otherwise be granted had the applicable monthly average price been used. The actual value of equity awards as of the grant dates and the exercise price of all options are based on the actual grant date closing stock price.

        The actual grant value of the fiscal 2012 and 2013 awards was significantly less than the target equity guidelines. This is because the grant date closing stock price was less than the translation price used for converting "value" to a number of RSUs and options. The equity grant targets for the Named Executive Officers, as well as the actual grant date values, were as follows for fiscal 2012 and 2013:

Name	Fiscal 2012 Equity Target, as a % of Salary (%)	Actual Fiscal 2012 Equity grant date values, as a % of Salary (%)	Fiscal 2013 Equity Target, as a % of Salary (%)	Actual Fiscal 2013 Equity grant date values, as a % of Salary (%)
Jack Massimino	350%	101%	350%	191%
Robert Owen	115%	33%	115%	63%
Kenneth Ord	115%	33%	115%	63%
Beth Wilson	115%	33%	115%	63%
Stan Mortensen	115%	33%	115%	63%
William Buchanan	115%	33%	115%	63%

        For fiscal 2013, to make up a portion of the target grant value shortfall, and considering the share constraints under the Company's 2003 Performance Award Plan, as amended (the "2003 Plan"), the Committee approved a special long-term cash award for the Named Executive Officers, one-third of which will vest and be delivered in cash on each of the first three anniversaries of the award date, subject to the executive's continued employment through that date. This special award was intended to provide additional retention incentives in light of below-target equity award values in fiscal 2012 and 2013, and given continued uncertainty and volatility in the private sector education industry. The Compensation Committee approved the following long-term cash awards for Named Executive Officers:

Name	Long-Term Cash Award Amount
Jack Massimino	$1,027,000
Robert Owen	$150,000
Kenneth Ord	$199,000
Beth Wilson	$169,000
Stan Mortensen	$149,000
William Buchanan	$149,000

Perquisites and Retirement Benefits

        The Company provides certain limited perquisites and retirement benefits to the Named Executive Officers in order to assist in retention and enhance the competitiveness of its overall compensation program. Perquisites provided to the Named Executive Officers consist of an automobile allowance and Company-paid premiums for health insurance coverage under the Company's executive health plan. The Company also provides retirement benefits consistent with the benefit formulas for other broad-based managerial-level employees in the form of matching contributions to the executives' accounts under the Company's 401(k) plan and deferred compensation plan. The Company believes that these perquisites and retirement benefits are a way to provide the Named Executive Officers with a relatively modest level of additional compensation that supplements their other compensation opportunities and is consistent with general industry practice. These modest benefits were considered by the Compensation Committee in its subjective judgment, and specific benchmarking of perquisites and retirement benefits at peer companies was not undertaken. The perquisites and retirement benefits provided to each Named Executive Officer in fiscal 2012 are reported in the table below entitled "Summary Compensation Table," and are explained in more detail in the footnotes thereto.

        Additionally, when Mr. Massimino became Executive Chairman in July 2009, the Company considered Mr. Massimino's principal place of business to be his home office in Utah, and all travel, including to and from the Company's Campus Support Center in Santa Ana, California, was considered to be Company business and reimbursable by the Company. When Mr. Massimino reassumed the position of Chief Executive Officer in November 2010, his principal place of business again became the Company's Campus Support Center. Under the circumstances, the Compensation Committee determined that it was appropriate to continue reimbursing Mr. Massimino for these travel expenses. Since Santa Ana is now his principal place of business, Mr. Massimino's travel to Santa Ana may be deemed to be part of a commute under applicable tax rules and therefore not a reimbursable business expense. We have included the amounts of such reimbursement under the heading "All Other Compensation" in the Summary Compensation Table below.

Severance and Other Benefits

        The Company believes that severance protections can play a valuable role in recruiting and retaining superior executive talent. In the labor market for executive talent and the post-secondary education industry in which the Company competes, executives are commonly being recruited by more established companies and by start-up ventures. The Compensation Committee believes that a competitive compensation structure along with severance and other termination benefits are an effective way to encourage its executives to forego opportunities with other companies. Outside of the change in control context, severance benefits are payable to the Named Executive Officers under their employment agreements if employment is involuntarily terminated by the Company without cause, or if the Named Executive Officers terminate their own employment for a "good reason" (as defined in each of their employment agreements). The good reason definition in each Named Executive Officer's employment agreement generally would entitle the officer to severance benefits only if the Company materially reduces or diminishes the officer's compensation, position or work location in a manner that would result in a constructive termination of that Named Executive Officer's employment. The level of each Named Executive Officer's severance is generally expressed as a specified multiple of his or her respective targeted annual cash compensation. Each Named Executive Officer's level of potential severance benefits is determined by the Compensation Committee in its discretion and at a level the Compensation Committee believes is within competitive market practices.

        Additionally, the Named Executive Officers would receive enhanced severance and other benefits if their employment is terminated under certain circumstances in connection with a change in control of the Company, which benefits are described in detail under the heading "Employment, Severance, and Potential Change in Control Payments" below. The Company believes these enhanced severance benefits are appropriate because the occurrence, or potential occurrence, of a change in control transaction would likely create uncertainty regarding the continued employment of each Named Executive Officer, and these enhanced severance protections encourage the Named Executive Officers to remain employed with the Company through the change in control process and to focus on stockholders' interests during the change in control. Additionally, these protections are intended to put the Named Executive Officers in a position to evaluate possible business combination transactions that would benefit the Company and stockholders even though the possibility exists that such a combination might result in the loss of the executive's job.

        In addition to the enhanced severance benefits described above, upon the occurrence of a change in control in which the Company does not survive or the Common Stock ceases to be publicly traded, all outstanding equity awards, including 100% of each Named Executive Officer's outstanding unvested stock options and RSU awards, would become fully vested, unless the administrator under the 2003

Plan has made a provision for the substitution, assumption, exchange or other continuation or settlement of the applicable award. Additionally, even if the Company were the surviving entity and its stock continued to be publicly traded, the Named Executive Officers' unvested stock options and RSUs would vest if their employment is involuntarily terminated by the Company without cause, or if the Named Executive Officer terminated his or her own employment for good reason, in anticipation of, or within twelve months after such change in control, as described below under the heading "Employment, Severance, and Potential Change in Control Payments". The Company believes this accelerated vesting is appropriate given the importance of long-term equity awards in its executive compensation program and the uncertainty regarding the continued employment of the Named Executive Officers that typically occurs in a change in control context. The Company's view is that this vesting protection helps assure the Named Executive Officers that they will not lose the expected value of their past option grants and RSU awards because of a change in control of the Company.

Chief Executive Officer Compensation

        In November 2010 (during the Company's fiscal year 2011), Jack Massimino was reappointed as Chief Executive Officer, in addition to continuing his duties as Chairman of the Board. Prior to this re-appointment as CEO, Mr. Massimino had been serving as Executive Chairman of the Board and had served as Chief Executive Officer of the Company from November 2004 until July 2009. He has served on the Board since 1999. In setting Mr. Massimino's compensation as Chairman of the Board and Chief Executive Officer, the Compensation Committee considered competitive market data, the compensation structure of the former CEO, Mr. Massimino's compensation as Executive Chairman, and his past experience and performance at the Company. Based on these factors and with the advice of Exequity, the Compensation Committee increased Mr. Massimino's annual base salary from $832,000 to $900,000, set his target incentive opportunity at 115% of salary, and set his target long-term incentive opportunity at 350% of salary. The resulting structural compensation package is aligned with the Compensation Committee's stated compensation philosophy and is positioned between the market median and 75th percentiles.

        For fiscal 2012 and 2013, Mr. Massimino requested, and the Compensation Committee approved, that he not receive any increase in base salary, target cash incentive opportunity, or target long-term incentive opportunity. As a result, Mr. Massimino's compensation structure has remained unchanged for fiscal 2012 and 2013, compared to his compensation structure at the end of fiscal 2011.

Executive Stock Ownership Guidelines

        The Company first implemented executive stock ownership guidelines at the start of fiscal 2010 in order to further align executive and stockholder interests. These guidelines have been refined from time to time. Consistent with market practices and the Company's compensation objectives, the ownership guidelines currently apply to all Senior Vice Presidents and Division Presidents, Executive Vice Presidents and the Chief Executive Officer. Only fully-owned shares of Common Stock count for purposes of complying with the ownership guideline, which have been established as follows:

  •
  The target share ownership guideline for the Chief Executive Officer is three times (3x) base salary;

  •
  The target share ownership guideline for all Executive Vice Presidents is two times (2x) base salary; and

  •
  The target share ownership guideline for all other Senior Vice Presidents and Division Presidents is one times (1x) base salary.

        The guidelines establish no minimum time in which to achieve the targeted ownership levels, but restrict the amount of equity compensation which can be sold by covered officers until the guideline is achieved. The restrictions apply to all equity awards which vest after September 1, 2009, and prohibit an officer from selling more than 50% of any net shares received, after the payment of taxes, and, in the case of options, the payment of the exercise price for the options, until the ownership guideline is reached. None of the Named Executive Officers has yet achieved the ownership guidelines, but all are complying with the restrictions on sale until the guidelines are met. The Board retains the discretion to modify the guidelines from time to time.

Section 162(m) Policy

        Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended (the "Code") generally disallows a tax deduction to public corporations for compensation over $1,000,000 paid for any fiscal year to the corporation's chief executive officer and certain of its other executive officers. However, Section 162(m) exempts qualifying performance-based compensation from the deduction limit if certain other requirements are met.

        Current base salary, vesting of RSUs and other non-performance-related compensation, if any, for fiscal 2012 are not expected to materially exceed the Section 162(m) limit. The Company has generally intended to structure stock option grants and annual cash incentive opportunities incentives (referred to in the tables below as "non-equity incentive plan compensation") to the Company's executive officers as qualifying performance-based compensation for Section 162(m) purposes, although certain elements of the Company's Non-Equity Incentive Plan Compensation in fiscal 2012 may not be deductible. Moreover, because of timing and other technical requirements, ambiguities, uncertainties and complexities as to the application and interpretation of Section 162(m) and the regulations issued thereunder, no assurance can be given, notwithstanding the Company's efforts, that compensation intended by the Company to satisfy the requirements for deductibility under Section 162(m) will in fact be deductible. Additionally, the Company's RSU awards and long-term cash award opportunities are not qualifying performance-based compensation for Section 162(m) purposes. In granting RSUs and long-term cash award opportunities, the Company has and will continue to consider the possibility that all or a portion of the grants may not be deductible by the Company to the extent that the income realized by the recipient of the grant in connection with the vesting of the award, when combined with other compensation paid to the executive officer in that year that does not satisfy the performance-based rules of Section 162(m), would exceed the $1,000,000 limit under Section 162(m). The Company reserves the authority to award non-deductible compensation in such circumstances as it deems appropriate.

COMPENSATION COMMITTEE REPORT

        The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this Proxy Statement. Based on its review and discussions with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company's Proxy Statement for its 2012 Annual Meeting of Stockholders. This report is provided by the following independent directors who comprise the Compensation Committee:

  COMPENSATION COMMITTEE

  Alice T. Kane (Chair)
  Tim Sullivan
  John Dionisio
  Sharon P. Robinson

        NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN THE COMPANY'S PREVIOUS FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, THAT MIGHT INCORPORATE BY REFERENCE PREVIOUS OR FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE FOREGOING COMPENSATION COMMITTEE REPORT SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS.

RISK ASSESSMENT AND MITIGATION

        Each year, management, with the assistance of Mercer, reviews the structure of the Company's compensation plans to identify elements that could create material risk to the Company. Subsequently, the Compensation Committee reviewed the outcomes of management's assessment. The Company focuses on key risk factors such as any use of uncapped awards, single performance measures in incentive programs, magnitude of aggregate and individual award values, the balance of fixed versus variable pay, the balance of short versus long term pay, and Compensation Committee and executive oversight of plans. During fiscal 2011 and fiscal 2012, the Company increased its focus on the legal, business and financial risks arising out of ED regulations regarding compensation for employees engaged in certain admissions and financial aid activities.

        With respect to executive compensation, management noted that the Compensation Committee had structured the overall compensation program to include features that subject officers to the long-term financial risks and opportunities that align with those faced by the Company's stockholders. Base salaries are fixed in amount and thus do not encourage risk taking. A substantial portion of the compensation provided to our executive officers is in the form of equity awards tied to the Company's stock, which rewards executives for long-term business results and helps to further align executives' interests with those of our stockholders. The Company believes that these awards do not encourage unnecessary risk-taking because the ultimate value of these awards is tied to our stock price, and because grants are generally awarded on an annual basis and subject to long-term vesting schedules to help ensure that executives always have significant value tied to long-term stock price performance. The Company's current practice is to grant executives a mixture of options and RSUs. The Company believes that this mixture provides an appropriate balance between the goals of increasing the price of the Company's Common Stock (as options only have value if the stock price increases after the option is granted) and avoiding risks that could threaten the Company's growth and stability (as RSUs are exposed to decreases in the Company's stock price). Alignment with stockholders' interests is further achieved by stock ownership guidelines that help tie a substantial amount of an executive's wealth to the Company's long-term share value. While our annual incentive program focuses on achievement of short-term or annual goals, and short-term goals may encourage the taking of short-term risks at the expense of long-term results, the primary metric used to measure performance for purposes of determining annual incentive awards to executive officers—operating income—is intended to reflect the Company's overall business results without undue emphasis on one particular metric. Furthermore, annual incentive awards are not guaranteed irrespective of performance, and in all cases the Compensation Committee retains authority to reduce annual incentive amounts (or to pay no annual incentive) based on any factors the Compensation Committee may consider.

        Additionally, management identified compliance with the incentive compensation prohibitions in the Higher Education Act, as amended (the "HEA"), to be a feature of the industry in which the Company operates that potentially exposes the Company to compensation-related risks. The HEA prohibits the Company's educational institutions from providing any commission, bonus or other incentive payment based directly or indirectly on success in securing enrollments or financial aid to any person or entity engaged in any student recruitment, admission or financial aid awarding activity for programs eligible for federal student financial aid funds. A school participating in Federal Title IV student financial aid programs may not pay any commission, bonus or other incentive payments to any person involved in student recruitment or admissions or awarding of Title IV program funds, if such payments are based directly or indirectly on success in enrolling students or obtaining student financial aid. The statutory language of this prohibition does not establish clear criteria for compliance in all circumstances, but between 2002 and June 30, 2011 there were twelve "safe harbors" that defined specific types of compensation that were deemed not to constitute impermissible incentive compensation. Until June 30, 2011, the Company relied on several of these safe harbors to help ensure that its compensation and recruitment practices complied with the statutory prohibition. On October 29, 2010, ED issued final regulations, which became effective as of July 1, 2011, that eliminated all twelve safe harbors, and in lieu of the safe harbors, took the position that any adjustment to compensation based directly or indirectly on securing enrollments or awarding financial aid is inconsistent with the incentive payment prohibition in the HEA.

        The rule further expands the prohibition to individuals who have "responsibility for" recruitment or admission of students or making decisions about awarding Title IV program funds. ED stated that an institution still will be able to make merit-based adjustments to employee compensation, but will not be permitted to consider or base compensation adjustments directly or indirectly, in any part, on success in securing student enrollments, the award of financial aid or institutional goals based on that success. As a result of the final regulations, which took effect July 1, 2011, the Company redesigned its compensation programs for a substantial portion of the organization. The Company interpreted the ED regulations to preclude the use of financial measures, including operating income, in making individual compensation decisions for employees who engage in covered activities under the regulations. It is not entirely clear, however, which employees in the Company are covered by the regulations, except that the ED has stated that employees who engage solely in "policy making" functions are not covered. For employees who arguably engage in covered activities, the Company's compensation programs have been redesigned to exclude metrics that are directly or indirectly related to enrollments, including operating income. For executive officers and other senior employees who oversee admissions and financial aid personnel at a senior level, and whose activities consist of "policy making" functions, operating income continues to be a performance measure for annual incentive awards, and a minimum level of operating income performance must be achieved for any annual incentive to be paid to these employees. Furthermore, the Company has determined that the funding of the overall bonus pool will be adjusted based on operating income to help ensure the affordability of incentive payments. The allocation of the overall bonus pool to individual employees who potentially engage in covered activities will not be based, however, on operating income. Nevertheless, the ED regulations weaken the Company's overall pay for performance relationship, as fewer employees can have compensation tied to financial performance, which introduces additional financial risk. The Company believes it has mitigated this risk to the extent reasonably possible within a difficult and uncertain regulatory environment. The Company believes that it maintains a strong pay for performance relationship where permissible and utilizes other allowable key performance drivers where financial metrics are disallowed. The revised compensation programs for fiscal 2012 and 2013 also set challenging goals to help ensure affordability of such programs.

        All of these changes to the Company's compensation practices could adversely affect the Company's ability to compensate many of its employees in a manner that appropriately reflects their job performance, which in turn could reduce their effectiveness and make it more difficult to attract and retain qualified and competent personnel. The Company has retained regulatory counsel to review its compensation practices for employees who engage in covered activities under the regulations, and we believe that our current compensation plans are in compliance with current HEA standards and the ED's regulations. We cannot, however, provide assurance that the ED will not find deficiencies in our compensation plans. In addition, the application of the new ED compensation regulations is unclear in a number of respects, and a lack of certainty could increase the risk of future Federal False Claims Act qui tam lawsuits in which private plaintiffs assert that the Company's compensation practices violate the incentive compensation rules and, therefore, that its receipt of Title IV funds constitutes a false claim. The Company has been the subject of three such qui tam lawsuits relating to its compensation practices, all of which have been dismissed at the district court level. The relator in one of the dismissed cases appealed to the U.S. Ninth Circuit Court of Appeals, which reversed the district court's dismissal on August 8, 2011, and remanded the case to the district court to permit the relator to amend its complaint. On December 15, 2011, the relator filed a first amended complaint in U.S. District Court. The Company moved the U.S. District Court to dismiss the first amended complaint, and on April 19, 2012, the District Court held that the statute of limitations bars the relators from asserting claims based on conduct prior to 2005, but otherwise denied the Company's motion to dismiss.

        In conducting its review of the Company's overall compensation plans with an eye towards risk, management also identified and confirmed the following design features of our compensation policies and practices that mitigate risks: Compensation Committee review and approval of plans and negative discretion with respect to payment of awards, senior executive oversight of lower-level employee plans, mixture of cash and equity opportunities, mixture of performance time horizons, avoidance of uncapped awards, compliance gating requirements for all incentive payments, internal controls and compliance programs to discourage inappropriate conduct, individual awards that are limited in size such that they do not create a material financial risk, aggregate value of all short-term incentive payments that is less than 10% of the total wages for the Company, and regulatory counsel review of plans to ensure governmental compliance. In light of the foregoing, the Company concluded that the established design features of the compensation programs mitigate inappropriate risk-taking and that its compensation policies and practices are not reasonably likely to have a material adverse effect on the Company. However, there can be no assurances that the Company's compensation policies will never have a material adverse effect on the Company, particularly with respect to the Company's efforts to comply with the incentive compensation prohibitions in the HEA.

 SUMMARY COMPENSATION TABLE

        The following table presents information regarding the compensation of our Named Executive Officers for services rendered during fiscal years ended June 30, 2012, June 30, 2011 and June 30, 2010.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(i)	(j)
Jack Massimino	2012	900,000	-0-	425,250	487,845	1,300,219	77,830	3,191,144
Chief Executive Officer	2011	871,291	-0-	443,756	1,516,524	517,500	64,372	3,413,443
and Chairman of the	2010	832,000	-0-	81,447	172,682	1,913,600	32,974	3,032,703
Board
Robert Owen(4)	2012	350,000	-0-	54,338	62,336	329,766	44,137	840,577
Executive Vice President,	2011	284,000	-0-	56,708	140,934	131,250	25,137	638,029
Chief Financial Officer	2010	275,600	-0-	132,279	280,460	413,400	36,967	1,138,706
and Former Chief Accounting Officer
Kenneth S. Ord(5)	2012	515,000	-0-	79,955	91,722	582,272	26,942	1,295,891
Executive Vice President,	2011	479,934	-0-	90,859	225,793	193,125	25,538	1,015,249
Chief Administrative	2010	442,000	-0-	152,479	323,286	663,000	24,764	1,605,529
Officer and Former Chief Financial Officer
Beth Wilson	2012	438,000	-0-	68,000	78,009	412,678	43,382	1,040,069
Executive Vice President	2011	425,000	-0-	84,865	210,905	164,250	40,931	925,951
	2010	413,051	-0-	142,484	302,114	619,577	39,450	1,516,676
Stan A. Mortensen	2012	385,000	-0-	59,771	68,569	362,742	55,175	931,257
Executive Vice President	2011	350,000	-0-	69,888	173,686	144,375	52,554	790,503
and General Counsel	2010	312,000	-0-	140,382	297,652	468,000	50,516	1,268,550
William Buchanan	2012	385,000	-0-	59,771	68,569	362,742	44,137	920,219
Executive Vice President,	2011	370,000	-0-	73,883	183,611	144,375	42,052	813,921
Marketing and	2010	322,410	-0-	140,248	297,336	483,615	39,756	1,283,365
Admissions

(1)
In accordance with SEC rules, the amounts reported in Columns (e) and (f) of the table above reflect the fair value on the grant date of the stock awards and option awards, respectively, granted to our Named Executive Officers. These values have been determined under the principles used to calculate the grant date fair value of equity awards for purposes of the Company's financial statements. For a discussion of the assumptions and methodologies used to calculate the amounts reported in Columns (e) and (f), please see (i) the discussions contained in Note 7 (Common Stockholders' Equity) to the Company's Consolidated Financial Statements included as part of the Company's 2012 Annual Report, which note is incorporated herein by reference, and (ii) similar Common Stockholders' Equity notes contained in the Company's Consolidated Financial Statements filed on Forms 10-K for prior fiscal years as to the option and RSU awards granted in those years.

(2)
For a description of our bonus program for fiscal 2012 identified in the table above under the heading, "Non-Equity Incentive Plan Compensation," please see the discussion in the "Compensation Discussion and Analysis" above under the heading, "Executive Compensation Elements—Annual Cash Incentive."

(3)
For fiscal year 2012, the amount reported in Column (i) for Mr. Massimino consists of an automobile allowance of $12,690, Company-paid medical, dental and vision premiums and cost reimbursement under an executive medical plan of $23,674 and Company reimbursement of Mr. Massimino's travel between his home in Utah and our Campus Support Center in Santa Ana, California of $41,466 during fiscal 2012. The amount reported for Mr. Owen consists of an automobile allowance of $12,690 and Company-paid medical, dental, vision premiums and cost reimbursement under an executive medical plan of $31,447. The amount reported for Mr. Ord consists of an automobile allowance of $12,690 and Company-paid medical, dental and vision premiums and cost reimbursement under an executive medical plan of $14,252. The amount reported for Ms. Wilson consists of an automobile allowance of $12,690, Company-paid 401(k) match contribution of $10,714 and Company-paid medical, dental, vision premiums and cost reimbursement under an executive medical plan of $19,978. The amount reported for Mr. Mortensen consists of an automobile allowance of $12,690, Company-paid 401(k) match payments of $11,038 and Company-paid medical, dental and vision premiums and cost reimbursement under an executive medical plan of $31,447. The amount reported for Mr. Buchanan consists of an automobile allowance of $12,690 and Company-paid medical, dental and vision premiums and cost reimbursement under an executive medical plan of $31,447.

(4)
Mr. Owen was appointed as the Company's Chief Financial Officer effective September 1, 2011. Prior to that, he had served as the Company's Executive Vice President and Chief Accounting Officer.

(5)
Mr. Ord served as the Company's Chief Financial Officer until September 1, 2011. He continues to serve as the Company's Executive Vice President and Chief Administrative Officer.

Compensation of Named Executive Officers

        The Summary Compensation Table above quantifies the value of the different forms of compensation earned by or awarded to our Named Executive Officers during our 2012 fiscal year. The primary elements of each Named Executive Officer's total compensation reported in the table are base salary, non-equity incentive compensation and long-term equity incentives consisting of options to purchase Common Stock and RSUs. Named Executive Officers also earned the other benefits listed in Column (i) of the Summary Compensation Table, as further described in footnote (3) to the table.

        The Summary Compensation Table should be read in conjunction with the tables and narrative descriptions that follow. The table entitled "Grants of Plan-Based Awards in Fiscal 2012," and the description of the material terms of the stock options and RSUs granted in fiscal 2012 that follows it, provides information regarding the stock options and RSUs awarded to Named Executive Officers during our 2012 fiscal year. The tables entitled "Outstanding Equity Awards at Fiscal 2012 Year-End" and "Option Exercises and Stock Vested in Fiscal 2012" provide further information on the Named Executive Officers' potential realizable value and actual value realized with respect to their equity awards. The Company has employment agreements with each of its current Named Executive Officers. These agreements are described in detail in the Section below entitled "Employment, Severance, and Potential Change in Control Payments."

 GRANTS OF PLAN-BASED AWARDS IN FISCAL 2012

        The following table presents information regarding non-equity incentive plans and grants of equity awards made during the Company's fiscal year ended June 30, 2012 to each of the Named Executive Officers. The material terms of each equity grant are described below under the heading "Description of Plan-Based Awards."

					All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)					Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(2)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
(a)	(b)	(c)	(d)	(e)	(i)	(j)	(k)	(l)
Jack Massimino	6/28/2011	414,000	1,035,000	2,000,000
	8/26/2011				225,000			425,250
	8/26/2011					450,000	1.89	487,845
Robert Owen	6/28/2011	105,000	262,500	525,000
	8/26/2011					57,500	1.89	62,336
	8/26/2011				28,750			54,338
Kenneth S. Ord	6/28/2011	154,500	386,250	772,500
	8/26/2011					84,607	1.89	91,722
	8/26/2011				42,304			79,955
Beth Wilson	6/28/2011	131,400	328,500	657,000
	8/26/2011					71,957	1.89	78,009
	8/26/2011				35,979			68,000
Stan A. Mortensen	6/28/2011	115,500	288,750	577,500
	8/26/2011					63,250	1.89	68,569
	8/26/2011				31,625			59,771
William Buchanan	6/28/2011	115,500	288,750	577,500
	8/26/2011					63,250	1.89	68,569
	8/26/2011				31,625			59,771

(1)
Each of the Named Executive Officers was eligible to receive a cash incentive payment with respect to fiscal year 2012 pursuant to an award established under the Company's 2003 Performance Award Plan approved by stockholders. Columns (c), (d) and (e) in the table above reflect the threshold, target and maximum amounts, respectively, under the incentive arrangement approved by the Compensation Committee of the Company's Board of Directors for each of such Named Executive Officers on June 28, 2011. These arrangements are described in more detail in the "Compensation Discussion and Analysis" section above under the heading, "Executive Compensation Elements—Annual Cash Incentive."

(2)
The amounts reported in Column (l) of the table reflect the fair value of these awards on the grant date as determined under the principles used to calculate the value of equity awards for purposes of our consolidated financial statements. For a discussion of the assumptions and methodologies used to calculate the amounts reported in Column (l), please see footnote (1) to the Summary Compensation Table above.

 Description of Plan-Based Awards

        The material terms of the non-equity incentive plan awards reported in the Grants of Plan-Based Awards in Fiscal 2012 table are described in the "Compensation Discussion and Analysis" section above under the heading "Executive Compensation Elements—Annual Cash Incentive." Each of these awards was granted under, and is subject to, the terms of the 2003 Performance Award Plan approved by stockholders (as amended and restated, the "2003 Plan"). The 2003 Plan is administered by the Compensation Committee of the Company's Board of Directors.

        Each of the equity-based awards reported in the Grants of Plan-Based Awards Table was granted under, and is subject to, the terms of the Company's 2003 Plan. During fiscal 2012, each Named Executive Officer was granted long-term equity incentive awards under the 2003 Plan in the form of options to purchase shares of Common Stock of the Company and RSUs. Each Named Executive Officer received a grant of options to purchase Common Stock on August 26, 2011, 1/3 of which vests on each of August 26, 2012, August 26, 2013 and August 26, 2014. The exercise price of the options is the closing market price of the Company's stock on August 26, 2011 ($1.89). On August 26, 2011, each Named Executive Officer also received a grant of RSUs, one-third of which vest on each of August 26, 2012, August 26, 2013 and August 26, 2014. All options granted during fiscal 2012 expire seven years from the grant date. The unvested portion of the options will generally terminate upon a termination of the Named Executive Officer's employment. The Named Executive Officer will generally have three months to exercise the vested portion of the option following a voluntary termination of his or her employment (other than upon retirement) or a termination by the Company other than for cause. This period is extended to twelve months if the termination is a result of the Named Executive Officer's death, disability or retirement. If the Named Executive Officer is terminated by the Company for cause, the option (whether or not then vested) will immediately terminate. Please see the section below entitled "Employment, Severance, and Potential Change in Control Payments" for a description of the potential vesting of options and RSU awards that may occur in connection with a change in control and/or certain terminations of a Named Executive Officer's employment.

 OUTSTANDING EQUITY AWARDS AT FISCAL 2012 YEAR-END

        The following table presents information regarding the outstanding equity awards held by each Named Executive Officer as of June 30, 2012, the end of the Company's 2012 fiscal year, including the vesting dates for the portions of these awards that had not vested as of that date.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(2)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date(3)	Number of Shares or Units of Stock That Have Not Vested (#)(4)		Market Value of Shares or Units of Stock That Have Not Vested ($)(5)
(a)	(b)	(c)		(d)	(e)	(f)	(g)		(h)
Jack Massimino	20,000	0			20.16	11/21/2012
	20,000	0			27.16	8/25/2013
	12,000	0			11.37	8/31/2014
	350,000	0			18.65	11/17/2014
	70,000	0			12.75	8/30/2015
	210,000	0			13.34	2/2/2014
	260,000	0			14.06	8/31/2014
	240,000	0			14.25	1/2/2015
	65,625	21,875	(6)		13.27	8/29/2015
	20,782	0			19.11	8/28/2016
	215,000	430,000	(7)		4.82	2/4/2018
	0	450,000	(8)		1.89	8/26/2018
							68,799	(9)	198,829
							225,000	(8)	650,250
Robert Owen	20,000	0			32.05	11/3/2013
	18,667	0			11.37	8/31/2014
	24,500	0			12.75	8/30/2015
	24,500	0			13.34	2/2/2014
	35,000	0			14.06	8/31/2014
	39,375	13,125	(6)		13.27	8/29/2015
	22,502	11,251	(10)		19.11	8/28/2016
	14,979	29,956	(11)		4.73	8/25/2017
	6,420	12,838	(12)		4.30	11/17/2017
	0	57,500	(8)		1.89	8/26/2018
							2,307	(10)	6,667
							8,792	(12)	25,409
							28,750	(8)	83,088
Kenneth S. Ord	70,000	0			17.84	2/10/2015
	52,500	0			12.75	8/30/2015
	52,500	0			13.34	2/2/2014
	52,500	0			14.06	8/31/2014
	39,375	13,125	(6)		13.27	8/29/2015
	25,938	12,969	(10)		19.11	8/28/2016
	23,997	47,994	(11)		4.73	8/25/2017
	10,285	20,569	(12)		4.30	11/17/2017
	0	84,607	(8)		1.89	8/26/2018
							10,000	(13)	28,900
							2,660	(10)	7,687
							14,086	(12)	40,709
							42,304	(8)	122,259

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(2)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date(3)	Number of Shares or Units of Stock That Have Not Vested (#)(4)		Market Value of Shares or Units of Stock That Have Not Vested ($)(5)
(a)	(b)	(c)		(d)	(e)	(f)	(g)		(h)
Beth Wilson	112,500	0			16.01	8/27/2012
	150,000	0			30.14	11/20/2013
	70,000	0			11.37	8/31/2014
	52,500	0			12.75	8/30/2015
	52,500	0			13.34	2/2/2014
	52,500	0			14.06	8/31/2014
	39,375	13,125	(6)		13.27	8/29/2015
	24,239	12,120	(10)		19.11	8/28/2016
	22,415	44,829	(11)		4.73	8/25/2017
	9,607	19,213	(12)		4.30	11/17/2017
	0	71,957	(8)		1.89	8/26/2018
							2,485	(10)	7,182
							13,157	(12)	38,024
							35,979	(8)	103,979
Stan A. Mortensen	52,500	0			16.01	8/27/2012
	31,000	0			27.16	8/25/2013
	39,000	0			30.14	11/20/2013
	22,667	0			11.37	8/31/2014
	24,500	0			12.75	8/30/2015
	24,500	0			13.34	2/2/2014
	35,000	0			14.06	8/31/2014
	39,375	13,125	(6)		13.27	8/29/2015
	23,881	11,941	(10)		19.11	8/28/2016
	18,459	36,918	(11)		4.73	8/25/2017
	7,912	15,822	(12)		4.30	11/17/2017
	0	63,250	(8)		1.89	8/26/2018
							2,449	(10)	7,078
							10,835	(12)	31,313
							31,625	(8)	91,396
William Buchanan	30,000	0			23.98	7/15/2014
	10,938	0			11.37	8/31/2014
	26,250	0			12.75	8/30/2015
	39,375	0			13.34	2/2/2014
	52,500	0			14.06	8/31/2014
	39,375	13,125	(6)		13.27	8/29/2015
	23,856	11,928	(10)		19.11	8/28/2016
	19,514	39,028	(11)		4.73	8/25/2017
	8,364	16,726	(12)		4.30	11/17/2017
	0	63,250	(8)		1.89	8/26/2018
							2,446	(10)	7,069
							11,454	(12)	33,102
							31,625	(8)	91,396

(1)
All exercisable options are currently vested.

(2)
All unexercisable options are currently unvested. Subject to each Named Executive Officer's continued employment, options granted prior to August 2009 generally become vested in four equal annual installments on the first four anniversaries of the grant date. Options granted to the Named Executive Officers in August 2009 and thereafter vest in three equal annual installments on the first three anniversaries of the grant date.

  As described in the section below entitled "Employment, Severance, and Potential Change in Control Payments," all or a portion of each option grant may vest earlier in connection with a change in control or certain terminations of employment.

(3)
The expiration date shown is the normal expiration date and the latest date that options may be exercised. Options may terminate earlier in certain circumstances, such as in connection with a Named Executive Officer's termination of employment.

(4)
RSU awards (Column (g)) typically become vested in three or four equal annual installments on the first three or four anniversaries, as applicable, of the grant date, subject to the Named Executive Officer's continued employment through each vesting date. As described in the section below entitled "Employment, Severance, and Potential Change in Control Payments," all or a portion of each RSU award may vest earlier in connection with a change in control or certain conditions of termination of employment.

(5)
The aggregate market value of outstanding RSUs (Column (h)) is based on $2.89 per share, the closing price of the Company's common stock on June 29, 2012, which was the last trading day of the Company's fiscal year.

(6)
The unvested portion of this award is scheduled to vest on August 29, 2012.

(7)
The unvested portion of this award is scheduled to vest in two equal installments on February 4, 2013 and February 4, 2014.

(8)
The unvested portion of this award is scheduled to vest in three equal installments on August 26, 2012, August 26, 2013 and August 26, 2014.

(9)
The unvested portion of this award is scheduled to vest in two equal installments on November 17, 2012 and November 17, 2013; provided however, (1) since Mr. Massimino remained Chairman of the Board for at least one year following the grant date, if he resigns from such position, any remaining unvested RSUs subject to the award will immediately vest upon his retirement from the Board, and (2) if a change in control event occurs, any remaining unvested RSUs subject to the award will vest upon such event. RSUs are scheduled to be delivered to Mr. Massimino in two equal installments on November 17, 2012 and November 17, 2013, the second and third anniversaries of the grant date.

(10)
The unvested portion of this award is scheduled to vest on August 28, 2012.

(11)
The unvested portion of this award is scheduled to vest in two equal installments on August 25, 2012 and August 25, 2013.

(12)
The unvested portion of this award is scheduled to vest in two equal installments on November 17, 2012 and November 17, 2013.

(13)
The 10,000 RSUs reported for Mr. Ord have vested, but Mr. Ord elected to defer delivery until his retirement pursuant to the Company's Executive Deferral Plan.

 OPTION EXERCISES AND STOCK VESTED IN FISCAL 2012

        The following table presents information regarding option exercises and the vesting of RSUs held by the Named Executive Officers during the Company's 2012 fiscal year.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)(1)
(a)	(b)	(c)	(d)		(e)
Jack Massimino	0	0	34,400	(2)	93,224
Robert Owen	0	0	7,953		19,023
Kenneth S. Ord	0	0	11,578		28,240
Beth Wilson	0	0	10,939		26,651
Stan A. Mortensen	0	0	9,116		22,060
William Buchanan	0	0	10,049		24,271

(1)
The dollar amounts shown in Column (e) above for stock awards are determined by multiplying the number of RSUs that vested by the per share closing price of the Common Stock on the vesting date.

(2)
These shares vested on November 17, 2011, but in accordance with the terms of the grant to Mr. Massimino they were not delivered on such date; they are scheduled to be delivered in two equal installments on November 17, 2012 and November 17, 2013.

NONQUALIFIED DEFERRED COMPENSATION PLANS IN FISCAL 2012

        The following table provides information relating to the Company's deferred compensation plans, which provide for the deferral of compensation on a basis that is not tax-qualified.

Nonqualified Deferred Compensation
Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)(1)		Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End($)
(a)	(b)	(c)	(d)		(e)	(f)
Jack Massimino	-0-	-0-	-0-		-0-	-0-
Robert Owen	-0-	-0-	-0-		-0-	-0-
Kenneth Ord	-0-	-0-	(13,700	)(2)	-0-	28,900	(2)
Beth Wilson	-0-	-0-	-0-		-0-	-0-
Stan A. Mortensen	-0-	-0-	-0-		-0-	-0-
William Buchanan	-0-	-0-	-0-		-0-	-0-

(1)
The amount reported under Column (d) reflects the change in value of Mr. Ord's deferred RSUs during fiscal 2012. The reported under Column (d) is not included in the Summary Compensation Table because plan earnings were not considered preferential or above market under the applicable disclosure rules.

(2)
Pursuant to the Company's Executive Deferral Plan, Mr. Ord elected to defer the delivery of 10,000 RSUs granted to him on February 10, 2005 until his retirement. The shares underlying the RSUs, absent the deferral election, would have been delivered to Mr. Ord on February 10, 2006, February 10, 2007, February 10, 2008 and February 10, 2009. The value for Mr. Ord in Column (f) reflects the value of all 10,000 shares deferred as of the last trading day of fiscal 2012 at the closing market price of $2.89 on such date. Mr. Ord does not participate in the Company's

  Deferred Compensation Plan. No other Named Executive Officer has elected to defer the delivery of his or her RSUs.

          In addition to the Executive Deferral Plan, which permits deferral of equity compensation awards, the Company maintains a Deferred Compensation Plan that permits employees at or above the level of assistant vice president or regional vice president to elect to defer receipt of up to 75% of annual base salary and up to 100% of bonus. The minimum annual deferral under the Deferred Compensation Plan is $5,000. None of the Named Executive Officers participated in the Deferred Compensation Plan during fiscal 2012.

          To equalize benefits provided under the Company's qualified defined contribution 401(k) plan that are lost due to limits under ERISA and the Internal Revenue Code, the Company makes a matching contribution in respect of certain deferrals under the Deferred Compensation Plan. The matching contribution is generally equal to 100% of a participant's deferrals up to the first 2% of the participant's base salary and bonus, and 50% of the participant's deferrals in excess of such amount, up to a maximum of 6% of the participant's base salary and bonus, less the amount of the employer matching contribution that the Company would have made to the participant's account under the Company's 401(k) plan had the participant made the maximum 401(k) deferrals for that plan year. Company matching contributions generally become vested according to the same vesting schedule that applies to matching contributions under the 401(k) plan, and unvested matching contributions will also become vested upon a participant's death. The Deferred Compensation Plan also permits the Company to make discretionary contributions under the plan.

          Deferred amounts are credited to accounts for participants under the Deferred Compensation Plan. Participants direct the deemed investment of their accounts among fourteen mutual funds selected by the Company, and account earnings are based on the performance of the chosen funds. Participants may change the deemed investment of their accounts on a monthly basis. During the Company's 2012 fiscal year, the returns for the chosen funds ranged from -13.52% to 5.97%.

          Payments from the Deferred Compensation Plan may be made, as elected by participants, at: (i) the beginning of the first calendar year that begins at least 6 months following the participant's separation from service; or (ii) the beginning of a designated year, not earlier than five years after the deferral is made. Payments from the Deferred Compensation Plan may be received in a lump sum or, if payment is triggered by the participant's separation from service, in annual installments over five, ten or fifteen years, as elected by the participant. Payments are accelerated in the event of a participant's death or disability. In addition, a participant may make a hardship withdrawal for an unforeseeable emergency (within the meaning of Section 409A of the Internal Revenue Code) if the participant's request is approved by the Company.

EMPLOYMENT, SEVERANCE, AND POTENTIAL CHANGE IN CONTROL PAYMENTS

Employment Agreements

          The Company maintains employment agreements (collectively, the "Employment Agreements") with each of the Named Executive Officers, all of which were initially entered into prior to fiscal 2009, although Mr. Massimino's agreement was amended and extended in the manner described below in September 2012. This section describes the compensation and other benefits to the Named Executive Officers under the Employment Agreements that were in effect as of June 30, 2012, including payments in the event of certain terminations of their employment or in the event of a change in control of the Company. All such benefits will be paid or provided by the Company.

          The Employment Agreements each have initial terms of two years. The terms of each Employment Agreement are automatically extended for an additional year on the first anniversary of the effective date of each agreement and on each subsequent anniversary date unless either the Company or the executive gives a termination notice to the other party at least one year prior to the expiration date of the then-current term. The maximum term of the Employment Agreements, even with the automatic extensions, is five years, although Mr. Massimino's agreement was extended beyond the five-year expiration in September 2012. The Employment Agreements provide for the payment of annual base salaries of no less than that in effect for the particular Named Executive Officer as of the date of the applicable Employment Agreement with such officer. The amount of these base salaries is required to be reviewed annually by the Compensation Committee. The base salary of each such executive in effect from time to time can only be reduced involuntarily by the Company to the extent such reduction is made equally to all peer employees. In addition, the Employment Agreements entitle the Named Executive Officers to all rights and benefits available to peer employees or employees of the Company generally, including stock options and/or other awards granted pursuant to the 2003 Plan, and participation in incentive compensation plans, 401(k) contribution plans, and life, medical, dental, disability, or insurance plans or policies (including the Company's Employee Stock Purchase Plan), and provide the Named Executive Officers with vacation benefits of no less than three weeks per year. All Employment Agreements in effect as of June 30, 2012 contained obligations on the part of the Named Executive Officers which continue after termination not to disclose any confidential information, knowledge, data or know-how of the Company, not to unfairly compete with the Company by using trade secret information to disrupt, damage, impair, or interfere with the Company's business, and not to solicit, directly or indirectly, any employees of the Company for a period of one year after termination. Each of the Named Executive Officers and the Company have also agreed to mandatory arbitration to resolve any disputes.

  Severance Payments Upon Resignation, Retirement or Termination For Cause

          There are certain situations under which, notwithstanding the existence of the Employment Agreements, the Named Executive Officers would not receive any payments or accelerated vesting of equity awards upon the end of their employment with the Company. In general, if any of the Named Executive Officers voluntarily resigned as of June 30, 2012, he would not be entitled to any cash payments and all unvested stock options and unvested RSUs would be forfeited as of the last day of employment, and the Named Executive Officer would generally have a period of 3 months after his or her resignation to exercise any vested options. In addition, if any of the Named Executive Officers were terminated by the Company for "Cause" (as defined in the executive's Employment Agreement), he or she would not be entitled to any cash payments and all vested or unvested stock options, and all unvested RSUs, would be forfeited as of the last day of employment.

  RSU Vesting Upon Death or Disability

          Upon the death or disability of a Named Executive Officer, each Named Executive Officer's RSU award agreements provide that the vesting of all unvested RSUs awarded to that Named Executive Officer will immediately accelerate. The Named Executive Officer would not be entitled to any other payments or benefits merely by virtue of such death or disability. Upon the Named Executive Officer's death or disability, he or she (or his or her estate) would have 12 months to exercise any vested but unexercised stock options; any unvested stock options terminate as of the date of death or disability.

  Termination Without Cause and Resignation for Good Reason

          Pursuant to the terms of the Employment Agreements, if the Company terminates a Named Executive Officer's employment without Cause, or if a Named Executive Officer terminates his or her employment for "Good Reason" (as defined in each Named Executive Officer's Employment Agreement), then such officer is entitled to a lump sum payment equal to (i) with respect to Mr. Massimino, the sum of (A) one times (1x) the value of his annual base salary in effect as of the date of such termination, plus (B) one times (1x) his target incentive bonus in effect as of the date of such termination, and (ii) with respect to Mr. Owen, Mr. Ord, Ms. Wilson, Mr. Mortensen and Mr. Buchanan, 1.75 times (1.75x) his or her annual base salary in effect as of the date of such termination (each, a "Severance Payment").

        In addition, pursuant to the terms of the 2003 Plan and applicable stock option agreements, Named Executive Officers generally have three months after the termination of his or her employment by the Company without Cause or his or her resignation for Good Reason to exercise any vested but unexercised options to purchase Common Stock. Any unvested stock options or RSUs would terminate and be forfeited as of the last day of employment.

Termination in Connection with a Change In Control

        If, in anticipation of or within 24 months following a "Change in Control" (as defined in each Named Executive Officer's Employment Agreement), any Named Executive Officer is terminated without Cause, or if within 24 months following a Change in Control any Named Executive Officer terminates his or her own employment for Good Reason, then such officer is entitled to receive a lump sum payment equal to two times (2x) the Severance Payment described above. If the total payments to be received by any Named Executive Officer, other than Mr. Massimino, upon a Change In Control results in the imposition of excise taxes under Section 4999 of the Code, such officer is entitled to receive an additional payment so that after payment by such officer of all applicable excise taxes he or she would retain an amount equal to the amount he or she would have retained had no excise tax been imposed; provided, however, that if such officer could reduce the amount of the total payments he or she would be entitled to receive following the Change in Control by 10% or less and have no portion of the total payments be subject to the applicable excise tax, then the total payments will be so reduced. This modified excise tax "gross-up" is intended to make the Named Executive Officers whole for any adverse tax consequences they may become subject to under Section 4999 of the Code, and to preserve the level of their respective change in control severance protections that the Company has determined to be appropriate. On September 24, 2012, after the end of fiscal 2012 and upon the approval of the Compensation Committee, Mr. Massimino's Employment Agreement was amended (the "Amendment") to extend its termination date to March 17, 2013 and to eliminate the modified tax "gross-up" provision in his agreement. Instead, the Amendment replaces the modified tax "gross up" provision with a "best net" provision, so that if payments made to Mr. Massimino following a change in control of the Company would result in the imposition of excise taxes under Section 4999 of the Code, then the payments would be reduced to one dollar less than the amount that would trigger the excise tax payment, but only if such reduction would yield an after-tax benefit to Mr. Massimino that is greater, after giving effect to such reduction, than if no reduction had been made.

        Pursuant to the 2003 Plan and the stock option agreements and RSU agreements for the Named Executive Officers, upon the occurrence of a Change in Control in which the Company does not survive or in which the Common Stock ceases to be publicly traded, 100% of each Named Executive Officer's outstanding unvested stock options and RSU awards would immediately become fully vested, unless the Administrator under the 2003 Plan has made a provision for the substitution, assumption, exchange or other continuation or settlement of the applicable award. Additionally, even if the Company were the surviving entity and its stock continued to be publicly traded, if a Named Executive Officer's employment is terminated without Cause, or he or she terminates his or her employment for Good Reason, in connection with a Change in Control or within 2 years after a Change in Control, then all unvested options to purchase Common Stock and all unvested RSUs would become fully vested. In the event that outstanding stock options or RSUs are not substituted, assumed, exchanged or settled in connection with the Change in Control, the Named Executive Officers and other Company employees would be entitled to full vesting of these awards in advance of such awards being terminated in connection with the change in control.

Severance Payments

        The following table lists the estimated amounts that would have been payable to, or the value that would have been received by, the Named Executive Officers under the circumstances described above, assuming that the applicable triggering event occurred on June 30, 2012. For purposes of this table, it is assumed that (i) the price per share of the Common Stock is equal to the closing price per share on June 29, 2012 ($2.89), the last business day of the Company's fiscal year 2012, and (ii) the value of any stock options or RSUs that may be accelerated is equal to the full intrinsic value of such awards (i.e., the full "spread" value for stock options and the full closing price per share on June 29, 2012 for RSUs). In addition to the amounts reported in the following table, the Named Executive Officers would be entitled to receive the amounts reported above in the "Nonqualified Deferred Compensation Plans in Fiscal 2012" table following any termination of their employment.

Name	Estimated Value of Payments Upon Resignation or Retirement ($)	Estimated Value of Payments Upon Death or Disability ($)	Estimated Value of Payments Upon Termination Without "Cause" or Resignation for "Good Reason" (no Change in Control) ($)	Estimated Value of Payments Upon a Termination in Connection with a Change in Control(1) ($)
Jack Massimino
Severance Payment	0	0	1,935,000	3,870,000
RSU Acceleration	0	849,079	0	849,079
Option Acceleration	0	0	0	450,000
Robert Owen
Severance Payment	0	0	612,500	1,225,000
RSU Acceleration	0	115,164	0	115,164
Option Acceleration	0	0	0	57,500
Kenneth S. Ord
Severance Payment	0	0	901,250	1,802,500
RSU Acceleration	0	170,655	0	170,655
Option Acceleration	0	0	0	84,607
Beth Wilson
Severance Payment	0	0	766,500	1,533,000
RSU Acceleration	0	149,185	0	149,185
Option Acceleration	0	0	0	71,957
Stan A. Mortensen
Severance Payment	0	0	673,750	1,347,500
RSU Acceleration	0	129,787	0	129,787
Option Acceleration	0	0	0	63,250
William Buchanan
Severance Payment	0	0	673,750	1,347,500
RSU Acceleration	0	131,567	0	131,567
Option Acceleration	0	0	0	63,250

(1)
Upon the occurrence of a change in control in which the Company does not survive or in which the Common Stock ceases to be publicly traded, even if the employment of the Named Executive Officers were not terminated, all of the executive's outstanding unvested stock options and RSUs would become fully vested. As noted above, each of the Named Executive Officers except Mr. Massimino may be entitled to additional payments in the event that their benefits would be subject to excise taxes under Section 4999 of the Code. We estimate that the payment of the foregoing amounts to each of the Named Executive Officers (including any acceleration of the executive's equity-based awards that may apply in the circumstances) would not trigger excise taxes under Section 4999.

 REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

        The Audit Committee of the Board of Directors is comprised entirely of non-employee directors, each of whom are "independent directors" as defined in Nasdaq listing standards and in Rule 10A-3 promulgated under the Securities Exchange Act of 1934, as amended. The Audit Committee held five meetings during fiscal year 2012.

        The Audit Committee oversees the Company's auditing, accounting and financial reporting process on behalf of the Board of Directors. Management is responsible for the Company's internal controls and establishing and reviewing the financial reporting process. The Company's independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted accounting principles and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

        During the 2012 fiscal year, the Audit Committee met and held discussions with management and the Company's independent accountants, Ernst & Young LLP. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements of the Company for the fiscal year ended June 30, 2012 with management and Ernst & Young LLP.

        The Audit Committee reviewed and discussed the audited financial statements of the Company for the fiscal year ended June 30, 2012 with the Company's management, and has discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards Board Standard No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee reviewed with management the reasonableness of significant judgment and clarity of disclosures in the financial statements, the quality, not just the acceptability, of the Company's accounting principles and other such matters. Ernst & Young LLP also provided to the Audit Committee the written disclosures and the letter from that firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit Committee concerning independence. The Audit Committee discussed with Ernst & Young LLP that firm's independence and considered whether the non-audit services provided by that firm are compatible with maintaining its independence.

        The Audit Committee also reviewed and discussed together with management and Ernst & Young LLP the Company's audited consolidated financial statements for the fiscal year ended June 30, 2012 and the results of management's assessment of the effectiveness of the Company's internal control over financial reporting and Ernst & Young LLP's audit of internal control over financial reporting. The Audit Committee discussed with the Company's internal auditors and Ernst & Young LLP the overall scope and plans for their respective audits. The Audit Committee meets with the internal auditors, in-house legal counsel and Ernst & Young LLP, with and without management present, to discuss the results of their examinations; their evaluations of the Company's internal control, including internal control over financial reporting; and the overall quality of the Company's financial reporting.

        Based on the Audit Committee reviews and discussions with management and Ernst & Young LLP, as described above, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for filing with the SEC for the year ended June 30, 2012.

THE AUDIT COMMITTEE
Hank Adler (Chairman) Terry Hartshorn Robert Lee John Dionisio

        NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN THE COMPANY'S PREVIOUS FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, THAT MIGHT INCORPORATE BY REFERENCE PREVIOUS OR FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE FOREGOING REPORT OF THE AUDIT COMMITTEE AND ANY STATEMENTS REGARDING THE INDEPENDENCE OF THE AUDIT COMMITTEE MEMBERS SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS.

 FEES PAID TO INDEPENDENT AUDITORS

Audit Fees

        The aggregate fees for professional services rendered by Ernst & Young LLP for the audit of the Company's annual financial statements for the fiscal years ended June 30, 2012 and June 30, 2011, the review of the Company's quarterly reports on Form 10-Qs, and other regulatory filings for such fiscal years were approximately $2,173,000 and $2,316,000, respectively.

Audit-Related Fees

        The aggregate fees for services rendered by Ernst & Young LLP for audit-related services in the Company's fiscal years ended June 30, 2012 and June 30, 2011 were approximately $0 and $0, respectively.

Tax Fees

        The aggregate fees for services rendered by Ernst & Young LLP for tax compliance, tax advice and tax planning in the Company's fiscal years ended June 30, 2012 and June 30, 2011 were approximately $776,000 and $405,000, respectively. Tax services principally include the preparation of the Company's domestic and foreign income tax returns as well as state tax planning advice.

All Other Fees

        The aggregate fees for other services rendered by Ernst & Young LLP in the Company's fiscal years ended June 30, 2012 and June 30, 2011 were approximately $0 and $0, respectively.

PRE-APPROVAL POLICIES AND PROCEDURES

        The Board of Directors has adopted an Audit Committee Charter that requires the Audit Committee to retain, on behalf of the Company, any registered accounting firm employed by the Company, considering, among other matters, such firm's independence and effectiveness, and to approve the fees and other compensation to be paid to such accounting firm. In addition, the Audit Committee Charter requires the Audit Committee to review and approve, in advance, any audit or non-audit services proposed to be performed by the Company's independent auditors.

        Accordingly, the independent auditors are only permitted to provide services to the Company that have been pre-approved by the Audit Committee. Additionally, the independent auditors may not provide any of the services prohibited by the Sarbanes-Oxley Act of 2002 and may only perform non-prohibited non-audit services that have been specifically approved in advance by the Audit Committee. The Audit Committee has delegated to its chairman, within certain thresholds, the right to approve certain services between regularly scheduled meetings of the Audit Committee. One hundred percent (100%) of the services performed by Ernst & Young LLP during fiscal years 2012 and 2011 described under the caption "Tax Fees" above were approved in advance by the Audit Committee. None of the hours expended by Ernst & Young LLP for the audit of the Company's annual financial statements for the fiscal year ended June 30, 2012 were expended by persons other than the principal accountant's full-time, permanent employees.

 SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS AND CERTAIN
BENEFICIAL OWNERS

        The following table sets forth, as of September 18, 2012, certain information with respect to the beneficial ownership of the Common Stock by (i) each person known by Corinthian to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each Company director, including all nominees for director, (iii) each of the Named Executive Officers, and (iv) all of the Company's directors and executive officers as a group. Unless otherwise indicated below, the persons in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them.

Name	Shares of Common Stock Beneficially Owned(1)	Percentage of Outstanding Shares Owned(1)
Wells Fargo & Company and subsidiaries(2)	8,552,550	9.97%
420 Montgomery Street
San Francisco, California 94104
Goldman Sachs Asset Management(3)	7,981,321	9.31%
200 West Street
New York, New York 10282
BlackRock, Inc.(4)	6,873,429	8.01%
40 East 52nd Street
New York, New York 10022
The Washington Post Company(5)	6,885,000	8.03%
1150 15th Street, N.W.
Washington, D.C. 20071
Royce & Associates, LLC(6)	5,448,800	6.35%
745 Fifth Avenue
New York, New York 10151
Jack D. Massimino(7)	1,935,606	2.21%
Robert Owen(8)	303,037	*
Kenneth Ord(9)	498,713	*
Beth Wilson(10)	608,272	*
Stan A. Mortensen(11)	394,357	*
William Buchanan(12)	358,751
Paul R. St. Pierre(13)	288,678	*
Hank Adler(14)	107,000	*
Linda Arey Skladany(15)	144,900	*
Alice T. Kane(16)	92,000	*
Terry O. Hartshorn(17)	179,000	*
Robert Lee(18)	82,000	*
Timothy Sullivan(19)	73,500	*
John Dionisio(20)	83,000	*
Sharon Robinson(21)	30,000	*
All directors and executive officers as a group (18 persons)(7)(8)(9)(10)(11)(12)(13)(14)(15)(16)(17)(18)(19)(20)(21)(22)	6,255,834	6.85%

*
Less than 1%.

(1)
Beneficial ownership is determined in accordance with the rules of the SEC. The number of shares beneficially owned by a person and the percentage ownership of that person includes shares of Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of September 18, 2012 and RSUs and DSUs that may be delivered within 60 days of September 18, 2012. As of September 18, 2012, there were 85,759,921 outstanding shares of Common Stock.

(2)
Ownership is based solely on a Schedule 13G, Amendment No. 2, filed with the SEC on February 10, 2012. Wells Fargo & Company reported on this Schedule 13G that (i) it has sole voting power with respect to 8,421,510 of such shares and sole dispositive power with respect to all 8,552,550 shares (ii) its subsidiary, Wells Capital Management Incorporated, has sole voting power with respect to 2,191,460 of such shares and sole dispositive power with respect to 8,473,590 of such shares, and (iii) its subsidiary, Wells Fargo Funds Management, LLC has sole voting power with respect to 6,205,685 of such shares and sole dispositive power with respect to 54,595 of such shares.

(3)
Ownership is based solely on a Schedule 13G filed with the SEC on February 10, 2012. Goldman Sachs Asset Management reported on this Schedule 13G that two of its investment advisors, Goldman Sachs Asset Management, L.P. and GS Investment Strategies, LLC, have shared voting power and shared dispositive power with respect to all 7,981,321 of these shares.

(4)
Ownership is based solely on a Schedule 13G, Amendment No. 2, filed with the SEC on February 10, 2012. BlackRock, Inc. reported in this Schedule 13G that it has sole voting and dispositive power with respect to all 6,873,429 of such shares.

(5)
Ownership is based solely on a Schedule 13D filed with the SEC on February 15, 2008. The Washington Post Company reported on this Schedule 13D that it has sole voting and dispositive power with respect to all 6,885,000 of such shares.

(6)
Ownership is based solely on a Schedule 13G, Amendment No. 8, filed with the SEC on January 10, 2012. Royce & Associates, LLC reported on this Schedule 13G that it has sole voting and sole dispositive power with respect to all 5,448,800 of such shares, which are held in various accounts managed by Royce & Associates, LLC. Of such shares, 5,239,000 are held in one account, Royce Low Priced Stock Fund.

(7)
Includes 1,758,481 shares of Common Stock which may be acquired by Mr. Massimino upon the exercise of stock options which are currently exercisable or exercisable within, and the delivery of shares underlying RSUs that will occur within, 60 days of September 18, 2012, and 34,400 RSUs that have not vested but will vest immediately upon the earlier of Mr. Massimino's retirement from the Board, a change in control event occurring with respect to the Company, or November 17, 2013.

(8)
Includes 275,279 shares of Common Stock which may be acquired by Mr. Owen upon the exercise of stock options which are currently exercisable or exercisable within, and the delivery of shares underlying RSUs that will occur within, 60 days of September 18, 2012.

(9)
Includes 432,716 shares of Common Stock which may be acquired by Mr. Ord upon the exercise of stock options which are currently exercisable or exercisable within, and the delivery of shares underlying RSUs that will occur within, 60 days of September 18, 2012 and 10,000 RSUs for which Mr. Ord has elected to defer delivery until his retirement pursuant to the Company's Executive Deferral Plan.

(10)
Includes 560,965 shares of Common Stock which may be acquired by Ms. Wilson upon the exercise of stock options which are currently exercisable or exercisable within, and the delivery of shares underlying RSUs that will occur within, 60 days of September 18, 2012.

(11)
Includes shares which are held in a family trust of which Mr. Mortensen is a grantor and a trustee, and 344,231 shares of Common Stock which may be acquired by Mr. Mortensen upon the exercise of stock options which are currently exercisable or exercisable within, and the delivery of shares underlying RSUs that will occur within, 60 days of September 18, 2012.

(12)
Includes 329,913 shares of Common Stock which may be acquired by Mr. Buchanan upon the exercise of stock options which are currently exercisable or exercisable within, and the delivery of shares underlying RSUs that will occur within, 60 days of September 18, 2012.

(13)
Includes shares which are held in a family trust of which Mr. St. Pierre is a grantor and a trustee, 89,000 shares of Common Stock which may be acquired by Mr. St. Pierre upon the exercise of stock options which are currently exercisable or exercisable within 60 days of September 18, 2012, and 33,000 shares underlying DSUs which have vested, or will vest within 60 days of September 18, 2012, but will not be delivered until the earliest to occur of (i) three or five years after the date of grant, depending upon the terms of the particular grant, (ii) the director's separation from service on the Board, (iii) the director's death or disability, or (iv) a change-in-control of the Company.

(14)
Includes 69,000 shares of Common Stock which may be acquired by Mr. Adler upon the exercise of stock options which are currently exercisable or exercisable within 60 days of September 18, 2012, and 33,000 shares underlying DSUs which have vested, or will vest within 60 days of September 18, 2012, but will not be delivered until the earliest to occur of (i) three or five years after the date of grant, depending upon the terms of the particular grant, (ii) the director's separation from service on the Board, (iii) the director's death or disability, or (iv) a change-in-control of the Company.

(15)
Includes 109,000 shares of Common Stock which may be acquired by Ms. Skladany upon the exercise of stock options which are currently exercisable or exercisable within 60 days of September 18, 2012, and 33,000 shares underlying DSUs which have vested, or will vest within 60 days of September 18, 2012, but will not be delivered until the earliest to occur of (i) three or five years after the date of grant, depending upon the terms of the particular grant, (ii) the director's separation from service on the Board, (iii) the director's death or disability, or (iv) a change-in-control of the Company.

(16)
Consists of 59,000 shares of Common Stock which may be acquired by Ms. Kane upon the exercise of stock options which are currently exercisable or exercisable within 60 days of September 18, 2012, and 33,000 shares underlying DSUs which have vested, or will vest within 60 days of September 18, 2012, but will not be delivered until the earliest to occur of (i) three or five years after the date of grant, depending upon the terms of the particular grant, (ii) the director's separation from service on the Board, (iii) the director's death or disability, or (iv) a change-in-control of the Company.

(17)
Includes shares which are held in a family trust of which Mr. Hartshorn is a grantor and a trustee, 106,000 shares of Common Stock which may be acquired by Mr. Hartshorn upon the exercise of stock options which are currently exercisable or exercisable within 60 days of September 18, 2012, and 43,000 shares underlying DSUs which have vested, or will vest within 60 days of September 18, 2012, but will not be delivered until the earliest to occur of (i) three or five years after the date of grant, depending upon the terms of the particular grant, (ii) the director's separation from service on the Board, (iii) the director's death or disability, or (iv) a change-in-control of the Company.

(18)
Includes shares which are held in a family trust of which Mr. Lee is a grantor and a trustee, 43,000 shares of Common Stock which may be acquired by Mr. Lee upon the exercise of stock options which are currently exercisable or exercisable within 60 days of September 18, 2012, and 33,000 shares underlying DSUs which have vested, or will vest within 60 days of September 18, 2012, but will not be delivered until the earliest to occur of (i) three or five years after the date of grant, depending upon the terms of the particular grant, (ii) the director's separation from service on the Board, (iii) the director's death or disability, or (iv) a change-in-control of the Company.

(19)
Includes 32,125 shares of Common Stock which may be acquired by Mr. Sullivan upon the exercise of stock options which are currently exercisable or exercisable within 60 days of September 18,

  2012, and 33,875 shares underlying DSUs which have vested, or will vest within 60 days of September 18, 2012, but will not be delivered until the earliest to occur of (i) three or five years after the date of grant, depending upon the terms of the particular grant, (ii) the director's separation from service on the Board, (iii) the director's death or disability, or (iv) a change-in-control of the Company.

(20)
Includes 29,500 shares of Common Stock which may be acquired by Mr. Dionisio upon the exercise of stock options which are currently exercisable or exercisable within 60 days of September 18, 2012, and 33,500 shares underlying DSUs which have vested, or will vest within 60 days of September 18, 2012, but will not be delivered until the earliest to occur of (i) three or five years after the date of grant, depending upon the terms of the particular grant, (ii) the director's separation from service on the Board, (iii) the director's death or disability, or (iv) a change-in-control of the Company.

(21)
Consists of 30,000 shares underlying DSUs which have vested, or will vest within 60 days of September 18, 2012 but will not be delivered until the earliest to occur of (i) three or five years after the date of grant, depending upon the terms of the particular grant, (ii) the director's separation from service on the Board, (iii) the director's death or disability, or (iv) a change-in-control of the Company.

(22)
In addition to the directors and Named Executive Officers identified on the chart above, also includes beneficial ownership by three executive officers who are not Named Executive Officers of an aggregate of 964,520 shares, including 858,651 shares which may be acquired upon the exercise of stock options which are currently exercisable or exercisable within, and the delivery of shares underlying RSUs that will occur within, 60 days of September 18, 2012.

PROPOSAL 2

APPROVAL OF AMENDMENT AND RESTATEMENT OF THE
EMPLOYEE STOCK PURCHASE PLAN

        At the Annual Meeting, stockholders will be asked to approve an amendment and reinstatement of the Corinthian Colleges, Inc. Employee Stock Purchase Plan, as amended (the "ESPP"), which was adopted, subject to stockholder approval, by our Board of Directors effective on August 16, 2012. The amended and restated ESPP reflects the following amendments that are subject to stockholder approval of this Proposal 2:

  •
  Increase in Aggregate Share Limit.  The amended and restated ESPP would increase the aggregate number of shares of Common Stock authorized for issuance under the ESPP by an additional 4,000,000 shares. As of September 13, 2012, 2,000,000 shares of Common Stock are authorized for issuance under the ESPP. Of these shares, 1,655,384 shares have previously been purchased and 344,616 shares remain available for purchase in the current and future offering periods under the ESPP. If stockholders approve this Proposal 2, the maximum aggregate number of shares of Common Stock that may be issued under the ESPP will increase from 2,000,000 shares to 6,000,000 shares.

  •
  Extension of Plan Term.  The ESPP is currently scheduled to expire on December 31, 2020. The amended and restated ESPP would extend the Company's ability to grant new awards under the ESPP until August 15, 2020.

        Under the ESPP, shares of Common Stock are available for purchase by eligible employees who elect to participate in the ESPP. Eligible employees are entitled to purchase, by means of payroll deductions, limited amounts of Common Stock during periodic "Offering Periods."

        The Board of Directors believes that the ESPP helps the Company retain and motivate eligible employees and helps further align the interests of eligible employees with those of the Company's stockholders. Our Board of Directors approved the foregoing amendments because we believe that the number of shares currently available under the ESPP does not give us sufficient flexibility to adequately provide for future incentives and that the extension of the term of the ESPP will provide us flexibility to continue to grant stock-based awards that are important to our success. We will continue to have the authority to grant awards under the ESPP, within the existing ESPP limits and the current scheduled expiration date of the ESPP and other plan terms, if stockholders do not approve this Proposal 2.

Summary Description of the ESPP (as proposed to be amended)

        The principal terms of the ESPP are summarized below. The following summary is qualified in its entirety by the full text of the ESPP, which has been filed as an exhibit to this Proxy Statement that was filed electronically with the SEC and can be reviewed on the SEC's website at http://www.sec.gov. You may also obtain, free of charge, a copy of the ESPP by writing to the Corporate Secretary of the Company at 6 Hutton Centre Drive, Suite 400, Santa Ana, California 92707.

        Purpose.    The purpose of the ESPP is to provide eligible employees with an incentive to advance the best interests of the Company (and its participating subsidiaries) by providing an opportunity to purchase shares of Common Stock at a favorable price and upon favorable terms in consideration of the participating employees' continued services. The ESPP is intended to provide an additional incentive to participating eligible employees to remain in the Company's employ and to advance the best interests of the Company and those of the Company's stockholders.

        Operation of the ESPP.    The ESPP generally operates in successive six-month periods referred to as "Offering Periods." Currently, a new Offering Period begins each February 1 and August 1. Future Offering Periods may be changed from time to time. However, only one Offering Period may be in effect at any one time, and an Offering Period may not be shorter than three months and may not be longer than 27 months.

        On the first day of each Offering Period (referred to as the "Grant Date"), each eligible employee who has timely filed a valid election to participate in the ESPP for that Offering Period will be granted an option to purchase shares of Common Stock. A participant must designate in his or her election the amount or percentage of his or her compensation to be withheld from his or her pay during that Offering Period for the purchase of stock under the ESPP. The participant's contributions under the ESPP will be credited to a bookkeeping account in his or her name. A participant generally may elect to terminate, but may not otherwise increase or decrease, his or her contributions to the ESPP during an Offering Period. Amounts contributed to the ESPP constitute general corporate assets of the Company and may be used for any corporate purpose.

        Each option granted under the ESPP will automatically be exercised on the last day of the Offering Period with respect to which it was granted (referred to as the "Exercise Date"). The number of shares acquired by a participant upon exercise of his or her option will be determined by dividing the participant's ESPP account balance as of the Exercise Date by the "Option Price" for that Offering Period. The Option Price for an Offering Period will equal the lesser of (1) 90% of the fair market value of a share of the Common Stock on the applicable Grant Date, or (2) 90% of the fair market value of a share of Common Stock on the applicable Exercise Date. A participant's ESPP account will be reduced upon exercise of his or her option by the amount used to pay the Option Price of the shares acquired by the participant. No interest will be paid to any participant or credited to any account under the ESPP.

        Eligibility.    Only certain employees will be eligible to participate in the ESPP. To be eligible to participate in an Offering Period, an individual generally must have been employed by us for a period of 60 to 90 days prior to the start of that Offering Period (with the period of employment dependent upon the particular Offering Period). The Compensation Committee may prescribe any shorter or longer employment requirement, not in excess of one year, as to any particular Offering Period.

        As of June 29, 2012, approximately 14,476 employees of the Company and its subsidiaries (including all of the Named Executive Officers) were eligible to participate in the ESPP. Our non-employee directors are not eligible to participate in the ESPP.

        Limits on Authorized Shares; Limits on Contributions.    Currently, a maximum of 2,000,000 shares of Common Stock may be purchased under the ESPP (of which, as of September 13, 2012, 1,655,384 shares had been purchased in past Offering Periods and 344,416 shares remained available under the ESPP). If stockholders approve this Proposal 2, the number of shares of Common Stock that may be purchased under the ESPP will be increased by an additional 4,000,000 shares.

        Participation in the ESPP is also subject to the following limits:

  •
  A participant cannot contribute more than 15% of his or her compensation to the ESPP.

  •
  A participant cannot purchase more than 24,000 shares of Common Stock under the ESPP in any one Offering Period.

  •
  A participant cannot purchase more than $25,000 of stock (valued at the start of the applicable Offering Period and without giving effect to any discount reflected in the purchase price for the stock) under the ESPP in any one calendar year.

  •
  A participant will not be granted an option under the ESPP if it would cause the participant to own stock and/or hold outstanding options to purchase stock representing 5% or more of the total combined voting power or value of all classes of stock of the Company or one of its subsidiaries or to the extent it would exceed certain other limits under the U.S. Internal Revenue Code (the "Code").

        We have the flexibility to change the 15% contribution and the individual share limits referred to above from time to time without stockholder approval. However, we cannot increase the aggregate share limit under the ESPP, other than to reflect stock splits and similar adjustments as described below, without stockholder approval. The $25,000 and the 5% ownership limitations referred to above are required under the Code.

        Anti-dilution Adjustments.    As is customary in stock incentive plans of this nature, the number and kind of shares available under the ESPP, as well as ESPP purchase prices and share limits, are subject to adjustment in the case of certain corporate events. These events include reorganizations, mergers, combinations, consolidations, recapitalizations, reclassifications, stock splits, stock dividends, asset sales or other similar, unusual or extraordinary corporate events, or extraordinary dividends or distributions of property to our stockholders.

        Termination of Participation.    A participant's election to participate in the ESPP will generally continue in effect for all Offering Periods until the participant files a new election that takes effect or the participant ceases to participate in the ESPP. A participant's participation in the ESPP generally will terminate if, prior to the applicable Exercise Date, the participant ceases to be employed by the Company or one of its participating subsidiaries for any reason or if the participant elects to terminate his or her plan contributions in accordance with the ESPP. If a participant's ESPP participation terminates during an Offering Period under such circumstances, he or she will no longer be permitted to make contributions to the ESPP for that Offering Period and, subject to limited exceptions, his or her option for that Offering Period will automatically terminate and his or her ESPP account balance will be paid to him or her in cash without interest.

        In the event a participant remains employed by the Company or one of its participating subsidiaries but the participant is no longer an eligible employee under the ESPP, or if the participant commences an approved leave of absence that meets certain requirements, prior to the applicable Exercise Date, he or she will no longer be permitted to make contributions to the ESPP for that Offering Period and the participant's ESPP account balance will continue to be held by the Company and be used at the end of that Offering Period to exercise the participant's option (subject to the participant's right to request a withdrawal from the plan). However, a participant's termination from participation will not have any effect upon his or her ability to participate in any succeeding Offering Period, provided that the applicable eligibility and participation requirements are again then met.

        Transfer Restrictions.    A participant's rights with respect to options or the purchase of shares under the ESPP, as well as contributions credited to his or her ESPP account, may not be assigned, transferred, pledged or otherwise disposed of in any way except by will or the laws of descent and distribution.

        Administration.    The ESPP is administered by the Board of Directors or by a committee appointed by the Board of Directors. The Board of Directors has appointed the Compensation Committee of the Board of Directors as the current administrator of the ESPP. The administrator has full power and discretion to adopt, amend or rescind any rules and regulations for carrying out the ESPP and to construe and interpret the ESPP. Decisions of the ESPP administrator with respect to the ESPP are final and binding on all persons.

        No Limit on Other Plans.    The ESPP does not limit the ability of the Board of Directors or any committee of the Board of Directors to grant awards or authorize any other compensation, with or without reference to the Common Stock, under any other plan or authority.

        Amendments.    The Board of Directors generally may amend or terminate the ESPP at any time and in any manner, provided that the then-existing rights of participants are not materially and adversely affected thereby. Stockholder approval for an amendment to the ESPP will only be required to the extent necessary to meet the requirements of Section 423 of the Code or to the extent otherwise required by law or applicable stock exchange rules. The ESPP administrator also may, from time to time, without stockholder approval and without limiting the Board of Directors' amendment authority, designate those subsidiaries of the Company whose employees may participate in the ESPP and, subject only to certain limitations under the Code, change the ESPP's eligibility rules.

        Termination.    Currently, no new Offering Periods will commence under the ESPP on or after December 31, 2020. If stockholders approve this Proposal 2, the scheduled expiration date of the ESPP will be extended from December 31, 2020 to August 15, 2022. The ESPP will also terminate earlier if all of the shares authorized under the ESPP have been purchased or as provided by the Board of Directors.

Federal Income Tax Consequences of the ESPP

        Following is a general summary of the current federal income tax principles applicable to the ESPP. The following summary is not intended to be exhaustive and, among other considerations, does not describe the deferred compensation provisions of Section 409A of the Code to the extent an award is subject to and does not satisfy those rules, nor does it describe state, local or international tax consequences.

        The ESPP is intended to qualify as an "employee stock purchase plan" under Section 423 of the Code. Participant contributions to the ESPP are made on an after-tax basis. That is, a participant's ESPP contributions are deducted from compensation that is taxable to the participant and for which the Company is generally entitled to a tax deduction.

        Generally, no taxable income is recognized by a participant with respect to either the grant or exercise of his or her ESPP option. The Company will have no tax deduction with respect to either of those events. A participant will generally recognize income (or loss) only upon a sale or disposition of any shares that the participant acquires under the ESPP. The particular tax consequences of a sale of shares acquired under the ESPP depend on whether the participant has held the shares for a "Required Holding Period" before selling or disposing of the shares. The Required Holding Period starts on the date that the participant acquires the shares under the ESPP and ends on the later of (1) two years after the Grant Date of the Offering Period in which the participant acquired the shares, or (2) one year after the Exercise Date on which the participant acquired the shares.

        If the participant holds the shares for the Required Holding Period and then sells the shares at a price in excess of the purchase price paid for the shares, the gain on the sale of the shares will be taxed as ordinary income to the participant to the extent of the lesser of (1) the amount by which the fair market value of the shares on the Grant Date of the Offering Period in which the participant acquired the shares exceeded the purchase price of the shares (calculated as though the shares had been purchased on the Grant Date), or (2) the gain on the sale of the shares. Any portion of the participant's gain on the sale of the shares not taxed as ordinary income will be taxed as long-term capital gain. If the participant holds the shares for the Required Holding Period and then sells the shares at a price less than the purchase price paid for the shares, the loss on the sale will be treated as a long-term capital loss to the participant. The Company will not be entitled to a tax deduction with respect to any shares held by the participant for the Required Holding Period, regardless of whether the shares are eventually sold at a gain or a loss.

        The participant has a "Disqualifying Disposition" if the participant disposes of the shares before the participant has held the shares for the Required Holding Period. If the participant sells the shares in a Disqualifying Disposition, the participant will realize ordinary income in an amount equal to the difference between the purchase price paid for the shares and the fair market value of the shares on the Exercise Date on which the participant acquired the shares, and the Company generally will be entitled to a corresponding tax deduction. In addition, if the participant makes a Disqualifying Disposition of the shares at a price in excess of the fair market value of the shares on the Exercise Date, the participant will realize capital gain in an amount equal to the difference between the selling price of the shares and the fair market value of the shares on the Exercise Date. Alternatively, if the participant makes a Disqualifying Disposition of the shares at a price less than the fair market value of the shares on the Exercise Date, the participant will realize a capital loss in an amount equal to the difference between the fair market value of the shares on the Exercise Date and the selling price of the shares. The Company will not be entitled to a tax deduction with respect to any capital gain realized by a participant.

Specific Benefits

        The benefits that will be received by or allocated to eligible employees under the ESPP cannot be determined at this time because the amount of contributions set aside to purchase shares of Common Stock under the ESPP (subject to the limitations discussed above) is entirely within the discretion of each participant.

        The closing market price for a share of Corinthian Common Stock as of September 13, 2012 was $2.42 per share.

 AGGREGATE PAST PURCHASES UNDER THE EMPLOYEE STOCK PURCHASE PLAN

Name	Aggregate Number of Shares Purchased Under the Plan in the Fiscal Year Ended June 30, 2012	Aggregate Number of Shares Purchased Under the Plan in All Completed Offering Periods
Named Executive Officers:
Jack D. Massimino	0	0
Robert C. Owen	0	0
Kenneth S. Ord	0	0
Beth Wilson	0	0
Stan A. Mortensen	0	748
William Buchanan	0	0
Total for All Current Executive Officers (6 persons):	0	748
Non-Executive Director Group:
Linda Arey Skladany	0	0
Paul R. St. Pierre	0	0
Hank Adler	0	0
Terry O. Hartshorn	0	0
Alice Kane	0	0
Robert Lee	0	0
Timothy Sullivan	0	0
John Dionisio	0	0
Sharon P. Robinson	0	0
Each other person who has received 5% or more of the options, warrants or rights under the ESPP	0	0
All employees, including all current officers who are not executive officers or directors, as a group	281,147	1,654,636
Total	281,147	1,655,384

        Messrs. Massimino, St. Pierre, Lee, Adler, Sullivan, Hartshorn and Dionisio and Ms. Skladany, Ms. Kane and Dr. Robinson are nominees for re-election as directors at the Annual Meeting.

 EQUITY COMPENSATION PLAN INFORMATION

        As of June 30, 2012, our equity compensation plans consisted of the 1998 Performance Award Plan (the "1998 Plan"), the 2003 Plan, the 2004 New Hire Plan (the "New Hire Plan") and the ESPP. The 1998 Plan, the 2003 Plan and the ESPP have all been approved by our stockholders.

        The New Hire Plan has not been approved by our stockholders. No new awards may be granted under the 1998 Plan or the New Hire Plan.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding shares reflected in column (a))
	(a)		(b)		(c)
Equity compensation plans approved by security holders	12,272,124	(1)	$10.98	(3)	8,046,820	(4)
Equity compensation plans not approved by security holders	100,900	(2)	$16.14	(3)	0
Total	12,373,024		$11.02	(3)	8,046,820	(4)

(1)
Includes 1,798,959 shares to be issued upon vesting of RSUs, for which no exercise price will be paid.

(2)
Includes 10,000 shares to be issued upon the vesting of RSUs, for which no exercise price will be paid.

(3)
For purposes of calculating weighted average exercise price, RSUs are assumed to have an exercise price of $0.

(4)
Of these 8,046,820 shares available for future issuance, 7,416,532 of these were available for issuance under the 2003 Plan and 630,288 were available for issuance under the ESPP. This table does not reflect the 4,000,000 additional shares that will be available under the ESPP if stockholders approve Proposal 2. Subject to certain express limits of the 2003 Plan, shares available for award purposes under the 2003 Plan generally may be used for any type of award authorized under that plan including options, stock appreciation rights, and other forms of awards granted or denominated in shares of Common Stock including, without limitation, stock bonuses, restricted stock, RSUs and performance shares. No new awards may be granted under the 1998 Plan or the New Hire Plan.

Equity Compensation Plans Not Approved by Stockholders

        The New Hire Plan authorized the grant of stock options, stock appreciation rights, restricted stock, stock unit, performance share, dividend equivalent and other stock-based awards to newly-hired employees, and is administered by the Compensation Committee of our Board of Directors. The Company's authority to grant new awards under the New Hire Plan terminated effective as of November 17, 2005.

Vote Required for Approval of the Amended and Restated Employee Stock Purchase Plan

        The Board of Directors believes that the proposed amendments to the ESPP will promote the interests of Corinthian and our stockholders and will help us and our subsidiaries continue to be able to attract, retain and reward persons important to our success.

        All of our executive officers are eligible for awards under the ESPP and thus have a personal interest in the approval of Proposal 2.

        Approval of the amended and restated ESPP requires the affirmative vote of a majority of the shares of Common Stock represented in person or by proxy and entitled to vote on this proposal at the Annual Meeting. Broker non-votes and abstentions on this proposal have the effect described on pages 2-3 of this Proxy Statement.

        THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED AND RECOMMENDS THAT YOU VOTE "FOR" THE AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN AS DESCRIBED ABOVE.

 PROPOSAL 3

RATIFICATION OF APPOINTMENT OF AUDITORS

        The Audit Committee has appointed Ernst & Young LLP, independent registered public accounting firm, as auditors for the fiscal year ending June 30, 2013. Ernst & Young LLP has acted as auditors for Corinthian since February 2002. The Audit Committee has determined to afford stockholders the opportunity to express their opinions on the matter of auditors, and, accordingly, is submitting to the stockholders at the Annual Meeting a proposal to ratify the Audit Committee's appointment of Ernst & Young LLP. If a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on this proposal are not voted in favor of the ratification of the appointment of Ernst & Young LLP, the Audit Committee will reconsider its appointment of Ernst & Young LLP and will either continue to retain this firm or appoint a new independent registered public accounting firm. It is expected that representatives of Ernst & Young LLP will be present at the meeting and will be available to respond to appropriate questions. They will be given an opportunity to make a statement if they desire to do so.

        THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING JUNE 30, 2013.

 PROPOSAL 4

ADVISORY VOTE ON EXECUTIVE COMPENSATION

        The Company is providing its stockholders with the opportunity to cast a non-binding, advisory vote on the compensation of the Named Executive Officers as disclosed pursuant to the SEC's executive compensation rules and set forth in this Proxy Statement (including in the compensation tables and narratives accompanying those tables as well as in the Compensation Discussion and Analysis).

        As described more fully in the "Compensation Discussion and Analysis" starting on page 17 of this Proxy Statement, the Company's current executive compensation programs are reviewed annually and are intended to help the Company achieve three fundamental objectives:

  (1)
  Promoting financial and operational success by attracting, motivating and facilitating the retention of key employees with superior talent and ability;

  (2)
  Creating a significant direct relationship between pay and performance which is tied to creating shareholder value; and

  (3)
  Reinforcing the alignment between executive officers' and stockholders' interests.

        The Company's executive compensation program includes a number of features intended to reflect best practices in the market and help ensure that the program reinforces shareholder interests. These features are described in more detail in the "Compensation Discussion and Analysis" and include the following:

  •
  The Compensation Committee believes that the Company's most senior executives should have a majority of their total direct compensation delivered in variable or performance-based pay and/or tied to stockholder returns because performance-based compensation plays a significant role in aligning management's interests with those of Corinthian's stockholders.

  •
  The Compensation Committee retains an independent compensation consultant to help it identify the most relevant peer groups of other publicly-traded companies to serve as reference points for its executive compensation decisions.

  •
  With respect to long-term equity incentive awards, the Compensation Committee believes that awarding a combination of options and RSUs appropriately aligns executive officers' interests with those of our stockholders and balances emphasis on performance and retention.

  •
  To promote alignment of management and stockholder interests, the Company's senior executive officers are expected to meet the Company's stock ownership guidelines.

  •
  Compensation Committee review and approval of plans and discretion with respect to payment of awards, mixture of cash and equity opportunities, mixture of performance time horizons, avoidance of uncapped awards, internal controls and compliance programs to discourage inappropriate conduct are all design features of the Company's executive compensation program that mitigate inappropriate risk-taking.

        In accordance with the requirements of Section 14A of the Securities Exchange Act of 1934, as amended (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act) and the related rules of the SEC, the Board will request your advisory vote on the following resolution at the Annual Meeting:

  RESOLVED, that the compensation paid to the Company's Named Executive Officers, as disclosed in this Proxy Statement pursuant to the SEC's executive compensation disclosure rules (which includes the Compensation Discussion and Analysis, the compensation tables and the narrative discussion that accompanies the compensation tables), is hereby approved.

        This proposal on the compensation paid to our Named Executive Officers is advisory only and will not be binding on the Company, the Board or the Compensation Committee, and will not be construed as overruling a decision by, or creating or implying any additional fiduciary duty for, the Board or the Compensation Committee. However, the Compensation Committee, which is responsible for designing and administering the Company's executive compensation program, values the opinions expressed by stockholders in their vote on this proposal, and will consider the outcome of the vote when making future compensation decisions for Named Executive Officers.

        The Company's current policy is to provide stockholders with an opportunity to approve, by a nonbinding advisory vote, the compensation of the Named Executive Officers annually at each annual meeting of stockholders. It is expected that the next such vote will occur at the 2013 Annual Meeting of Stockholders.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE SEC'S EXECUTIVE COMPENSATION DISCLOSURE RULES.

 MISCELLANEOUS AND OTHER MATTERS; SOLICITATION

        The cost of this proxy solicitation will be borne by the Company. The Company may request banks, brokers, fiduciaries, custodians, nominees and certain other record holders to send proxies, proxy statements and other materials to their principals at the Company's expense. Such banks, brokers, fiduciaries, custodians, nominees and other record holders will be reimbursed by the Company for their reasonable out-of-pocket expenses of solicitation. In addition to use of the mails, the Company may solicit proxies in person or by telephone, facsimile or other means of communication by certain of its directors, officers, and regular employees who will not receive any additional compensation for such solicitation.

        For stockholders who did not receive a Notice of Internet Availability or otherwise receive their proxy materials electronically, only one copy of our 2012 Annual Report and Proxy Statement is being delivered to multiple stockholders sharing an address unless the Company has received contrary instructions from at least one of the stockholders. Upon request, the Company will deliver promptly a separate copy of this Proxy Statement or the 2012 Annual Report to a stockholder at a shared address to which a single copy of this Proxy Statement or the 2012 Annual Report was delivered. Requests for a separate copy of the Annual Report or Proxy Statement, requests to receive separate annual reports or proxy statements in the future, and requests for delivery of a single copy to stockholders sharing an address, are to be made to the Secretary of the Company at the Company's corporate office address listed above or by phoning (714) 427-3000.

PROPOSALS OF STOCKHOLDERS

        Stockholder proposals intended to be considered at the Company's 2013 Annual Meeting of Stockholders must be received by the Secretary of the Company at its principal executive offices no later than June 5, 2013 in order to be considered for inclusion in the Company's Proxy Statement relating to that meeting pursuant to SEC Rule 14a-8. If the date of the Company's 2013 Annual Meeting of Stockholders changes by more than 30 days from the first anniversary of the date of this year's Annual Meeting, stockholder proposals must be received by the Secretary of the Company at its principal executive offices a reasonable time before the Company begins to print and mail the proxy materials for its 2013 Annual Meeting of Stockholders. You should also be aware that your proposal must comply with SEC regulations regarding inclusion of stockholder proposals in company-sponsored proxy materials.

        In addition, in order for stockholder proposals or director nominations to be considered at the Company's 2013 Annual Meeting of Stockholders (including from the floor if receipt of the stockholder proposal did not satisfy the deadline stated above for inclusion of the proposal in the Company's Proxy Statement), the Company's Bylaws require that, among other things, stockholders give written notice of any proposal or nomination of a director to the Secretary of the Company at its principal executive offices no earlier than the close of business on the 120th day and no later than the close of business on the 90th day prior to the first anniversary of the Company's 2012 Annual Meeting of Stockholders. Notwithstanding the foregoing, in the event the date of the 2013 Annual Meeting of Stockholders occurs more than 30 days before, or more than 70 days after, the anniversary of the 2012 Annual Meeting, written notice by a stockholder must be given no earlier than the close of business 120 days prior to the date of the 2013 Annual Meeting of Stockholders, and no later than 90 days prior to the date of the 2013 Annual Meeting of Stockholders or the close of business on the tenth day following the day on which public announcement of the 2013 Annual Meeting is made. Stockholder proposals or nominations for director that do not meet the notice requirements set forth above and further described in Section 2.11 of the Company's Bylaws will not be acted upon at the 2013 Annual Meeting of Stockholders.

 OTHER BUSINESS

        The Board of Directors is not aware of any other matters to be presented at the Annual Meeting other than those mentioned in Corinthian's Notice of Annual Meeting of Stockholders and described in this Proxy Statement. If any other matters are properly brought before the Annual Meeting, however, it is intended that the persons named in the proxy will vote as the Board of Directors directs.

ADDITIONAL INFORMATION

        A copy of our 2012 Annual Report, as filed with the SEC, is also being made available to stockholders together with this Proxy Statement. Corinthian files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file at the SEC's public reference room at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at http://www.sec.gov.

        Our 2012 Annual Report, as filed with the SEC, is also available free of charge on the Company's website at www.cci.edu under the heading "Investors—Financial Information" and, upon request, a copy will be furnished by the Company to any stockholder free of charge. Any stockholder desiring a copy should write to the Company at the address set forth on the cover page of this Proxy Statement, Attention: Stan Mortensen, Corporate Secretary.

By order of the Board of Directors

Stan A. Mortensen Corporate Secretary

Santa Ana, California
October 3, 2012

        ALL STOCKHOLDERS ARE REQUESTED TO VOTE THEIR SHARES PROMPTLY BY SUBMITTING YOUR PROXY OR VOTING INSTRUCTIONS OVER THE INTERNET OR (IF YOU RECEIVED A PRINTED COPY OF THE PROXY MATERIALS) BY CALLING THE TOLL-FREE TELEPHONE NUMBER AS DESCRIBED IN THE INSTRUCTIONS ON THEIR PROXY CARD OR VOTING INSTRUCTION FORM OR COMPLETING, DATING, SIGNING AND RETURNING THE PROXY CARD OR VOTING INSTRUCTION FORM.

 Annex A

CORINTHIAN COLLEGES, INC.
EMPLOYEE STOCK PURCHASE PLAN

(Composite Document Reflecting December 2000, May 2002 and March 2004 Stock Splits,
and as amended and restated effective August 16, 2012)

        The following constitute the provisions of the Corinthian Colleges, Inc. Employee Stock Purchase Plan (this "Plan").

1.
PURPOSE

  The purpose of this Plan is to provide Eligible Employees with an incentive to advance the best interests of the Corporation (and those Subsidiaries which may be designated by the Committee as "Participating Corporations") by providing a method whereby they may voluntarily purchase Common Stock at a favorable price and upon favorable terms.

2.
DEFINITIONS

  Capitalized terms used herein which are not otherwise defined shall have the following meanings.

    "Account" means the bookkeeping account maintained by the Corporation, or by a recordkeeper on behalf of the Corporation, for a Participant pursuant to Section 7(a).

    "Board" means the Board of Directors of the Corporation.

    "Code" means the U.S. Internal Revenue Code of 1986, as amended from time to time.

    "Commission" means the U.S. Securities and Exchange Commission.

    "Committee" means the committee appointed by the Board to administer this Plan pursuant to Section 12.

    "Common Stock" means the Common Stock, par value $0.0001 per share, of the Corporation and such other securities or property as may become the subject of Options pursuant to an adjustment made under Section 17.

    "Company" means, collectively, the Corporation, its Parent and its Subsidiaries (if any).

    "Compensation" means an Eligible Employee's regular earnings, overtime pay, sick pay, vacation pay, cash incentive compensation, commissions and bonuses. Compensation also includes any amounts contributed as salary reduction contributions to a plan qualifying under Section 401(k), 125 or 129 of the Code. Any other form of remuneration is excluded from Compensation, including (but not limited to) the following: prizes, awards, relocation or housing allowances, stock option exercises, stock appreciation rights, restricted stock exercises, performance awards, auto allowances, tuition reimbursement and other forms of imputed income. Notwithstanding the foregoing, Compensation shall not include any amounts deferred under or paid from any nonqualified deferred compensation plan maintained by the Company.

    "Contributions" means all bookkeeping amounts credited to the Account of a Participant pursuant to Section 7(a).

    "Corporation" means Corinthian Colleges, Inc., a Delaware corporation, and its successors.

    "Effective Date" means the date this Plan was adopted by the Board.

    "Eligible Employee" means any employee of the Corporation, or of any Subsidiary which has been designated in writing by the Committee as a "Participating Corporation" (including any Subsidiaries which have become such after the date that this Plan is approved by the stockholders of the Corporation).

    "Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended from time to time.

    "Exercise Date" means, with respect to an Offering Period, the last day of that Offering Period.

    "Fair Market Value" on any date means: (i) if the Common Stock is listed or admitted to trade on a national securities exchange, the closing price of a share of Common Stock on the Composite Tape, as published in the Western Edition of The Wall Street Journal, of the principal national securities exchange on which such stock is so listed or admitted to trade, on such date, or, if there is no trading of the Common Stock on such date, then the closing price of a share of Common Stock as quoted on such Composite Tape on the next preceding date on which there was trading in such shares; or (ii) if the Common Stock is not listed or admitted to trade on a national securities exchange, the value as established by the Committee at such time for purposes of this Plan.

    "Grant Date" means the first day of each Offering Period, as determined by the Committee and announced to potential Eligible Employees.

    "Offering Period" means the six-consecutive month period commencing on each Grant Date; provided, however, that the Committee may declare, as it deems appropriate and in advance of the applicable Offering Period, a shorter (not to be less than three months) Offering Period or a longer (not to exceed 27 months) Offering Period; provided further that the Grant Date for an Offering Period may not occur on or before the Exercise Date for the immediately preceding Offering Period.

    "Option" means the stock option to acquire Shares granted to a Participant pursuant to Section 8.

    "Option Price" means the per share exercise price of an Option as determined in accordance with Section 8(b).

    "Parent" means any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation in which each corporation (other than the Corporation) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one or more of the other corporations in the chain.

    "Participant" means an Eligible Employee who has elected to participate in this Plan and who has filed a valid and effective Subscription Agreement to make Contributions pursuant to Section 6.

    "Plan" means this Corinthian Colleges, Inc. Employee Stock Purchase Plan, as it may hereafter be amended or restated from time to time.

    "Rule 16b-3" means Rule 16b-3 as promulgated by the Commission under Section 16, as amended from time to time.

    "Section 16" means Section 16 of the Exchange Act.

    "Share" means a share of Common Stock.

    "Subscription Agreement" means the agreement filed by an Eligible Employee with the Corporation pursuant to Section 6 to participate in this Plan.

    "Subsidiary" means any corporation (other than the Corporation) in an unbroken chain of corporations (beginning with the Corporation) in which each corporation (other than the last corporation) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one or more of the other corporations in the chain.

3.
ELIGIBILITY

(a)
Any person employed as an Eligible Employee as of a Grant Date and who, as of that Grant Date, satisfies the employment requirement set forth in Section 3(b), shall be eligible to participate in this Plan during the Offering Period in which such Grant Date occurs, subject to the Eligible Employee satisfying the requirements of Section 6.

(b)
An Eligible Employee shall be eligible to participate in an Offering Period only if, as of the Grant Date of that Offering Period, the Eligible Employee has: (i) in the case of an Offering Period commencing on a February 1, been continuously employed with the Company since the immediately preceding November 1; (ii) in the case of an Offering Period commencing on an August 1, been continuously employed with the Company since the immediately preceding June 1; or (iii) in the case of any other Offering Period, been continuously employed with the Company for more than sixty days (or such shorter or longer, not in excess of one year, period of time that the Committee may prescribe with respect to that particular Offering Period) immediately preceding the Grant Date of that Offering Period.

4.
STOCK SUBJECT TO THIS PLAN; SHARE LIMITATIONS

(a)
Subject to the provisions of Section 17, the capital stock that may be delivered under this Plan will be shares of the Corporation's authorized but unissued Common Stock and any of its shares of Common Stock held as treasury shares. The maximum number of Shares that may be delivered pursuant to Options granted under this Plan is 6,000,000(1) Shares, subject to adjustments pursuant to Section 17. In the event that all of the Shares made available under this Plan are subscribed prior to the expiration of this Plan, this Plan shall terminate at the end of that Offering Period and the shares available shall be allocated for purchase by Participants in that Offering Period on a pro-rata basis determined with respect to Participants' Account balances.

(b)
The maximum number of Shares that any one individual may acquire upon exercise of his or her Option with respect to any one Offering Period is 24,000, subject to adjustments pursuant to Section 17 (the "Individual Limit"); provided, however, that the Committee may amend such Individual Limit, effective no earlier than the first Offering Period commencing after the adoption of such amendment, without stockholder approval. The Individual Limit shall be proportionately adjusted for any Offering Period of less than six months, and may, at the discretion of the Committee, be proportionately increased for any Offering Period of greater than six months.

(c)
Shares that are subject to or underlie Options, which for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under this Plan shall again, except to the extent prohibited by law, be available for subsequent Options under this Plan.

5.
OFFERING PERIODS

  During the term of this Plan, the Corporation will offer Options to purchase Shares in each Offering Period to all Participants in that Offering Period. Each Option shall become effective on the Grant Date. Effective with the Offering Period that commences on February 1, 2012, unless otherwise specified by the Committee in advance of the Offering Period, Offering Periods will commence February 1 and August 1 each year, and an Offering Period that commences on

(1)
The current aggregate Share limit for this Plan is 2,000,000 shares. Stockholders are being asked to approve an amendment to this Plan that would increase this aggregate Share limit by an additional 4,000,000 shares (so that the new aggregate Share limit for the Plan would be 6,000,000 shares.

  February 1 will end the following July 31 and an Offering Period that commences on August 1 will end the following January 31. The term of each Option shall be the duration of the related Offering Period and shall end on the Exercise Date. The first Offering Period shall commence no earlier than the Effective Date. Offering Periods shall continue until this Plan is terminated in accordance with Section 18 or 19, or, if earlier, until no Shares remain available for Options pursuant to Section 4.

6.
PARTICIPATION

(a)
An Eligible Employee satisfying the requirements of Section 3 may become a participant in this Plan by completing a Subscription Agreement on a form approved by and in a manner prescribed by the Committee (or its delegate) or by such other administrative procedures as the Committee may require from time to time. To become effective, a Subscription Agreement must be signed by the Eligible Person and filed with the Corporation at the time specified by the Committee, but in all cases prior to the start of the Offering Period with respect to which it is to become effective, and must set forth a whole percentage (or, if the Committee so provides, a stated amount) of the Eligible Employee's Compensation to be credited to the Participant's Account as Contributions each pay period.

(b)
Notwithstanding the foregoing, a Participant's Contribution election shall be subject to the following limitations:

              (i)  the 5% ownership and the $25,000 annual purchase limitations set forth in Section 8(c);

             (ii)  a Participant may not elect to contribute more than fifteen percent (15%) of his or her Compensation as Plan Contributions; and

            (iii)  such other limits, rules, or procedures as the Committee may prescribe.

  (c)
  Subscription Agreements shall contain the Eligible Employee's authorization and consent to the Corporation's withholding from his or her Compensation the amount of his or her Contributions. An Eligible Employee's Subscription Agreement, and his or her participation election and withholding consent thereon, shall remain valid for all Offering Periods until (i) the Eligible Employee's participation terminates pursuant to the terms hereof, (ii) the Eligible Employee files a new Subscription Agreement that becomes effective, or (iii) the Committee requires that a new Subscription Agreement be executed and filed with the Corporation.

7.
METHOD OF PAYMENT OF CONTRIBUTIONS

(a)
The Corporation shall maintain on its books, or cause to be maintained by a recordkeeper, an Account in the name of each Participant. The percentage of Compensation elected to be applied as Contributions by a Participant shall be deducted from such Participant's Compensation on each payday during the period for payroll deductions set forth below and such payroll deductions shall be credited to that Participant's Account as soon as administratively practicable after such date. A Participant may not make any additional payments to his or her Account. A Participant's Account shall be reduced by any amounts used to pay the Option Price of Shares acquired, or by any other amounts distributed pursuant to the terms hereof.

  (b)
  Payroll deductions with respect to an Offering Period shall commence as of the first day of the payroll period which coincides with or immediately follows the applicable Grant Date and shall end on the last day of the payroll period which coincides with or immediately precedes the applicable Exercise Date, unless sooner terminated by the Participant as provided in this Section 7 or until his or her participation terminates pursuant to Section 11.

  (c)
  A Participant may terminate his or her Contributions during an Offering Period (and receive a distribution of the balance of his or her Account in accordance with Section 11) by completing and filing with the Corporation, in such form and on such terms as the Committee (or its delegate) may prescribe, a written withdrawal form which shall be signed by the Participant or by such other administrative procedures as the Committee may require from time to time. Such termination shall be effective as soon as administratively practicable after its receipt by the Corporation. A withdrawal election pursuant to this Section 7(c) with respect to an Offering Period shall only be effective, however, if it is received by the Corporation prior to the Exercise Date of that Offering Period. Partial withdrawals of Accounts, and other modifications or suspensions of Subscription Agreements, except as provided in Section 7(e) or 7(f), are not permitted.

  (d)
  During leaves of absence approved by the Corporation and meeting the requirements of Regulation Section 1.421-7(h)(2) under the Code, a Participant may continue participation in this Plan by cash payments to the Corporation on his normal paydays equal to the reduction in his Plan Contributions caused by his leave.

  (e)
  A Participant may discontinue, increase, or decrease the level of his or her Contributions (within Plan limits) by completing and filing with the Corporation, on such terms as the Committee (or its delegate) may prescribe, a new Subscription Agreement which indicates such election. An election pursuant to this Section 7(e) shall be effective no earlier than the first Offering Period that commences after the Corporation's receipt of such election.

  (f)
  A Participant may discontinue (but not increase or otherwise decrease) the level of his or her Contributions, by filing with the Corporation, on such terms as the Committee (or its delegate) may prescribe, a new Subscription Agreement which indicates such election. A Participant may make only one election under this Section 7(f) each Offering Period. An election pursuant to this Section 7(f) shall be effective no earlier than the first payroll period that starts after the Corporation's receipt of such election. If a Participant elects to discontinue his or her Contributions pursuant to this Section 7(f), the Contributions previously credited to the Participant's Account for that Offering Period shall be used to exercise the Participant's Option as of the applicable Exercise Date in accordance with Section 9 (unless the Participant makes a timely withdrawal election in accordance with Section 7(c), in which case such Participant's Account shall be paid to him or her in case in accordance with Section 11(a)).

8.
GRANT OF OPTION

(a)
On each Grant Date, each Eligible Employee who is a participant during that Offering Period shall be granted an Option to purchase a number of Shares. The Option shall be exercised on the Exercise Date. The number of Shares subject to the Option shall be determined by dividing the Participant's Account balance as of the applicable Exercise Date by the Option Price.

(b)
The Option Price per Share of the Shares subject to an Option for an Offering Period shall be the lesser of: (i) 90% of the Fair Market Value of a Share on the applicable Grant Date; or (ii) 90% of the Fair Market Value of a Share on the applicable Exercise Date.

  (c)
  Notwithstanding anything else contained herein, a person who is otherwise an Eligible Employee shall not be granted any Option (or any Option granted shall be subject to compliance with the following limitations) or other right to purchase Shares under this Plan to the extent:

              (i)  it would, if exercised, cause the person to own "stock" (as such term is defined for purposes of Section 423(b)(3) of the Code) possessing 5% or more of the total combined voting power or value of all classes of stock of the Corporation, or of any Parent, or of any Subsidiary; or

             (ii)  such Option causes such individual to have rights to purchase stock under this Plan and any other plan of the Corporation, any Parent, or any Subsidiary which is qualified under Section 423 of the Code which accrue at a rate which exceeds $25,000 of the fair market value of the stock of the Corporation, of any Parent, or of any Subsidiary (determined at the time the right to purchase such Stock is granted, before giving effect to any discounted purchase price under any such plan) for each calendar year in which such right is outstanding at any time.

  For purposes of the foregoing, a right to purchase stock accrues when it first become exercisable during the calendar year. In determining whether the stock ownership of an Eligible Employee equals or exceeds the 5% limit set forth above, the rules of Section 424(d) of the Code (relating to attribution of stock ownership) shall apply, and stock which the Eligible Employee may purchase under outstanding options shall be treated as stock owned by the Eligible Employee.

9.
EXERCISE OF OPTION

  Unless a Participant's Plan participation is terminated as provided in Section 11, his or her Option for the purchase of Shares shall be exercised automatically on the Exercise Date for that Offering Period, without any further action on the Participant's part, and the maximum number of whole Shares subject to such Option (subject to the Individual Limit set forth in Section 4(b) and the limitations contained in Section 8(c)) shall be purchased at the Option Price with the balance of such Participant's Account.

  If any amount which is not sufficient to purchase a whole Share remains in a Participant's Account after the exercise of his or her Option on the Exercise Date, such amount shall be refunded to such Participant as soon as administratively practicable after such date. If the Share limit of Section 4(a) is reached, any amount that remains in a Participant's Account after the exercise of his or her Option on the Exercise Date to purchase the number of Shares that he or she is allocated shall be refunded to the Participant as soon as administratively practicable after such date.

  If any amount which exceeds the Individual Limit set forth in Section 4(b) or one of the limitations set forth in Section 8(c) remains in a Participant's Account after the exercise of his or her Option on the Exercise Date, such amount shall be refunded to the Participant as soon as administratively practicable after such date.

10.
DELIVERY

  As soon as administratively practicable after the Exercise Date, the Corporation shall deliver to each Participant a certificate representing the Shares purchased upon exercise of his or her Option. The Corporation may make available an alternative arrangement for delivery of Shares to a recordkeeping service. The Committee (or its delegate), in its discretion, may either require or permit the Participant to elect that such certificates be delivered to such recordkeeping service. In the event the Corporation is required to obtain from any commission or agency authority to issue any such certificate, the Corporation will seek to obtain such authority. If the Corporation is unable to obtain from any such commission or agency authority which counsel for the Corporation deems necessary for the lawful issuance of any such certificate, or if for any other reason the Corporation cannot issue or deliver shares of Common Stock and satisfy Section 21, the Corporation shall be relieved from liability to any Participant except that the Corporation shall return to each Participant the amount of the balance in his or her Account.

11.
TERMINATION OF EMPLOYMENT; CHANGE IN ELIGIBLE STATUS

(a)
Except as provided in the next paragraph, if a Participant ceases to be an Eligible Employee for any reason, or if the Participant elects to terminate Contributions pursuant to Section 7(c), at any time prior to the last day of an Offering Period in which he or she participates, such Participant's Account shall be paid to him or her or in cash (or, in the event of the Participant's death, to the person or persons entitled thereto under Section 13 in cash), and such Participant's Option and participation in the Plan shall be automatically terminated.

    If a Participant (i) ceases to be an Eligible Employee during an Offering Period but remains an employee of the Company through the Exercise Date, or (ii) during an Offering Period commences a sick leave, military leave, or other leave of absence approved by the Company, and the leave meets the requirements of Treasury Regulation Section 1.421-7(h)(2) and the Participant is an employee of the Company or on such leave as of the applicable Exercise Date, such Participant's Contributions shall cease (subject to Section 7(d)), and the Contributions previously credited to the Participant's Account for that Offering Period shall be used to exercise the Participant's Option as of the applicable Exercise Date in accordance with Section 9 (unless the Participant makes an election to terminate Contributions in accordance with Section 7(c) at any time prior to the last day of the applicable Offering Period, in which case such Participant's Account shall be paid to him or her in cash in accordance with the foregoing paragraph).

  (b)
  A Participant's termination from Plan participation precludes the Participant from again participating in this Plan during that Offering Period. However, such termination shall not have any effect upon his or her ability to participate in any succeeding Offering Period, provided that the applicable eligibility and participation requirements are again then met. A Participant's termination from Plan participation shall be deemed to be a revocation of that Participant's Subscription Agreement and such Participant must file a new Subscription Agreement to resume Plan participation in any succeeding Offering Period.

  (c)
  For purposes of this Plan, if a Participating Corporation ceases to be a Subsidiary, each person employed by that Subsidiary will be deemed to have terminated employment for purposes of this Plan and will no longer be an Eligible Employee, unless the person continues as an Eligible Employee in respect of another Company entity.

12.
ADMINISTRATION

(a)
The Board shall appoint the Committee, which shall be composed of not less than two members of the Board. Each member of the Committee, in respect of any transaction at a time when an affected Participant may be subject to Section 16 of the Exchange Act, shall be a "non-employee director" within the meaning of Rule 16b-3. The Board may, at any time, increase or decrease the number of members of the Committee, may remove from membership on the Committee all or any portion of its members, and may appoint such person or persons as it desires to fill any vacancy existing on the Committee, whether caused by removal, resignation, or otherwise. The Board may also, at any time, assume or change the administration of this Plan.

  (b)
  The Committee shall supervise and administer this Plan and shall have full power and discretion to adopt, amend and rescind any rules deemed desirable and appropriate for the administration of this Plan and not inconsistent with the terms of this Plan, and to make all other determinations necessary or advisable for the administration of this Plan. The Committee shall act by majority vote or by unanimous written consent. No member of the Committee shall be entitled to act on or decide any matter relating solely to himself or herself or solely to any of his or her rights or benefits under this Plan. The Committee shall have full power and discretionary authority to construe and interpret the terms and conditions of this Plan, which construction or interpretation shall be final and binding on all parties including the Corporation, Participants and beneficiaries. The Committee may delegate ministerial non-discretionary functions to third parties, including officers or employees of the Corporation. Notwithstanding anything else in this Plan to the contrary, the Committee may also adopt rules, procedures and sub-plans applicable to particular Subsidiaries or locations, which sub-plans may be designed to be outside the scope of Section 423 of the Code and need not comply with the otherwise applicable provisions of this Plan.

  (c)
  Subject only to compliance with the express provisions hereof, the Board and Committee may act in their absolute discretion in matters within their authority related to this Plan. Any action taken by, or inaction of, the Corporation, any Participating Corporation, the Board or the Committee relating or pursuant to this Plan shall be within the absolute discretion of that entity or body and will be conclusive and binding upon all persons. In making any determination or in taking or not taking any action under this Plan, the Board or Committee, as the case may be, may obtain and may rely on the advice of experts, including professional advisors to the Corporation. No member of the Board or Committee, or officer or agent of the Company, will be liable for any action, omission or decision under the Plan taken, made or omitted in good faith.

13.
DESIGNATION OF BENEFICIARY

(a)
A Participant may file, in a manner prescribed by the Committee (or its delegate), a written designation of a beneficiary who is to receive any Shares or cash from such Participant's Account under this Plan in the event of such Participant's death, or by such other administrative procedures as the Committee may require from time to time. If a Participant's death occurs subsequent to the end of an Offering Period but prior to the delivery to him or her of any Shares deliverable under the terms of this Plan, such Shares and any remaining balance of such Participant's Account shall be paid to such beneficiary (or such other person as set forth in Section 13(b)) as soon as administratively practicable after the Corporation receives notice of such Participant's death and any outstanding unexercised Option shall terminate. If a Participant's death occurs at any other time, the balance of such Participant's Account shall be paid to such beneficiary (or such other person as set forth in Section 13(b)) in cash as soon as administratively practicable after the Corporation receives notice of such Participant's death and such Participant's Option shall terminate. If a Participant is married and the designated beneficiary is not his or her spouse, spousal consent shall be required for such designation to be effective unless it is established (to the satisfaction of the Committee or its delegate) that there is no spouse or that the spouse cannot be located. The Committee may rely on the last designation of a beneficiary filed by a Participant in accordance with this Plan.

(b)
Beneficiary designations may be changed by the Participant (and his or her spouse, if required) at any time on forms provided and in the manner prescribed by the Committee (or its delegate). If a Participant dies with no validly designated beneficiary under this Plan who is living at the time of such Participant's death, the Corporation shall deliver all Shares and/or cash payable pursuant to the terms hereof to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed, the Corporation, in its discretion, may deliver such Shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Corporation, then to such other person as the Corporation may designate.

14.
TRANSFERABILITY

  Neither Contributions credited to a Participant's Account nor any Options or rights with respect to the exercise of Options or right to receive Shares under this Plan may be anticipated, alienated, encumbered, assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in Section 13) by the Participant. Any such attempt at anticipation, alienation, encumbrance, assignment, transfer, pledge or other disposition shall be without effect and all amounts shall be paid and all shares shall be delivered in accordance with the provisions of this Plan. Amounts payable or Shares deliverable pursuant to this Plan shall be paid or delivered only to the Participant or, in the event of the Participant's death, to the Participant's beneficiary pursuant to Section 13.

15.
USE OF FUNDS; INTEREST

  All Contributions received or held by the Corporation under this Plan will be included in the general assets of the Corporation and may be used for any corporate purpose. Notwithstanding anything else contained herein to the contrary, no interest will be paid to any Participant or credited to his or her Account under this Plan (in respect of Account balances, refunds of Account balances, or otherwise). Amounts payable under this Plan shall be payable in Shares or from the general assets of the Corporation and, except for any Shares that may be reserved on the books of the Corporation for issuance with respect to this Plan, no special or separate reserve, fund or deposit shall be made to assure payment of amounts that may be due with respect to this Plan.

16.
REPORTS

  Statements shall be provided to Participants as soon as administratively practicable following each Exercise Date. Each Participant's statement shall set forth, as of such Exercise Date, that Participant's Account balance immediately prior to the exercise of his or her Option, the Fair Market Value of a Share, the Option Price, the number of whole Shares purchased and his or her remaining Account balance, if any.

17.
ADJUSTMENTS OF AND CHANGES IN THE STOCK

  Upon or in contemplation of any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend), or reverse stock split; any merger, combination, consolidation, or other reorganization; split-up, spin-off, or any similar extraordinary dividend distribution in respect of the Common Stock (whether in the form of securities or property); any exchange of Common Stock or other securities of the Corporation, or any similar, unusual or extraordinary corporate transaction in respect of the Common Stock; or a sale of substantially all the assets of the Corporation as an entirety; then the Committee shall equitably and proportionately adjust (i) the number and type of shares of Common Stock or the number and type of other securities that thereafter may be made the subject of Options (including the specific maxima and numbers of shares set forth elsewhere in this Plan), (ii) the number, amount and type of shares of Common Stock (or other securities or property) subject to any or all outstanding Options, (iii) the Option Price of any or all outstanding Options, or (iv) the securities, cash or other property deliverable upon exercise of any outstanding Options, in each case to the extent necessary to preserve (but not increase) the level of incentives intended by this Plan and the then-outstanding Options.

  Upon the occurrence of any event described in the preceding paragraph, or any other event in which the Corporation does not survive (or does not survive as a public company in respect of its Common Stock), the Committee may make provision for a cash payment or for the substitution or exchange of any or all outstanding Options for cash, securities or property to be delivered to the holders of any or all outstanding Options based upon the distribution or consideration payable to holders of the Common Stock upon or in respect of such event.

  The Committee may adopt such valuation methodologies for outstanding Options as it deems reasonable in the event of a cash or property settlement and, without limitation on other methodologies, may base such settlement solely upon the excess (if any) of the amount payable upon or in respect of such event over the Option Price of the Option.

  In each case, no adjustment, substitution, exchange or settlement will be made (without reasonable compensation therefor) that would cause this Plan to violate Section 423 of the Code or any successor provisions without the written consent of the holders materially adversely affected thereby.

  In any of such events, the Committee may take such action sufficiently prior to such event to the extent that the Committee deems the action necessary to permit the Participant to realize the benefits intended to be conveyed with respect to the underlying shares in the same manner as is or will be available to stockholders generally.

18.
POSSIBLE EARLY TERMINATION OF PLAN AND OPTIONS

  Upon a dissolution of the Corporation, or any other event described in Section 17 that the Corporation does not survive, the Plan and, if prior to the last day of an Offering Period, any outstanding Option granted with respect to that Offering Period shall terminate, subject to any provision that has been expressly made by the Board for the survival, substitution, assumption, exchange or other settlement of the Plan and Options. In the event a Participant's Option is terminated pursuant to this Section 18 without a provision having been made by the Board for a substitution, exchange or other settlement of the Option, such Participant's Account shall be paid to him or her in cash without interest.

19.
TERM OF PLAN; AMENDMENT OR TERMINATION

(a)
This Plan shall become effective as of the Effective Date. No new Offering Periods shall commence on or after August 15, 2022 and this Plan shall terminate as of the Exercise Date on or immediately following such date unless sooner terminated pursuant to Section 4, Section 18, or this Section 19.

(b)
The Board may, at any time, terminate or, from time to time amend, modify or suspend this Plan, in whole or in part, without notice. Stockholder approval for any amendment or modification shall not be required, except to the extent required by Section 423 of the Code or other applicable law, or deemed necessary or advisable by the Board. No Options may be granted during any suspension of this Plan or after the termination of this Plan, but the Committee will retain jurisdiction as to Options then outstanding in accordance with the terms of this Plan. No amendment, modification, or termination pursuant to this Section 19(b) shall, without written consent of the Participant, affect in any manner materially adverse to the Participant any rights or benefits of such Participant or obligations of the Corporation under any Option granted under this Plan prior to the effective date of such change. Changes contemplated by Section 17 or Section 18 shall not be deemed to constitute changes or amendments requiring Participant consent. Notwithstanding the foregoing, the Committee shall have the right to designate from time to time the Subsidiaries whose employees may be eligible to participate in this Plan and such designation shall not constitute any amendment to this Plan requiring stockholder approval.

20.
NOTICES

  All notices or other communications by a Participant to the Corporation contemplated by this Plan shall be deemed to have been duly given when received in the form and manner specified by the Committee (or its delegate) at the location, or by the person, designated by the Committee (or its delegate) for that purpose.

21.
CONDITIONS UPON ISSUANCE OF SHARES

  This Plan, the granting of Options under this Plan and the offer, issuance and delivery of shares of Common Stock are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities laws) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Corporation, be necessary or advisable in connection therewith. The person acquiring any securities under this Plan will, if requested by the Corporation and as a condition precedent to the exercise of his or her Option, provide such assurances and representations to the Corporation as the Committee may deem necessary or desirable to assure compliance with all applicable legal and accounting requirements.

22.
PLAN CONSTRUCTION

(a)
It is the intent of the Corporation that transactions involving Options under this Plan in the case of Participants who are or may be subject to the prohibitions of Section 16 satisfy the requirements for applicable exemptions under Rule 16 promulgated by the Commission under Section 16 so that such persons (unless they otherwise agree) will be entitled to the exemptive relief of Rule 16b-3 or other exemptive rules under Section 16 in respect of those transactions and will not be subject to avoidable liability thereunder.

(b)
This Plan and Options are intended to qualify under Section 423 of the Code.

(c)
If any provision of this Plan or of any Option would otherwise frustrate or conflict with the intents expressed above, that provision to the extent possible shall be interpreted so as to avoid such conflict. If the conflict remains irreconcilable, the Committee may disregard the provision if it concludes that to do so furthers the interest of the Corporation and is consistent with the purposes of this Plan as to such persons in the circumstances.

23.
EMPLOYEES' RIGHTS

(a)
Nothing in this Plan (or in any Subscription Agreement or other document related to this Plan) will confer upon any Eligible Employee or Participant any right to continue in the employ or other service of the Company, constitute any contract or agreement of employment or other service or effect an employee's status as an employee at will, nor shall interfere in any way with the right of the Company to change such person's compensation or other benefits or to terminate his or her employment or other service with or without cause. Nothing contained in this Section 23(a), however, is intended to adversely affect any express independent right of any such person under a separate employment or service contract other than a Subscription Agreement.

(b)
No Participant or other person will have any right, title or interest in any fund or in any specific asset (including shares of Common Stock) of the Company by reason of any Option hereunder. Neither the provisions of this Plan (or of any Subscription Agreement or other document related to this Plan), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan will create, or be construed to create, a trust of any kind or a fiduciary relationship between the Company and any Participant or other person. To the extent that a Participant or other person acquires a right to receive payment pursuant to this Plan, such right will be no greater than the right of any unsecured general creditor of the Corporation. No special or separate reserve, fund or deposit will be made to assure any such payment.

  (c)
  A Participant will not be entitled to any privilege of stock ownership as to any shares of Common Stock not actually delivered to and held of record by the Participant. No adjustment will be made for dividends or other rights as a stockholder for which a record date is prior to such date of delivery.

24.
MISCELLANEOUS

(a)
This Plan, the Options, Subscription Agreements and other documents related to this Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware. If any provision shall be held by a court of competent jurisdiction to be invalid and unenforceable, the remaining provisions of this Plan shall continue in effect.

(b)
Captions and headings are given to the sections of this Plan solely as a convenience to facilitate reference. Such captions and headings shall not be deemed in any way material or relevant to the construction of interpretation of this Plan or any provision hereof.

(c)
The adoption of this Plan shall not affect any other Company compensation or incentive plans in effect. Nothing in this Plan will limit or be deemed to limit the authority of the Board or Committee (i) to establish any other forms of incentives or compensation for employees of the Company (with or without reference to the Common Stock), or (ii) to grant or assume options (outside the scope of and in addition to those contemplated by this Plan) in connection with any proper corporate purpose; to the extent consistent with any other plan or authority.

(d)
Benefits received by a Participant under an Option granted pursuant to this Plan shall not be deemed a part of the Participant's compensation for purposes of the determination of benefits under any other employee welfare or benefit plans or arrangements, if any, provided by the Company, except where the Committee or the Board expressly otherwise provides or authorizes in writing.

25.
EFFECTIVE DATE

  This Plan shall be effective on the Effective Date, subject, however, to the approval of this Plan by the stockholders of the Corporation within twelve months after the date on which the Board approved this Plan. Notwithstanding anything else contained herein to the contrary, no Shares shall be issued or delivered under this Plan until such stockholder approval is obtained and, if such stockholder approval is not obtained within such 12-month period of time, all Contributions credited to a Participant's Account hereunder shall be refunded to such Participant as soon as practicable after the end of such 12-month period.

26.
TAX WITHHOLDING

  Notwithstanding anything else contained in this Plan herein to the contrary, the Company may deduct from a Participant's Account balance as of an Exercise Date, before the exercise of the Participant's Option is given effect on such date, the amount of any taxes which the Company reasonably determines it may be required to withhold with respect to such exercise. In such event, the maximum number of whole shares of Common Stock subject to such Option (subject to the other limits set forth in this Plan) shall be purchased at the Option Price with the balance of the Participant's Account (after reduction for the tax withholding amount).

  Should the Company for any reason be unable, or elect not to, satisfy its tax withholding obligations in the manner described in the preceding paragraph with respect to a Participant's exercise of an Option, or should the Company reasonably determine that it has a tax withholding obligation with respect to a disposition of shares acquired pursuant to the exercise of an Option prior to satisfaction of the holding period requirements of Section 423 of the Code, the Company shall have the right at its option to (i) require the Participant to pay or provide for payment of the amount of any taxes which the Company reasonably determines that it is required to withhold with respect to such event or (ii) deduct from any amount otherwise payable to or for the account of the Participant the amount of any taxes which the Company reasonably determines that it is required to withhold with respect to such event.

27.
NOTICE OF SALE

  Any person who has acquired shares of Common Stock under this Plan shall give prompt written notice to the Corporation of any sale or other transfer of the shares of Common Stock if such sale or transfer occurs (i) within the two-year period after the Grant Date of the Offering Period with respect to which such Shares were acquired, or (ii) within the twelve-month period after the Exercise Date of the Offering Period with respect to which such shares of Common Stock were acquired.

CORINTHIAN COLLEGES, INC.
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF THE COMPANY FOR ANNUAL MEETING, NOVEMBER 14, 2012

        The undersigned, a stockholder of CORINTHIAN COLLEGES, INC., a Delaware corporation (the "Company"), acknowledges receipt of a copy of the Notice of Annual Meeting of Stockholders, the accompanying Proxy Statement and a copy of the Company's Annual Report for the fiscal year ended June 30, 2012; and, revoking any proxy previously given, hereby constitutes and appoints Robert C. Owen and Kenneth S. Ord and each of them, his or her true and lawful agents and proxies with full power of substitution in each, to vote the shares of Common Stock of the Company standing in the name of the undersigned at the Annual Meeting of Stockholders of the Company to be held at the DoubleTree Hotel located at 201 East MacArthur Boulevard, Santa Ana, California 92707 on November 14, 2012 at 10:00 a.m. California time, and at any adjournment(s) or postponement(s) thereof, on all matters coming before said meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREBY BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4. IF ANY NOMINEE BECOMES UNAVAILABLE FOR ANY REASON, THE PERSONS NAMED AS PROXIES SHALL VOTE FOR THE ELECTION OF SUCH OTHER PERSON AS THE BOARD OF DIRECTORS MAY PROPOSE TO REPLACE SUCH NOMINEE.

(continued and to be signed on other side)

Please Detach Here

^ You Must Detach This Portion of the Proxy Card ^
Before Returning it in the Enclosed Envelope

The Board of Directors recommends a vote FOR Proposals 1, 2, 3 and 4.

1.	Nominees for a one-year term as a director of the Company's Board of Directors:
	Paul R. St. Pierre	☐ FOR this nominee	Linda Arey Skladany	☐ FOR this nominee
		☐ Withhold authority to vote for this nominee		☐ Withhold authority to vote for this nominee
	Robert Lee	☐ FOR this nominee	Jack D. Massimino	☐ FOR this nominee
		☐ Withhold authority to vote for this nominee		☐ Withhold authority to vote for this nominee
	Hank Adler	☐ FOR this nominee	John M. Dionisio	☐ FOR this nominee
		☐ Withhold authority to vote for this nominee		☐ Withhold authority to vote for this nominee
	Alice T. Kane	☐ FOR this nominee	Terry O. Hartshorn	☐ FOR this nominee
		☐ Withhold authority to vote for this nominee		☐ Withhold authority to vote for this nominee
	Timothy J. Sullivan	☐ FOR this nominee	Sharon P. Robinson	☐ FOR this nominee
		☐ Withhold authority to vote for this nominee		☐ Withhold authority to vote for this nominee
2.
	Approval of the amendment and restatement of the Corinthian Colleges, Inc. Employee Stock Purchase Plan, which authorizes the issuance of additional shares under such Plan, and certain other amendments described in the accompanying Proxy Statement.		☐ FOR	☐ AGAINST	☐ ABSTAIN
3.	Ratification of the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending June 30, 2013.		☐ FOR	☐ AGAINST	☐ ABSTAIN
4.	Approval, by a nonbinding advisory vote, of executive compensation paid by the Company to its named executive officers.		☐ FOR	☐ AGAINST	☐ ABSTAIN
5.	In their discretion, upon any other matters as may properly come before the meeting or at any postponement or adjournment thereof.

Signature of Stockholder	Dated:	, 2012

Signature of Stockholder	Dated:	, 2012

(This Proxy must be signed exactly as your name appears hereon. Executors, administrators, trustees, etc., should give full title as such. If the shares are held in joint name, either person may sign this Proxy. If the stockholder is a corporation, a duly authorized officer should sign on behalf of the corporation and should indicate his or her title.)
PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

QuickLinks

PROPOSAL 1 ELECTION OF DIRECTORS
COMPENSATION DISCUSSION AND ANALYSIS
Role of the Compensation Committee and Compensation Consultants
Executive Compensation Program Objectives and Elements
Market Assessment
Overview of Company Performance, Decisions for Fiscal Year 2012, and Changes for Fiscal 2013
Executive Compensation Elements
Chief Executive Officer Compensation
Executive Stock Ownership Guidelines
Section 162(m) Policy
COMPENSATION COMMITTEE REPORT
RISK ASSESSMENT AND MITIGATION
SUMMARY COMPENSATION TABLE
Compensation of Named Executive Officers
GRANTS OF PLAN-BASED AWARDS IN FISCAL 2012
Description of Plan-Based Awards
OUTSTANDING EQUITY AWARDS AT FISCAL 2012 YEAR-END
OPTION EXERCISES AND STOCK VESTED IN FISCAL 2012
NONQUALIFIED DEFERRED COMPENSATION PLANS IN FISCAL 2012
EMPLOYMENT, SEVERANCE, AND POTENTIAL CHANGE IN CONTROL PAYMENTS Employment Agreements
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
FEES PAID TO INDEPENDENT AUDITORS
PRE-APPROVAL POLICIES AND PROCEDURES
SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS AND CERTAIN BENEFICIAL OWNERS
PROPOSAL 2 APPROVAL OF AMENDMENT AND RESTATEMENT OF THE EMPLOYEE STOCK PURCHASE PLAN
AGGREGATE PAST PURCHASES UNDER THE EMPLOYEE STOCK PURCHASE PLAN
EQUITY COMPENSATION PLAN INFORMATION
PROPOSAL 3 RATIFICATION OF APPOINTMENT OF AUDITORS
PROPOSAL 4 ADVISORY VOTE ON EXECUTIVE COMPENSATION
MISCELLANEOUS AND OTHER MATTERS; SOLICITATION
PROPOSALS OF STOCKHOLDERS
OTHER BUSINESS
ADDITIONAL INFORMATION
  Annex A
CORINTHIAN COLLEGES, INC. EMPLOYEE STOCK PURCHASE PLAN
(Composite Document Reflecting December 2000, May 2002 and March 2004 Stock Splits, and as amended and restated effective August 16, 2012)